As filed with the Securities and Exchange Commission on February 9, 2009

Registration No. 333-146830

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-1 TO THE

REGISTRATION STATEMENT ON FORM SB-2

UNDER THE SECURITIES ACT OF 1933

CHINA AMERICA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

3999

(Primary Standard Industrial Classification Code Number)

82-0326560

(I.R.S. Employer Identification No.)

333 E. Huhua Road

Huating Economic & Development Area

Jiading District, Shanghai, China 201811

86-21-59974046

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Mr. Shaoyin Wang

China America Holdings, Inc.

333 E. Huhua Road

Huating Economic & Development Area

Jiading District, Shanghai, China 201811

86-21-59974046

with a copy to:

James M. Schneider, Esq.

Schneider Weinberger & Beilly LLP

2200 Corporate Boulevard, N.W.

Suite 210

Boca Raton, Florida 33431

telephone (561) 362-9595

telecopier (561) 362-9612

(Name, address, including zip code, and telephone number,

Including area code, of agent for service

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [√]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[√]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment is being filed to include updated financial, business and other information for China America Holdings, Inc., formerly known as Sense Holdings, Inc., and to update the section entitled “Selling Security Holders” beginning on page 50 of the prospectus which is a part of this registration statement to reflect earlier sales or dispositions made by the named Selling Security Holders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2009

PROSPECTUS

China America Holdings, Inc.

106,604,035 shares of Common Stock

This prospectus relates to periodic offers and sales of 106,604,035 shares of our common stock by the selling security holders, which includes:

▪	52,313,627 shares which are presently outstanding; and
▪	54,290,408 shares issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $0.10 to $0.12 per share.

We will not receive any proceeds from the sale of the shares by the selling security holders. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

For a description of the plan of distribution of these shares, please see page 70 of this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol “CAAH.” On February 4, 2009 the last reported sale price for our common stock was $0.03 per share.

____________________

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus to read about the risks of investing in our common stock.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is ______, 2009

The original date of this prospectus is November 5, 2007

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, results of operations and prospectus may have changed since that date.

Our web site is www.china-aohong.com. The information which appears on our web site is not part of this prospectus.

INDEX OF CERTAIN DEFINED TERMS USED IN THIS REPORT

•          “China America” “we,” “us,” “ours,” and similar terms refers to China America Holdings, Inc., a Florida corporation formerly known as Sense Holdings, Inc., and our subsidiaries,

•          “China Chemical” refers to China Chemical Group, Inc., a Florida corporation and a wholly owned subsidiary of China America,

•          “AoHong” refers to Shanghai AoHong Industry Co., Ltd., a Chinese limited liability company which is a majority owned subsidiary of China America, together with AoHong’s wholly-owned subsidiaries Shanghai Binghong Trading Co., Ltd., a Chinese limited liability company, and Shanghai Wuling Environmental Material Co., Ltd., a Chinese limited liability company, and AoHong (Tianjin) Chemical Co., Ltd. a Chinese company “AoHong (Tianjin”),

•          “PRC” or “China” refers to the People’s Republic of China, and

•          “2006,” “2007,” and “2008” refers to the years ended December 31, 2006, 2007 and 2008, respectively, unless the context otherwise specifically provides.

PROSPECTUS SUMMARY

Through our subsidiary AoHong we sell and distribute assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fluororubbers, fluoroplastic, heat insulation, fire extinguishing agents and assorted aerosol sprays.

Our historical operations were the design, development, manufacture and sale of fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person’s identity. We never generated any significant revenues from these operations. For 2006 we reported a net loss of $3,752,755. Beginning in January 2007 our management began seeking a suitable target for a business combination in an effort to increase our revenues. In June 2007 we acquired a majority of the membership interests of AoHong. Revenues from AoHong represented in excess of 99% of our consolidated net revenues for each of 2007 and the nine months ended September 30, 2008. In January 2009 we sold our historical operations to our former CEO and AoHong’s operations now represent all of our business and operations.

We were incorporated in Idaho in February 1968 and in January 1999 we changed our corporate domicile to Florida. Our principal executive offices are located at 333 E. Huhua Road , Huating Economic & Development Area, Jiading District, Shanghai, China 201811. Our telephone number at this location is 86-21-59974046.

ABOUT THE OFFERING

On March 31, 2007, we completed a private placement of units to six accredited investors consisting in the aggregate of 2,100,000 shares of our common stock and warrants to purchase 2,100,000 shares of common stock. The warrants are exercisable at $0.10 per share for a term of five years. We received gross proceeds of $105,000 in this transaction. We used these funds for general working capital.

Between August 2007 and October, 2007 we sold units of our securities consisting of 47,706,735 shares of common stock and common stock purchase warrants to purchase an additional 47,706,735 shares of common stock at an exercise price of $0.12 per share to 35 accredited investors resulting in gross proceeds to us of $2,862,404. We paid Skyebanc, Inc., a broker-dealer and FINRA member firm, a finder’s fee of $10,800 and issued that firm common stock purchase warrants to purchase an aggregate of 180,000 shares of our common stock which are identical to the warrants issued in the offering. We also paid Joseph Stevens & Company, Inc., a broker-dealer and FINRA member firm, a finder’s fee of $28,200 and issued that firm common stock purchase warrants to purchase an aggregate of 470,000 shares of our common stock which are identical to the warrants issued in the offering. We paid legal fees of the purchasers’ counsel of $22,500 and we also paid a due diligence fee of $247,240 in cash to certain of the investors or their advisors and these entities common stock purchase warrants to purchase an aggregate of 4,120,673 shares of common stock as an additional due diligence fee.

The warrants contain a cashless exercise provision. The exercise of the warrants is subject to a 4.99% cap on the beneficial ownership that each purchaser may have at any point in time while the securities are outstanding.

We agreed to file a registration statement registering the resale of the shares of common stock, including the shares issuable upon the exercise of the warrants. This prospectus is part of a post-effective amendment to that registration statement. In the event the initial registration statement was not filed within 60 days of the closing (October 27, 2007) and declared effective not later than 180 days following the closing date (February 24, 2008), we were required to pay liquidated damages in cash except in certain specific instances when we can issue shares of our common stock. The amount of liquidated damages is equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the purchase price of the outstanding shares, but not to exceed 180 days of liquidated damages. The initial registration statement was filed on October 19, 2007 and declared effective by the Securities and Exchange Commission on November 5, 2007. Accordingly, we were not subject to any registration rights penalties. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including our failure to maintain an effective registration statement covering the resale of the common shares issued or issuable upon exercise of the warrants.

The securities are subject to anti-dilution protections afforded to the purchasers in the event of corporate events such as stock splits and dividends. In addition, in the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering which was $0.06, or less than the exercise price per warrant share which is $0.12, respectively, without the consent of the purchasers then holding securities issued in this offering, each purchaser has the right to apply the lowest such price to the purchase price of shares purchased and still held by the purchaser and to shares issued upon exercise of the warrants still held by the purchaser which will result in the issuance of additional shares to the purchaser, including under any unexercised warrants.

In addition, we granted the purchasers a one year right of first refusal with respect to subsequent offers, if any, by us for the sale of our securities or debt obligations. The anti-dilution provisions and the right of first refusal do not apply with respect to certain limited exceptions, including strategic license agreements, mergers and similar acquisitions and certain option programs.

During the period which ended the earlier of 240 days from November 5, 2007 or the date on which all shares of common stock, including the shares underlying the warrants issued in the offering, could be resold under Rule 144 of the Securities Act of 1933 without regard to volume, we also agreed not to undertake certain actions, including:

•          filing any other registration statements to register any additional securities, and

•          entering into any agreement to issue, or issue, any equity, convertible debt or other securities convertible into common stock or equity, or modify and such securities which are presently outstanding without the prior written consent of the purchasers in the offering, and not entering into any equity line of credit or similar agreement or issuing any floating or variable priced equity linked securities or any equity with price reset rights.

Finally, we agreed not to enter into any other financing transaction which provides for the issuance of any shares of our common stock or securities convertible into or exercisable for shares of our common stock for a period of one year from the closing date.

We used $1,200,000 of these proceeds for the first tranche of our commitment to AoHong, $400,000 to pay the cash portion of the purchase price for Big Tree Toys, Inc. and $130,000 for satisfaction of existing payables. We used the balance for general working capital.

This prospectus covers the resale of a total of 106,604,035 shares of our common stock by selling security holders which were issued and sold in connection with these two private offerings. Of those shares covered by this prospectus, 52,313,627 shares have been issued and are currently outstanding and the remaining 54,290,408 shares are issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.10 to $0.12 per share. Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock:

Outstanding Prior to this Offering:	135,810,792 shares of common stock on February 3, 2009.

Common Stock Reserved:

63,800,113 shares issuable upon exercise of outstanding warrants and options, with exercise prices ranging from $0.10 to $0.55 per share, together with an additional 366,840 shares available under our stock option plans. The resale of 54,290,408 shares issuable upon the exercise of outstanding warrants are covered by this prospectus.

Outstanding After this Offering:

190,010,200 shares of common stock, assuming the exercise of warrants to purchase 54,290,408 shares of our common stock for which the underlying shares are included in this registration statement but not assuming the exercise of any other outstanding warrants or any options.

SELECTED CONSOLIDATED FINANCIAL DATA

The following summary of our financial information for the years ended December 31, 2007 and 2006 and the nine months ended September 30, 2008 and 2007 has been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus. As described elsewhere herein we acquired our majority interest in AoHong on June 27, 2007.

Selected Income Statement Data:

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
	(unaudited)
Net revenues	$27,108,829	$7,949,374	$16,290,353	$81,517
Gross profit	2,498,138	1,283,004	2,291,718	32,540
Total operating expenses	1,695,483	2,146,551	2,982,361	3,445,879
Income (loss) from operations	802,655	(863,547)	(690,643)	(3,413,339)
Total other income (expenses)	(31,594)	(8,022)	(7,730)	(339,516)
Net (loss)	$(99,046)	$(1,183,122)	$(1,118,603)	$(3,752,855)

Selected Balance Sheet Data:

	September 30, 2008	December 31, 2007
	(unaudited)
Working capital	$4,873,085	$5,054,602
Cash	$1,090,763	$2,012,480
Total current assets	$10,356,013	$8,107,182
Total assets	$14,468,204	$11,274,292
Total current liabilities	$5,482,928	$3,052,580
Total liabilities	$5,482,928	$3,052,580
Minority interest	$4,870,035	$4,378,042
Total shareholders’ equity	$4,015,241	$3,843,670

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

RISKS RELATED TO OUR COMPANY

WE ARE PAST DUE IN VARIOUS OBLIGATIONS AND WILL NEED TO RAISE CAPITAL TO SATISFY THESE AMOUNTS.

Under the acquisition agreement with AoHong, we were required to provide an aggregate of $3,380,000 of capital between September 2007 and June 2009 as follows: $800,000 before September 30, 2007, $400,000 before June 30, 2008, $600,000 before December 31, 2008 and the remaining balance due of $1,580,000 by June 27, 2009. We used $1,200,000 from our completed unit offering in 2007 to satisfy our commitments due through June 30, 2008. Subsequently, we paid $400,000 in August 2008 which represented a portion of the December 2008 commitment. We borrowed those funds from

China Direct, Inc., a principal shareholder of our company. The balance of $200,000 was due on December 31, 2008, however, we did not have sufficient capital to pay this amount. The minority owners of AoHong have orally agreed to extend the payment date of the remaining amounts until June 30, 2009. The loan from China Direct, Inc. was also due on December 31, 2008 and remains outstanding. We will be required to raise additional capital to fund these obligations and for general working capital. We do not have any commitments to provide this additional capital and we cannot assure you that funds are available to us upon terms acceptable to us, if at all. There are also no assurances that any of our outstanding warrants will be exercised on a cash basis, if at all. If we do not raise funds as needed, our ability to provide for current working capital needs and satisfy our obligations is in jeopardy. In this event, you could lose all of your investment in our company.

OUR SOLE EXECUTIVE OFFICER WHO SERVES AS OUR CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER DOES NOT HAVE ANY EXPERIENCE WITH U.S. PUBLIC COMPANIES.

In January 2009 we appointed Mr. Shaoyin Wang as our President, Chief Executive Officer and Chief Financial Officer. Mr. Wang is located in China and does not have any experience in managing a U.S. public company. In addition, Mr. Wang is not an accounting professional and does not have any experience in the application of U.S. generally accepted accounting principles or the rules and regulations of the Securities and Exchange Commission. While we believe that Mr. Wang’s professional experience will benefit our Chinese operations, we cannot assure you that his lack of experience with U.S. public companies will not result in greater professional and consulting expenses as we increase our reliance on third parties to assist us in meeting our reporting obligations under Federal securities laws which will adversely impact our results of operations in future periods.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY. WE MAY NOT HAVE READY ACCESS TO CASH ON DEPOSIT IN BANKS IN THE PRC.

Because all of our revenues are in the form of Renminbi (RMB), any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. Dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. At September 30, 208 we had approximately $988,000 on deposit in banks in China, which represented approximately 91% of our cash. We cannot be certain that we could have ready access to that cash should we wish to transfer it to bank accounts outside the PRC nor can we be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND THE LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational expertise of key personnel at AoHong who perform key functions in the operation of AoHong. We are not a party to any employment or similar agreements with any of these individuals and there are no assurances that they will remain employed by their respective companies or devote sufficient time and attention to the operations of those entities. The loss of one or more of these key employees could have a material adverse effect upon our business, financial condition, and results of operations and the results of operations at these subsidiaries could be adversely impacted.

CERTAIN AGREEMENTS TO WHICH WE ARE A PARTY AND WHICH ARE MATERIAL TO OUR OPERATIONS LACK VARIOUS LEGAL PROTECTIONS WHICH ARE CUSTOMARILY CONTAINED IN SIMILAR CONTRACTS PREPARED IN THE UNITED STATES.

Our subsidiaries include AoHong which was organized under the laws of the PRC and all of its business and operations are conducted in China. We are a party to certain contracts related to those operations. While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses. Because these contracts omit these types of clauses, notwithstanding the differences in Chinese and U.S. laws we may not have the same legal protections as we would if the contracts contained these additional provisions. We anticipate that AoHong will likely enter into contracts in the future which will likewise omit these types of legal protections. While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, future events may occur which lead to a dispute under agreements which could have been avoided if the contracts were prepared in conformity with U.S. standards. Contractual disputes which may arise from this lack of legal protection will divert management’s time from the operation of our business and require us to expend funds attempting to settle a possible dispute. This possible diversion of management time will limit the time our management would otherwise devote to the operation of our business, and the diversion of capital could limit the funds we have available to pay our ongoing operating expenses.

AOHONG’S OPERATIONS ARE SUBJECT TO GOVERNMENT REGULATION. IF IT FAILS TO COMPLY WITH THE APPLICABLE REGULATIONS, ITS ABILITY TO OPERATE IN FUTURE PERIODS COULD BE IN JEOPARDY.

AoHong is subject to various state and local regulations related to the distribution of chemicals. It is also licensed by the Shandong Bureau of Quality and Technical Supervision to distribute chemicals. While AoHong is in substantial compliance with all provisions of those registrations, inspections and licenses and have no reason to believe that they will not be renewed as required, any non-renewal by these authorities could result in the cessation of its business activities which would have a material adverse effect on our results of operations in future periods.

RISKS RELATED TO DOING BUSINESS IN CHINA

SUBSTANTIALLY ALL OF OUR ASSETS AND ALL OF OUR OPERATIONS ARE LOCATED IN THE PRC AND ARE SUBJECT TO CHANGES RESULTING FROM THE POLITICAL AND ECONOMIC POLICIES OF THE CHINESE GOVERNMENT.

Our business operations could be restricted by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a “socialist market economy” and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reform programs, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in a decline in the trading price of our common stock.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH OUR CHINESE SUBSIDIARIES MUST CONDUCT OUR BUSINESS ACTIVITIES.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese subsidiaries.

FUTURE INFLATION IN CHINA MAY INHIBIT ECONOMIC ACTIVITY IN CHINA.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past 10 years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any actions by the PRC government to regulate growth and contain inflation could have the effect of limiting our ability to grow our revenues in future periods.

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD INTERRUPT OUR OPERATIONS.

A renewed outbreak of SARS or another widespread public health problem in China could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

▪	quarantines or closures of some of our offices which would severely disrupt our operations,
▪	the sickness or death of our key officers and employees, or
▪	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could result in a loss of revenues in future periods and could impact our ability to conduct the operations of our Chinese subsidiaries as they are presently conducted. If we were unable to continue the operations of our Chinese subsidiaries as they are now conducted, our revenues in future periods would decline and our ability to continue as a going concern could be in jeopardy. If we were unable to continue as a going concern, you could lose your entire investment in our company.

CHINESE LAWS AND REGULATIONS GOVERNING OUR CURRENT BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN. ANY CHANGES IN SUCH CHINESE LAWS AND REGULATIONS MAY HAVE A MATERIAL AND ADVERSE EFFECT ON OUR BUSINESS.

China’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new Chinese laws or regulations may have on our businesses. If the relevant authorities find us in violation of Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation: levying fines; revoking our business and other licenses; requiring that we restructure our ownership or operations; and requiring that we discontinue any portion or all of our business.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

We are subject to the United States Foreign Corrupt Practices Act which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN THE PRC.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

RISKS RELATED TO THIS OFFERING

THE EXERCISE OF OUTSTANDING WARRANTS AND THE CONVERSION OF OUTSTANDING NOTES WILL BE DILUTIVE TO OUR EXISTING SHAREHOLDERS.

At February 3, 2009 we had 135,810,792 shares of our common stock issued and outstanding and the following securities which are convertible or exercisable into shares of our common stock were outstanding:

•          63,800,113 shares of our common stock issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $0.10 to $0.55 per share; and

•          2,250,000 shares of our common stock issuable upon exercise of outstanding options with exercise prices ranging from $0.08 to $0.35.

The exercise of these warrants or options may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing shareholders.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or NASDAQ, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our Board of Directors as we presently do not have any independent directors. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A “PENNY STOCK” WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

As the trading price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

Securities and Exchange Commission regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our strategic initiatives, access to sufficient capital as needed, economic, political and market conditions and fluctuations, U.S. and Chinese government and industry regulation, interest rate risk, U.S., Chinese and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

MARKET FOR COMMON EQUITY AND DIVIDEND POLICY

Our common stock is quoted on the OTCBB under the symbol CAAH. The reported high and low sales prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
2007
First quarter ended March 31, 2007	$0.09	$0.04
Second quarter ended June 30, 2007	$0.10	$0.05
Third quarter ended September 30, 2007	$0.09	$0.05
Fourth quarter ended December 31, 2007	$0.14	$0.07

2008
First quarter ended March 31, 2008	$0.12	$0.059
Second quarter ended June 30, 2008	$0.755	$0.044
Third quarter ended September 30, 2008	$0.06	$0.027
Fourth quarter ended December 31, 2008	$0.034	$0.006

On February 4, 2009, the last sale price of our common stock as reported on the OTCBB was $0.03. As of February 3, 2009, there were approximately 930 record owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition under Florida law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2008. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

September 30, 2008
(unaudited)
Long term liabilities:	$0
Common stock, $0.001 par value, 500,000,000 shares authorized, 135,810,792 issued and outstanding	135,811
Additional paid-in capital	19,661,352
Statutory reserves	694,119
Accumulated deficit	(16,724,473)
Other comprehensive income	248,432
Total shareholders’ equity	$4,015,241
Total capitalization	$4,015,241

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of the outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Overview

Historically, our operations were related to the design, development, manufacture and sale of fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person’s identity. We developed two turnkey integrated applications that incorporate our proprietary BioClock(R) hardware platform. Our ability, however, to conduct significant marketing activities that we deem critical to building broad market awareness of, and demand for, our systems was severely limited due to financial constraints. In addition, our ability to significantly grow the market for our biometrics products was dependent on our ability to raise sufficient working capital to fund our marketing and research and development efforts. While we were able to raise limited amounts of capital from time to time, we have never been able to secure the proper financing required. As a result, during 2007 our management began efforts to identify and close an acquisition or other business combination with an operating company. We believed that this would benefit our overall operations.

In June 2007, we closed the acquisition of a majority of AoHong, a Chinese-based company that distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays. We selected AoHong as an acquisition target as we believe that its business model has shown continuous historical growth over the past several years and that there is potential for additional growth in this sector. We began reporting AoHong’s operations during the third quarter of 2007 and revenues from AoHong represent in excess of 99% of our total net revenues for each of 200 and the nine months ended September 30, 2008.

Our commitment to AoHong requires us to provide an aggregate of $3,380,000 between September 2007 and June 2009 as follows: $800,000 before September 30, 2007, $400,000 before June 30, 2008, $600,000 before December 31, 2008 and the remaining balance due of $1,580,000 by June 27, 2009. We used $1,200,000 from our completed unit offering in 2007 to satisfy our commitments due through June 30, 2008. Subsequently, we tendered $400,000 in August 2008 which represented a portion of the December 2008 commitment. The balance of $200,000 was due on December 31, 2008. The minority owners of AoHong have orally agreed to extend the payment of these amounts until June 30, 2009. We will be required to raise additional capital to fund the balance of $1,780,000 of the obligation.

On January 19, 2009 we sold the assets related to our Biometrics segment to a company owned by Mr. Dore Scott Perler, a member of our Board of Directors and our former Chief Executive Officer, in exchange for an assumption of liabilities related to this division and the termination of Mr. Perler’s employment agreement. As a result of this disposition, AoHong’s operations now represent all of our business and operations. We believe that the disposition of these assets and the consolidation of our offices and operations in China will serve to reduce our general operating expenses in future periods.

Disposition of Big Tree

In August 2007, we closed the acquisition of a majority of Big Tree Toys, Inc., which together with its subsidiary Jieyang Big Tree Enterprise Toy Co., Ltd., was a development stage company based in China that intended to operate in the toy business. We had acquired the 60% equity interest in Big Tree from CDI China, Inc., a wholly-owned subsidiary of China Direct, Inc. Under the terms of the agreement, we paid CDI China, Inc. $400,000 and issued it 10,000,000 shares of our common stock. Because China Direct, Inc. owned approximately 17% of our common stock at the time of the transaction and was considered a related party, the value of the 10,000,000 shares issued was valued at our par value.

We did not report any revenues from Big Tree during 2007 or 2008 and its assets were limited to a loan due from a related party, which was made prior to our acquisition of Big Tree. We found that we were unable to obtain appropriate financial information pertaining to Jieyang Big Tree for the purposes of consolidating those results with us in accordance with generally accepted accounting principles. On April 30, 2008, we entered into an agreement with Mr. Wei Lin and China Direct, Inc. pursuant to which we transferred all of our rights, title and interest in and to 60% of the stock of Big Tree to Mr. Lin in exchange for 53,654 shares of the common stock of China Direct, Inc. owned by Mr. Lin. These shares had a fair market value of approximately $445,328 on the date of the agreement. As a result of this transaction, we no longer own any interest in Big Tree or its wholly-owned subsidiary, Jieyang Big Tree Following this transaction, we do not intend to pursue any other business opportunities in the toy industry.

Critical Accounting Policies

A summary of significant accounting policies is included in Note 1 to the financial statements included elsewhere in this prospectus. We believe that the application of these policies on a consistent basis enables our company to provide useful and reliable financial information about our operating results and financial condition. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

We adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment”, under the modified prospective method. SFAS No. 123(R) eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed under Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and requires instead that such transactions be accounted for using a fair-value-based method. Under the modified prospective method, we are required to recognize compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied. For periods prior to adoption, the financial statements are unchanged, and the pro forma disclosures previously required by SFAS No. 123, as amended by SFAS No. 148, will continue to be required under SFAS No. 123(R) to the extent those amounts differ from those in the statements of operations.

Marketable equity securities

Marketable equity securities consist of an investment in equity of a publicly-traded company and are stated at market value based on the most recently traded price of these securities at September 30, 2008. We have marketable securities classified as available for sale securities at September 30, 2008. Unrealized gains and losses on available for sale securities, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Other Comprehensive Income in Stockholders’ Equity. Realized gains and losses are determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold. For the purpose of computing realized gains and losses, cost is identified on a specific identification basis. For marketable equity securities for which there is an “other-than-temporary” impairment, an impairment loss is recognized as a realized loss.

Additionally, we considered Emerging Issues Task Force (EITF) Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-01”). According to EITF 03-01, a security is impaired when its fair value is less than its carrying value, and an impairment is other than-temporary if the investor does not have the “ability and intent” to hold the investment until a forecasted recovery of its carrying amount. EITF 03-01 holds that the impairment of each security must be assessed using the ability-and-intent-to-hold criterion regardless of the severity or amount of the impairment. We intend to hold our investment in marketable securities for a period of time sufficient to allow for any anticipated recovery in market value. Paragraph 16 of SFAS 115 and the Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) Topic 5M provide that numerous factors must be considered, including the following, in determining whether a decline in value requires a write-down to a new cost basis for an individual security, which we consider:

•          The length of time and extent to which the market value has been less than cost;

•          The financial condition and near-term prospects of the issuer, including any specific events that may influence the operations of the issuer (e.g., changes in technology, or the planned discontinuance of a line of business); and

•          The intent and ability of the holder to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value.

Revenue recognition

We follow the guidance of the Securities and Exchange Commission’s SAB No. 104, “Revenue Recognition in Financial Statements”. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

The following policies reflect specific criteria for our various revenues streams:

•          We generate revenue from the sale of our products and record revenues from the sale of products when the goods are shipped, title passes, and collectability is reasonably assured,

•          Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable, and

•          Revenue from the performance of services is recognized upon completion of the service.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS 141 (revised 2007), “Business Combinations”. SFAS 141R is a revision to SFAS 141 and includes substantial changes to the acquisition method used to account for business combinations (formerly the “purchase accounting” method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions. SFAS 141R retains the fundamental requirement of SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R was effective for periods beginning on or after December 15, 2008, and will apply to all business combinations occurring after the effective date. We are currently evaluating the requirements of SFAS 141R.

In December 2007, the FASB issued SFAS 160, “Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements” (“ARB 51”). This Statement amends ARB 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS 160 was effective for periods beginning after December 15, 2008. We are currently evaluating the requirements of SFAS 160.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It was effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently evaluating the impact of adopting SFAS 161 on our consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 was effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We adopted FSP APB 14-1 beginning in the first quarter of fiscal 2009, and this standard must be applied on a retrospective basis. We are evaluating the impact the adoption of FSP APB 14-1 will have on our consolidated financial position and results of operations.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the Securities and Exchange Commission of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We do not expect SFAS No. 162 to have a material impact on the preparation of our consolidated financial statements.

On June 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the requirements of (FSP) No. EITF 03-6-1 as well as the impact of the adoption on our consolidated financial statements.

Results of Operations

Nine Months Ended September 30, 2008 Compared to the Nine Months Ended September 30, 2007

Net Revenues and Cost of Sales

Overall, for the nine months ended September 30, 2008, our revenues increased significantly as a result of the acquisition of AoHong in the second quarter of 2007. We believe that a direct comparison of our consolidated results of operations for the nine months ended September 30, 2008 to the nine months ended September 30, 2007 may not be meaningful as we only reported revenues from AoHong in the 2007 period from the date of acquisition (June 27, 2007) through September 30, 2007. Our revenues for the 2008 periods have increased significantly when compared to prior periods as a result of our acquisition of AoHong and the recognition of revenues from this segment. The following table provides certain financial data on each of our operating segments for the nine months ended September 30, 2008.

	AoHong Segment	Biometrics Segment (1)	Big Tree Segment (2)	Consolidated
Net revenues	$27,069,776	$39,053	$—	$27,108,829
Cost of sales	24,606,462	4,229	—	24,610,691
Gross profit	2,463,314	34,824	—	2,498,138
Gross profit margin	9.1%	89.2%	—	9.2%
Operating expenses	918,925	765,974	10,584	1,695,485
Operating expenses as a percentage of net revenues	3.4%	1,961%	NM	6.3%
Operating income (loss)	$1,544,389	$(731,150)	$(10,584)	$802,655
Operating margin	5.7%	NM	NM	3.0%

NM = not meaningful

(1)	We include our corporate operating expenses with the operating expenses of this segment.

(2)	We disposed of these operations in April 2008.

AoHong generates net revenues from the sale and distribution of assorted liquid coolants which are utilized in a variety of applications and from the repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution. During the nine months ended September 30, 2008:

•          approximately 14.5% of its net revenue were from the sales of liquid coolants which had been purchased in bulk and repackaged into smaller qualities for resale,

•          approximately 15.3% were from custom mixing of various raw materials in accordance with customer specifications into a new product, and

•          the remaining approximate 70.2% of its net revenues were from distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product.

Customers of AoHong include manufacturers of automobiles, refrigerators and air conditioners as well as retail distributors of coolants. In addition, currently 10% to15% of AoHong’s customer base are foreign customers in the Middle East and Thailand and net revenues from these customers represent AoHong’s export sales. The following table provides information on sales by AoHong to each of these customer groups during the nine months ended September 30, 2008 and 2007:

	% of Net Revenues to Total Net Revenues
	Nine Months Ended September 30,
	2008	2007
Manufacturers	32.1%	35.2%
Retailers	56.1%	56.8%
Export	11.8%	8.0%
Totals	100%	100%

Approximately 6.8% and 7% of its sales are to automobile and refrigerator manufacturers, respectively. As a result, historically AoHong has witnessed a seasonal surge in demand for refrigerant products from June to September.

We anticipate that AoHong’s revenues will be comparable for the balance of fiscal 2008. In addition, the Chinese government announced a $586 billion domestic economic stimulus program in November 2008 designed to support domestic economic activity. The stimulus program, which includes tax rebates previously announced by the Chinese government. The two-year program includes spending, for housing, infrastructure, agriculture, health care and social welfare. As well in addition to previously announced tax rebates, the program includes a tax deduction for corporate capital expenditures. We hope to see a benefit to the Chinese economy from this stimulus program. The tax rebates on export sale can indirectly help AoHong, since customers who have been hurt by tariffs will potentially receive a positive impact from the rebates, which could translate to more business for AoHong. However, we cannot estimate the amount of benefit, if any, we will receive.

AoHong’s cost of sales includes the cost of raw material. During the nine months ended September 30, 2008 AoHong’s cost of sales as a percentage of net revenues increased approximately 7% from the comparable period in 2007as a result of a temporary shortage of raw material resulting from business interruptions due to the Beijing Olympics and Paralympics. From July 2008 through September 17, 2008, the Chinese government imposed restrictions limiting the transport of chemicals. Due to these restrictions, some manufacturers suspended production and this decrease in the supply of raw materials resulted in a spike in the cost of AoHong’s raw materials during the period. We anticipate the cost of raw materials will return to historical levels in the fourth quarter.

The Biometrics segment does not incur any cost of sales associated with the service and maintenance revenues and cost of sales represents costs associated with the hardware sold. Net revenues from the biometrics segment, which represented our sole operations during the nine months ended September 30, 2007, decreased approximately 48.4% as a result of a lack in marketing and sale efforts. As described earlier in this section, in January 2009 we sold all of the assets association with our Biometrics segment.

Total Operating Expenses

For the nine months ended September 30, 2008, total operating expenses decreased approximately 21.0% as compared to the nine months ended September 30, 2007. Included in this period to period change are increases in:

•          Selling expenses which consists of shipping and freight and other selling expenses at AoHong were approximately 2.3% of AoHong’s net revenues for the nine months ended September 30, 2008 as compared to approximately 2.0% for the 2007 period. The slight increase in selling expenses was attributable to an increase in shipping costs,

•          For the nine months ended September 30, 2008, consulting and investor relation expense decreased approximately 55.6% from the comparable period in 2007, attributable to a reduction in stock-based consulting expense,

•          For the nine months ended September 30, 2008, compensation and related taxes decreased approximately 59.2% from the comparable period in 2007. For the nine months ended September 30, 2008, compensation and related taxes of AoHong amounted to $152,964 and $148,846 is attributable to our Biometrics segment, which includes compensation paid to our CEO. We had an increase of $111,377 related to the AoHong segment, which represented an increase in employees from 55 in the 2007 period to 100 in the 2008 period, offset by a decrease in compensation and related taxes of $548,941 in our Biometrics segment related to a reduction of staff and the reduction of stock-based compensation, and

•          For the nine months ended September 30, 2008, general and administrative expenses decreased approximately 19.9% from the comparable period in 2007. For the nine months ended September 30, 2008, general and administrative expenses which were attributable to AoHong were $329,309 which was reduced by a one-time bad debt recovery of $171,293 related to the collection of accounts receivables previously written off. During the nine months ended September 30, 2008, general and administrative expenses associated with our Biometrics segment, which includes legal, accounting and other public company expenses, were $300,708 as compared to $284,245 in the comparable period in 2007. Included in the increase in general and administrative expenses at our Biometrics segment is a one-time increase in accounting fees of $21,446 attributable to the audit of AoHong.

Total Other Income (Expenses)

Total other expense amounted to $31,594 for the nine months ended September 30, 2008 as compared to $8,022 for the nine months ended September 30, 2007. Included in this change is an increase in interest expense of $37,692 relating to debt obligations of AoHong and an increase in realized and unrealized losses on marketable equity securities of $45,008 consisting primarily of a realized gain on the sale of marketable equity securities of $1,189 and the revaluation of our investment in marketable securities consisting of common shares of China Direct, Inc. to fair market value which resulted in an unrealized loss on marketable securities of $48,532. These increases were offset by an increase in interest income of $7,301 as a result of our higher cash balances together with a foreign currency transaction gain of $5,915, and the recording of a gain on the sale on the Big Tree acquisition of $45,912.

Net Loss

Net loss for the nine months ended September 30, 2008 decreased by $1,084,076 to $99,046 from a net loss of $1,183,122 for the nine months ended September 30, 2007. For the nine months ended September 30, 2008, our net loss was attributable to a net loss from our Biometrics segment of $(738,786) offset by net income from our AoHong segment of $639,740. For the nine months ended September 30, 2007, our net loss was attributable to a net loss from our Biometrics segment of $(1,580,933) offset by net income from our AoHong segment of $397,811.

Comprehensive Income (Loss)

As described elsewhere herein, the functional currency of AoHong is the RMB. The financial statements of AoHong are translated to U.S. Dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange translations are included in comprehensive income (loss) on the consolidated statements of operations. Additional, unrealized losses or gain on marketable securities available for sale are included in comprehensive income (loss) on the consolidated statements of operations. As a result of these non-cash items, we reported comprehensive income of $51,171 for the nine months ended September 30, 2008 as compared to a comprehensive loss of $(1,167,166) for the nine months ended September 30, 2007.

Three Months Ended September 30, 2008 Compared to the Three Months Ended September 30, 2007

Net Revenues and Cost of Sales

Overall, for the three months ended September 30, 2008, our revenues increased significantly within our operations in China. Our revenues for the three months ended September 30, 2008 increased $2,246,108 compared to the three months ended September 30, 2007, due to the increased sale of bulk quantities of liquid coolants of approximately 40.0% over the comparable period in 2007 to new and existing customers. For the three months ended September 30, 2008 AoHong’s cost of sales as a percentage of net revenues increased by approximately 11% from the comparable period in 2007 as a result of the temporary increase in raw material prices described earlier in this section.

The following table provides certain financial data on each of our operating segments for the three months ended September 30, 2008 and 2007.

Three months ended September 30, 2008

	AoHong Segment	Biometrics Segment (1)	Consolidated
Net revenues	$10,143,922	$—	$10,143,922
Cost of sales	9,463,186	481	9,463,667
Gross profit	680,736	(481)	680,255
Gross profit margin	6.7%	NM	6.7%
Operating expenses	356,507	139,687	496,194
Operating expenses as a percentage of net revenues	3.5%	NM	4.9%
Operating income (loss)	$324,229	$(140,168)	$184,061
Operating margin	3.2%	NM	1.8%

Three months ended September 30, 2007

	AoHong Segment	Biometrics Segment (1)	Consolidated
Net revenues	$7,873,684	$24,130	$7,897,814
Cost of sales	6,662,890	550	6,663,440
Gross profit	1,210,794	23,580	1,234,374
Gross profit margin	15.4%	97.7%	15.6%
Operating expenses	488,529	955,577	1,444,106
Operating expenses as a percentage of net revenues	6.2%	3,960%	18.3%
Operating income (loss)	$722,265	$(931,997)	$(209,732)
Operating margin	9.2%	(3,862)%	(2.7)%

NM = not meaningful

(1)	We include our corporate operating expenses with the operating expenses of this segment.

The Biometrics segment does not incur any cost of sales associated with the service and maintenance revenues and cost of sales represents costs associated with the hardware sold.

Operating Expenses

For the three months ended September 30, 2008, total operating expenses decreased approximately 69.2% as compared the three months ended September 30, 2007. Included in this period to period change is as follows:

•          Selling expenses consists of shipping and freight and other selling expenses at AoHong. Selling expenses as a percentage of net revenues was 2.1% for the three months ended September 30, 2008 as compared 2.0% for the three months ended September 30, 2007. The slight increase in selling expenses as a percentage of net revenues was attributable to increased shipping and freight costs offset by reduced marketing costs for the three months ended September 30, 2008,

•          For the three months ended September 30, 2008, consulting and investor relation expenses decreased approximately 96.8% from the comparable period in 2007. This decrease was attributable to a reduction in stock-based consulting expense recorded during the period,

•          For the three months ended September 30, 2008, compensation and related taxes decreased approximately 81.2% from the comparable period in 2007. For the three months ended September 30, 2008, compensation and related taxes of AoHong amounted to $48,574 and $52,670 is attributable to our Biometrics segment. We had an increase of $6,987 related to the AoHong segment offset by a decrease in compensation and related taxes of $444,487 in our Biometrics segment related to a reduction of staff and stock-based compensation, and

•          For the three months ended September 30, 2008, general and administrative expenses decreased approximately 60.6% from the comparable period in 2007. For the three months ended September 30, 2008, general and administrative expenses attributable to AoHong amounted to $95,789 as compared to $288,177 for the three months ended September 30, 2007. The decrease in the 2008 period is attributable to a one-time gain on bad debt recovery. For the three months ended September 30, 2008 general and administrative expenses in our Biometrics segment were$74,568as compared to $144,590during the three months ended September 30, 2007. The decrease in general and administrative expenses related to our Biometrics segment of $70,022 was attributable to a reduction on operating costs such as rent and legal fees.

Total Other Expenses

Total other expense amounted to $23,880 for the three months ended September 30, 2008 as compared to $8,284 for the three months ended September 30, 2007. This increase in other expenses primarily reflects an increase in interest expense of $16,992 relating to debt obligations of AoHong and our Biometrics segment and a decrease in interest income of $1,205.

Net Income (Loss)

Net income for the three months ended September 30, 2008 amounted to $522 as compared to a net loss of $(529,569) for the three months ended September 30, 2007. For the three months ended September 30, 2008, our net income was attributable to a net loss from our Biometrics segment of $(141,642) offset by net income from our AoHong segment of $142,164.

Comprehensive Income

As described elsewhere herein, the functional currency of AoHong is the RMB. The financial statements of AoHong are translated to U.S. Dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange translations are included in comprehensive income (loss) on the consolidated statements of operations. Additional, unrealized losses or gain on marketable securities available for sale as described earlier in this report are included in comprehensive income (loss) on the consolidated statements of operations. As a result of these non-cash items, we reported comprehensive loss of $(165,460) for the three months ended September 30, 2008 as compared to a comprehensive loss of $(513,613) for the three months ended September 30, 2007.

Year Ended December 31, 2007 as Compared to the Year Ended December 31, 2006

Net Revenues and Cost Of Sales

Overall, for 2007 our revenues increased significantly as a result of the acquisition of AoHong in the second quarter. A direct comparison of our consolidated results of operations for 2007 to 2006 may not be meaningful as a result of this acquisition which has transformed our company. We anticipate that our revenues for 2008 will increase significantly when compared to prior periods as a result of our acquisition of AoHong and the recognition of revenues from this segment for an entire fiscal year as well as revenues from Big Tree. The following table provides certain financial data on each of our operating segments.

	AoHong Segment (1)	Biometrics Segment (2)	Big Tree Segment (3)	Consolidated
Net revenues	$16,197,391	$92,962	$—	$16,290,353
Cost of sales	13,995,155	3,480	—	13,998,635
Gross profit	2,202,236	89,482	—	2,291,718
Gross profit margin	13.6%	95.2%	—	14.1%
Operating expenses (4)	1,223,261	1,759,100	0	2,982,361
Operating expenses as a percentage of net revenues	7.6%	1,892%	NA	17.9%
Operating income (loss)	$978,975	$(1,669,618)	$—	$(690,643)
Operating margin (4)	6.0%	NM	NA	(4.2)%

NM = not meaningful

(1)	Includes activity from date of acquisition of June 29, 2007.

(2)	We include our corporate operating expenses with the operating expenses of this segment.

(3)	Includes activity from the date of acquisition of August 31, 2007.

(4)	Excludes depreciation and amortization.

AoHong generates net revenues from the sale and distribution of assorted liquid coolants which are utilized in a variety of applications. Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution. During 2007 approximately 55% of its net revenue were from the sales of liquid coolants which had been purchased in bulk and repackaged into smaller qualities for resale, approximately 15% were from custom mixing of various raw materials in accordance with customer specifications into a new product, and the remaining approximate 30% of its net revenues were from distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product. Cost of sales at AoHong represents costs of the raw materials.

The Biometrics segment does not incur any cost of sales associated with the service and maintenance revenues and cost of sales represents costs associated with the hardware sold.

Total Operating Expenses

Total operating expenses decreased $463,518, or approximately 13.5%, in 2007 as compared to 2006. Included in this period to period change are increases in:

•          selling expenses which consists of shipping and freight and other selling expenses at AoHong. For 2007 these selling expenses were approximately 5.6% of AoHong’s net revenues for the period,

•          compensation and related taxes of which approximately $42,271 is attributable to compensation and related taxes at AoHong and $289,804 is attributable to stock based compensation which is primarily attributable to the value of shares of our common stock and options granted to Mr. Perler as compensation. These increases were offset by a decrease in compensation and related taxes of $249,792 in our Biometrics segment, and

•          general and administrative expenses which is attributable to general and administrative expenses at AoHong of $288,614. This increase was offset by a decrease of approximately $104,159 at our Biometrics segment which included decreases in rent and other operating expenses such as office expense, telephone, insurance, travel and entertainment and auto expenses.

These increases in our operating expenses were offset by:

•          a reduction of approximately $821,000 in consulting and investor relations expense which reflects the increase in the use of outside consultants during 2007. As a result of our limited cash resources we structured the terms of these agreements to provide for stock based compensation which generally results in higher overall fees than had we paid the compensation in cash as a result of the market risk the consultant is assuming. During 2007, we issued an aggregate of 6,355,000 shares of common stock and granted 500,000 stock options valued at $616,076 as compensation for accounting, business development services and for services to identify suitable acquisition partners in Asia, structuring merger and/or acquisition transactions and providing translation services to us. During 2006, issued an aggregate of 6,351,500 shares of our common stock and granted stock warrants valued at $717,670 as compensation for accounting, business development, and investor relations services. In addition, consulting and investors relations expenses during 2006 included the amortization of deferred compensation expense for shares previously issued in 2005 amounting to approximately $633,000,

•          the elimination of any research and development expenses for our Biometrics segment in 2007, and

•          a loss in 2006 on impairment of intangible assets of $230,000 in connection with our license rights for the MEMS technology related to our Biometrics segment for which there was no comparable expense in 2007.

Total Other Income (Expenses)

Total other income (expenses) decreased substantially in 2007 as compared to 2006 primarily as a result of reductions in debt issuance costs and registration rights penalties totaling approximately $230,000 related to capital raising transactions in 2006 for which we did not have comparable expenses in 2007. In addition, interest expense decreased by approximately $93,000 in 2007 from 2006 as a result of retirement of various debt obligations during 2007. These decreases were offset by an increase in interest income of approximately $9,100 attributable to higher cash balances during 2007.

As it is likely that we will seek to raise additional capital during 2008, we are unable at this time to predict any increase or decrease in total other income (expenses) in 2008 from those reported in 2007.

Net Loss

Our net loss for 2007 decreased substantially form 2006 which is primarily attributable to net income of $536,577 from AoHong, adjusted for our ownership interest.

Comprehensive Income

As described elsewhere herein, the functional currency of AoHong is the RMB. The financial statements of AoHong are translated to U.S. Dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. As a result of this non-cash gain, we reported comprehensive income of $15,696 for 2007 as compared to $0 for 2006 which served to reduce our loss for the year.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. The following table provides certain selected financial information from our balance sheets at September 30, 2008 and December 31, 2007.

	September 30, 2008 ($)	December 31, 2007 ($)	Increase/Decrease ($)
Working capital	4,873,085	5,054,602	(181,517)
Cash	1,090,753	2,012,480	(921,727)
Total current assets	10,356,013	8,107,182	2,248,831
Total assets	14,468,204	11,274,292	3,193,912
Total current liabilities	5,482,928	3,052,580	2,430,348
Total liabilities	5,482,928	3,052,580	2,430,348

At September 30, 2008, our cash is located in the following geographic areas:

	Amount	% of Total
United States	$102,691	9.4%
China	988,062	90.6%
Totals	$1,090,753	100%

Cash on deposit in China is subject to the regulations of the PRC which restricts the transfer of cash from that country, except under certain specific circumstances. Accordingly, such funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC.

The following table provides certain comparative information on the changes in our total assets and total liabilities at September 30, 2008 from December 31, 2007:

	September 30, 2008 ($)	December 31, 2007 ($)	Increase/ (Decrease) ($)
Accounts receivable, net	4,536,418	4,220,692	315,726
Notes receivable	577,377	333,168	244,209
Inventories, net	2,526,093	1,100,023	1,426,070
Prepaid assets and other current assets	1,412,034	440,819	971,215
Restricted cash	525,156	437,511	87,645
Property and equipment and land use rights, net	3,556,280	2,004,941	1,551,339
Due from related party	—	465,982	(465,982)
Notes payable	3,559,892	1,665,667	1,894,225
Accounts payable and accrued expenses	916,692	701,173	215,520
Advances from customers	159,586	96,624	62,962
Taxes payable	502,494	265,282	237,212
Due to related parties	344,264	308,346	35,918

At September 30, 2008, our cash balance was $1,090,753 as compared to $2,012,480 at December 31, 2007, a decrease of $921,727. This decrease in cash was primarily attributable to increases in accounts receivable of $315,726, notes receivable of $244,209, inventories of $1,426,070 and prepaid expenses of $971,215, the increase in restricted cash of $87,645, and the purchase of property and equipment of $1,551,339 which included the acquisition of manufacturing equipment for our newly completed facility. The uses of cash were offset by increases in our cash primarily attributable to increases in accounts payable and accrued expenses of $215,520 and advances from customers of $62,962, the receipt of proceeds from loans payable of $1,894,225, and an increase in taxes payable of $237,212. The changes in asset and liabilities discussed above is based on a comparison of amounts on our balance sheets at September 30, 2008 and December 31, 2007 and does necessarily reflect changes in assets and liabilities reflected on our cash flow statement, which we use the average foreign exchange rate during the period to calculate these changes.

During the nine months ended September 30, 2008, we recognized bad debt recovery income of approximately $193,000 from the collection of accounts receivable previously written off and accordingly, based on management’s review, we reduced our allowance for doubtful accounts related to our AoHong segment.

At September 30, 2008, notes receivable of $577,377 represented amounts due AoHong from six customers for the purchase of finished goods which is due between October 1, 2008 and March 6, 2009. These obligations, which are similar to accounts receivable, are due in through March 2009. Based upon historical experience with these customers, AoHong anticipates that the notes receivable will be paid in accordance with its terms.

Inventories at September 30, 2008 of approximately $2,526,000 at AoHong represented finished goods. Taking advantage of its large warehouse space, AoHong generally increases its inventory levels during off peak season which enables it to offer shorter delivery times and in some cases better pricing during its peak selling season.

At September 30, 2008, prepaid expenses and other current assets primarily consisted of payments of $1,283,500 to AoHong’s suppliers for merchandise that had not yet been delivered to it and other receivables of $128,534. At September 30, 2008, other receivables consist of an advance of $102,114 to a third party for working capital purposes which was returned to us in November 2008 and other receivables include export rebates and prepaid utilities of $26,420.

Property and equipment and land use rights, net at September 30, 2008 include $3,555,290 attributable to AoHong with the balance of $990 attributable to our Biometrics segment. The increase from December 31, 2007 was attributable to the construction of our new factory as well as the acquisition of manufacturing equipment. We believe that this investment, which both increased AoHong’s storage capacity for bulk raw materials as well as its ability to repackage inventory for resale, will enable it to both reduce its costs through increased volume purchases as well as reducing the time necessary to meet customer orders.

Due from related party at December 31, 2007 represented amounts Jieyang Big Tree advanced to Shantou Dashu Toy Enterprise Co., Ltd., a company co-founded by Ms. Guihong Zheng and Mr. Wei Lin, officers of Big Tree and Jieyang Big Tree, which were made prior to our acquisition of a controlling interest in Big Tree. This advance did not bear interest and was due on demand. On April 20, 3008, we sold our interest in Big Tree and, accordingly, this amount is no longer being reflected on our balance sheet.

Included in notes payable at September 30, 2008 was $1,822,001 due by AoHong to banks with maturity dates between October 10, 2008 and April 7, 2009. Additionally, in August 2008, we borrowed $400,000 from China Direct, Inc., a shareholder which was due on December 31, 2008 and bears interest at 4% per annum. This amount has not been repaid. The obligation is secured by 53,654 shares of China Direct, Inc.’s common stock which we own. We used the proceeds of this loan from China Direct, Inc. to fund a portion of our commitment to AoHong. During the nine months ended September 30, 2008, net proceeds from loans were approximately $1,785,000. The loan proceeds were used for working capital purposes and bear annual interest ranging from 4.0% to 8.96%. We expect to repay these loans from working capital. Included in notes payable at September 30, 2008 is $1,312,891 due by AoHong under bank acceptance payables which are similar to a postdated check. When the bank endorses the order for payment as “accepted”, it assumes responsibility for ultimate payment to the holder of the acceptance, generally a vendor of the company. The bank acceptance payable is payable on demand and is secured by restricted cash which remains on deposit at the bank of $525,156 at September 30, 2008. Finally, included in notes payable at September 30, 2008 and December 31, 2007 is $25,000 attributable to our Biometrics segment and represents the remaining principal amount due under notes issued by us in a 2003 private placement. This amount is due on demand.

At September 30, 2008, account payable and accrued expenses amounted to $916,692 as compared to $701,172 at December 31, 2007, an increase of $215,520. The increase was related to the seasonal increase in our inventory levels. At September 30, 2008, accounts payable and accrued expenses included approximately $798,880 attributable to AoHong and approximately $117,812 attributable to our Biometrics division.

Advances from customers of $159,586 at September 30, 2008 represented prepayments from AoHong’s customers, an increase of $62,962 from $96,624 at December 31, 2007. The increase was attributable to increased sales for the period.

Due to related parties at September 30, 2008 represents amounts loaned to AoHong by Mr. Hu, its CEO, and members of his family for working capital purposes. These loans, which were primarily made during 2006 and during the quarter ended June 30, 2008, do not bear any interest and are due on demand. We borrowed funds from related parties to offset uses in cash due to the purchase of property and equipment of approximately $1,400,000, and to fund increases in our inventory balances as we entered our peak sales season. During the nine months ended September 30, 2008, we received advances from Mr. Hu for working capital purposes in the amount of approximately $590,000 for working capital purposes and repaid approximately $575,000. These advances are non-interest bearing and payable on demand.

In November 2008, AoHong founded AoHong (Tianjin) which will serve as a second production base that repackages liquid coolants in assorted cylinder tanks and mixes various raw materials to produce new products as well as accommodates all liquid coolants distributed in the north part of China. AoHong has obtained the land use right for approximately 253,350 square feet of land located in Ji County Economic Development Park for approximately $656,659 (RMB4,488,000) where the new facility will be located. We anticipate that construction of a facility for AoHong (Tianjin) will begin in the second quarter of 2009. The cost of the project is estimated at approximately $2.9 million (RMB 20 million) and will be funded by current operations and bank loans.

We have financed our growth and cash requirements through equity investments and debt and equity financing. We do not currently have any material commitments for capital expenditures. However, under the terms of our purchase agreement with AoHong, we are required to contribute an additional $1,780,000 to its registered capital, including an additional $200,000 which was due on or before December 31, 2008 and the remaining $1,580,000 on or before June 27, 2009. We did not pay the $200,000 which was due by December 31, 2008 and the minority owners of AoHong have orally agreed to extend the due date of this amounts, as well as the $1,580,000 due on June 27, 2009, until June 30, 2009. In addition, the $400,000 note to China Direct, Inc. was due on December 31, 2008 and remains unpaid. Our intent had been to sell the marketable securities of China Direct, Inc. which we own to repay this obligation, however, as a result of the current decline in the market price of the stock the value of the shares is significantly below the amount of the obligation.

Currently, our cash is not sufficient for all of our capital needs and we will need to raise additional capital. Given the current uncertainties in the capital markets, there can be no assurance that we can raise capital on suitable terms, if at all. There are also no assurances that any of our outstanding warrants will be exercised on a cash basis, if at all. If we are unable to satisfy our contractual commitments to AoHong, our operations in future periods could be adversely impacted. In addition, if we are unable to satisfy the China Direct, Inc. note, should the lender declare a default it would be entitled to retain the shares we have pledged as collateral in addition to pursuing collection of the obligation. If we are unable to obtain the financing necessary to pay the obligations as they become due and support our operations, we may be unable to continue as a going concern. In that event, we may be forced to cease operations and our shareholders could lose their entire investment in our company.

Cash Flow Activities

For the nine months ended September 30, 2008, net cash used in operating activities amounted to $888,981. For the nine months ended September 30, 2008, we used cash to fund our net loss of $99,046 as well as for an increase in inventories of $1,353,039 and prepaid expenses and other current assets of $922,666, and a decrease in accounts payable and accrued expenses of $110,397. Cash used was offset cash provided by a decrease in accounts receivable of $165,058, by decreases of $245,239 in other assets, an increase in taxes payable of $502,654, and an increase in advances from customers of $56,510 as well as an add-back of $642,195 for non cash expenses including stock-based compensation of $10,400, contributed services of $110,000, depreciation and amortization of $221,061, and the minority interest of $501,023 offset by a gain from the reversal of an allowance for doubtful accounts of $199,385.

For the nine month ended September 30, 2007, net cash provided by operating activities amounted to $142,736 and was attributable primarily to the net loss of $1,183,122, the repayments for accounts payable and accrued expenses of $528,311, the decrease in advances from customers of $538,571, a decrease in deferred revenue of $44,943 offset by stock-based compensation of $1,170,365, depreciation and amortization of $30,958, minority interest of $311,553, the receipt of cash from accounts receivable of $219,142, a reduction in inventory of $629,147, and a reduction in prepaid expenses and other of $92,048.

Net cash used in investing activities for the nine months ended September 30, 2008 was $1,888,100 and was attributable to the purchase of property and equipment of $1,637,013, which included the acquisition of manufacturing equipment for our newly completed facility, an increase in restricted cash of $58,369, an increase in notes receivable of $221,972, offset by proceeds from the sale of marketable equity securities of $29,254. For the nine months ended September 30, 2007, we used cash in investing activities of $85,063 attributable to receipt of cash in the acquisition of AoHong of $703,577 and a refund of land use rights of $24,539 offset by cash used in the acquisition of Big Tree of $398,661, an increase in notes receivable of $174,183 and the purchase of property and equipment of $240,335.

Net cash provided by financing activities was $1,800,087 for the nine months ended September 30, 2008 as compared to net cash provided by financing activities of $2,300,688 for the nine months ended September 30, 2007. For the nine months ended September 30, 2008, we received net proceeds of $1,784,811 from notes payable and we received proceeds from related party advances of $15,276 which were used by AoHong to fund the repayment of the bank loans, to fund the purchase of property and equipment and to fund increases in our inventory balances.

As a result of the above, net cash decreased by $921,727 during the nine months ended September 30, 2008, which included $55,267 which was the effect of the exchange rate on our cash, as compared to a net cash increase of $2,383,078 during the nine months ended September 30, 2007.

For 2007 net cash provided by operating activities amounted to $681,381. In 2007 we used cash to fund our net loss of $1,118,603 as well as for an increase in accounts receivables of $63,102 and other assets of $220,135 and a reduction in accounts payable and accrued expenses of $62,975. This was offset by decreases of $433,094 in inventory, $971,452 in prepaid expenses, advances from customers of $856,508 and deferred revenue of $2,371 as well as an add-back of $1,600,529 for non cash expenses including stock-based compensation of $1,071,755, depreciation and amortization of $73,032, impairment of $35,512 on intangible assets related to our Biometrics segment and the minority interest of $420,230.

For 2006 net cash used by operating activities amounted to $1,285,399 and was primarily attributable to the net loss of $3,752,855 offset by stock-based compensation of $1,500,240, depreciation of $7,297, the amortization of the debt offering costs of $89,692, the amortization of the discount on notes payable of $92,994, the amortization of license rights of $45,000, the registration rights penalty of $140,432, impairment of intangible asset of $230,000, a decrease in accounts receivable of $399,484, and other non-cash items and changes in assets and liability accounts of $(37,683).

Net cash used in investing activities for 2007 was $296,726 as compared to $150,000 in 2006 and principally reflects the acquisition of AoHong in 2007.

Net cash provided by financing activities was $1,424,340 for 2007 as compared to $1,559,282 for 2006. In 2007 we raised $2,633,664 from the sale of our securities, net of placement fees and expenses, and used $1,209,324 for the repayment of notes and related party advances. In 2006 we raised $2,086,282 from the sale of our securities, net of placement fees and expenses, and used $527,000 to payments on convertible notes payable.

As a result of the above, net cash increased by $1,859,901 during 2007, which included $50,906 which was the effect of the exchange rate on our cash, as compared to $0 during 2006.

Off-Balance Sheet Arrangements

Under Securities and Exchange Commission regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

•          Any obligation under certain guarantee contracts;

•          Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

•          Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in shareholder’s equity in our statement of financial position; and

•          Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

OUR BUSINESS

Through our AoHong subsidiary, we sell and distribute assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fluororubbers, fluoroplastic, heat insulation, fire extinguishing agents and assorted aerosol sprays. Our operations are comprised of three basic functions:

•	Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution,
•	Custom mixing of various raw materials in accordance with customer specifications into a new product. We employ two engineers who work with customers to derive proper mixture of chemicals, and
•	Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product.

We hold various certifications related to our operations, including:

•	Environmental Management System ISO14001: 2004 certificate,
•	ISO9001:2000 quality system certificate, and
•	TS 16949 (international quality management certificate for the automotive industry).

Our customers include manufacturers and retailers of air conditioning systems, refrigerators, automobiles, coolants, fluororubber, fluoroplastic, heat insulation, pharmaceuticals and chemicals. In 2007, approximately 55% of our net revenues were from manufacturers, approximately 25% were from air condition and refrigerator retailers and approximately 20% were from the export of products. During the nine months ended September 30, 2008, approximately 32% of our net revenues were from manufacturers, approximately 56% were from retailers and approximately 12% were from the export of products. Because such as significant portion of our sales are to automobile, refrigerator manufacturers and air conditioning manufacturers, historically we have witnessed a seasonal surge in demand for refrigerant products from November to June.

We distribute products within China to 16 provinces and districts including Liaoning, Jilin, Beijing, Xinjiang, Shangxi, Chongqing, Sichuan, Jiangshu, Zhejiang, Anhui, Guangdong, Hainan, Hong Kong and Taiwan. We export to countries such as Russia and Thailand.

We utilize a purchase order system for orders and we sign annual supply agreements with our major customers. Typically we will deliver products within 15 to 30 days from the time an order is placed. We generally offer our customers terms of net 60 days to net 90 days. One customer represented approximately 13% of our net revenues in 2007, primarily attributable to sales of R22.

Recent developments

In November 2008, AoHong founded AoHong (Tianjin), a wholly-owned subsidiary, which will serve as a second production base that repackages liquid coolants in assorted cylinder tanks and mixes various raw materials to produce new products as well as accommodates all liquid coolants distributed in the north part of China. We anticipate that construction of a facility for AoHong (Tianjin) will begin in the second quarter of 2009. The cost of the project is estimated at approximately $2.9 million (RMB 20 million) and will be funded by current operations and bank loans.

Product Offerings

Following are a list of products sold by our company:

Product	Structural Formula	Application
R12	CCI2F2	Refrigerant, fire extinguishing agent, insecticide and spray, etc.
R22 Difluorochloro-methane	CHCLF2	Compressor, refrigerant for industrial and residential air conditioning systems; insecticides painting spray, and fire extinguishing agent
R406A	CHCLF2/CH3CCLF2/ CH3(CH3)/CHCH3	Refrigerant; Substitute for R12
THT		(Scentinel) (CH2)4S C4H8S Clear, colorless liquid with a strong unpleasant odor. Due to its smell, tetrahydrothiophene is occasionally used as an odorant in natural gas

Revenues from the sale of R22 represented approximately 42% of our net revenues in 2007.

We place an emphasis on the sale and distribution of environmentally friendly products. The Montreal Protocol on Substances that Deplete the Ozone Layer (“Montreal Protocol”) was adopted on September 16, 1987 and later ratified on January 1, 1989 by 29 countries and the European Community (EC). The Montreal Protocol was originally designed to phase out the production of chemicals believed to be responsible for ozone depletion. Chloroflourocarbons (CFCs), a group of chemicals from which many coolants are manufactured, are expected to be phased out by the year 2010 under the treaty1. China, as a developing nation has agreed to implement the regulations established by the Montreal Protocol, and in 2007 signed an agreement with the six remaining manufacturers of the chemical to end their production of CFCs, more than two years before the treaty’s deadline2. We are striving to be a leader in our industry in the sale and distribution of environmentally friendly products within China. Approximately 37% and approximately 20%, respectively, of our net revenues for 2007 and 2006 were derived from environmentally friendly products.

_________________________

1 http://www.roap.unep.org/press/NR08-03.html

2 http://www.china.org.cn/english/MATERIAL/215641.htm

Environmentally friendly products offered by us include:

Product	Structural Formula	Application
R134A	CH2FCF3	Refrigerant, common in automobile air conditioners and refrigerators
R600A	CH3(CH3) CHCH3	Refrigerant
R404A	CF3CHF2/CH3CF3/CF3CH2F	Refrigerant, substitute for R22
R407C	CH2F2/CF3CHF2/CF3CH2F	Refrigerant, substitute for R22
R410A	CH2F2/CF3CHF2	Refrigerant, substitute for R22
R142B	CCIF2CH3	Refrigerant

Sales and Marketing

We employ six full time sales persons. We also employ two part-time sales persons, with one sales person dedicated to covering the Shandong Province and the other sales person dedicated to covering the Sichuan Province. These two sales persons travel frequently to these provinces. Full time sales persons are compensated with base salary and commission, and part-time sales persons are hired on a contractual basis under a commission only compensation structure. Sales persons earn a sales commission based on net profit generated in excess of a predetermined benchmark. The base salary, profit benchmark and commission percentage vary across products. We also market and promote our products through a variety of venues, including industry trade shows, online advertising, marketing literature, and referrals.

Suppliers

We purchase products from a variety of sources, including:

Supplier	Product
JiangSu MeiLan Chemical Co., Ltd.	R12, R22
Chevron Phillips Chemical (China) Co., Ltd.	R6001, THT (Tetrahydrothiophene)
Sinochem Modern Environmental Protection Chemicals (Xi’an) Co., Ltd.	R134A
Daikin Chemical International Trading(Shanghai) Co., Ltd.	R 404, R407C, R410A

Approximately 65% of the coolant products sold during 2007 were supplied by JiangSu MeiLan Chemical Co., Ltd. We have been a distributor of products from this company since 2005. We are also a supplier of liquid coolants manufactured by Chevron Phillips Chemical (China) Co., Ltd., JiangSu MeiLan Chemical Co., Ltd., Sinochem Modern Environmental Protection Chemicals (Xi’An) Co., Ltd., and Daikin Chemical International Trading Co., Ltd. In January 2003 we signed a distribution agreement with Chevron Phillips Chemical (China) Co., Ltd. pursuant to which we were was named a distributor in mainland China for R600A and in January 2004 we signed a distribution agreement with Chevron Phillips Chemical (China) Co., Ltd. designating AoHong as a distributor in mainland China for THT (tetrahydrothiophene) products. Since 2005 we have been a distributor of Daikin Chemical International Trading Co., Ltd. for R404A, R407C and R410A and since 2003 we have been a distributor of Sinochem Modern Environmental Protection Chemicals (Xi’an) Co., Ltd. for R134A.

We generally inventory a one month supply of liquid coolants. We utilize disposable steel cylinders to store various gases or liquids purchased in bulk quantities. These cylinders come in 30 pound and 50 pound capacity and meet the standards of European and U.S. markets. Because approximately 90% of our customers have an existing business relationship with us which is in excess of four years, we are able to estimate customer demand and maintain inventory levels in accordance with the anticipated orders from customers. Taking advantage of our large warehouse space, we generally increase our inventory levels during our off-peak season which enables us to offer shorter delivery times and in some cases better pricing during our peak selling season. Terms offered by our suppliers are generally net 60 days.

Competition

The market for the sale of liquid coolants in China is very competitive. There are approximately 13 coolant distributors operating within China, of which we estimate approximately four or five are large companies and the remaining eight to nine are smaller companies. Our principal competitors include:

Competitors	Background
Zhejiang Ju Hua Co., Ltd.	Manufacturer for R11, R12, R22, R134a
Shandong Dongyue Chemical Co., Ltd.	Manufacturer for R22, R134a
Beijing Jinxin Jiaye Chemical Co., Ltd.	Repack processing company
Shanghai Zhiyang Trading Co., Ltd.	Distributor
Zhejiang Yonghe New Type Refrigerant Co., Ltd.	Repack processing company

We believes we differentiate our company from our competitors through our ability to accommodate a variety of orders in the form of repacking, combining, or distributing products and our warehouse capacity enables us to meet customer demand on short notice.

Government Regulations

Our operations must conform to Industrial Chemical Control Law (ICCL) of People’s Republic of China, The Management Regulation of Chemical Industry Environmental Protection and rules for private (non-state owned) companies doing business in China. We are also subject to registration and inspection by The Ministry of China Chemical Industry with respect to the distribution of chemical products in China and are is licensed by the Shanghai Government for the distribution of chemical products. Supervision of the manufacturing of steel cylinders is governed by the General Administration of Quality Supervision, Inspection and Quarantine of the P.R.C. (GAQSIQ). Manufacturers must obtain a gas cylinder filling license, which we obtained on December 31, 2004.

Doing Business in the PRC

We are subject to the PRC legal system. Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the PRC. Despite development of its legal system, the PRC does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The PRC’s legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes. As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our future business operations or prospects.

Economic Reform Issues

Since 1979, the Chinese government has reformed its economic systems. Many reforms are unprecedented or experimental; therefore they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

Over the last few years, China’s economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Renminbi, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limiting re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy’s excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. There can be no assurance that the reforms to China’s economic system will continue or that there will not be changes in China’s political, economic, and social conditions and changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

Employees

We have approximately 70 employees all of whom are in China. For our employees in China, each full-time employee is a member of a local trade union. Labor relations have remained positive and we have not had any employee strikes or major labor disputes. Unlike trade union in western countries, trade unions in most parts of China are organizations mobilized jointly by the government and the management of the corporation.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations. We expect the amount of our contribution to the government’s social insurance funds to increase in the future as we expand our workforce and operations.

Consultants

We previously engaged the following consultants:

China Direct Investments, Inc. In November 2006 we entered into a Consulting and Management Agreement with China Direct Investments, Inc., a subsidiary of China Direct, Inc., a principal shareholder of our company. Under the terms of the agreement, China Direct Investments agreed to provide general business consulting, identification, evaluation and structure of potential mergers and acquisitions, advice on corporate structure and financial structuring transaction, advice on potential sources of investment capital and assistance in connection with administrative matters pertaining to the PRC. As compensation for its services, China Direct Investments was issued 5,000,000 shares of our common stock valued at $450,000 and may receive discretionary award fees as determined by us. The agreement expired on December 31, 2006, however, China Direct Investments continues to provide services to us under this agreement pursuant to the terms of the stock purchase agreement with China Direct, Inc. for Big Tree.

CDI Shanghai Management Co., Ltd. In June 2007, we executed a consulting agreement with CDI Shanghai Management Co., Ltd. for consulting services which had been provided by that company to us since April 1, 2007, including identifying suitable acquisition partners in Asia, structuring merger and/or acquisition transactions and providing translation services. CDI Shanghai Management Co., Ltd. is also a subsidiary of China Direct, Inc. Under the terms of the consulting agreement, we issued CDI Shanghai Management Co., Ltd. 5,000,000 shares of our common stock valued at $475,000. This agreement also provides for the payment of discretionary award fees to be paid to the consultant and/or its designees. Upon the mutual agreement of the parties, the fees can be paid either in cash or marketable securities. The agreement expired on September 30, 2007, however, CDI Shanghai Management Co., Ltd. continues to provide services to us under this agreement.

Our History

We were organized in Idaho, under the name Century Silver Mines, Inc., on February 5, 1968. Originally, we developed mining properties, but by 1998 we had ceased those operations. Sense Technologies, Inc. was organized under the laws of the State of Florida on July 13, 1998. Sense Technologies was formed for the purpose of engaging in developing and marketing biometric devices for use in employee identification and security-related products.

In January 1999, we acquired all of the outstanding shares of Sense Technologies for a purchase price consisting of 4,026,700 of our shares issued to the former shareholders of Sense Technologies. At the time of the acquisition, Century Silver Mines had no operations and Sense Technologies was developing its proprietary biometric security systems. Immediately following the acquisition, the former shareholders of Sense Technologies owned approximately 93% of our outstanding shares. In June 1999, we changed our corporate domicile from Idaho to Florida and, in connection with the domicile change we changed our name to Sense Holdings, Inc.

On May 31, 2001, we acquired all of the outstanding shares of Micro Sensor from UTEK Corporation and UT-Battelle LLC, the shareholders of Micro Sensor, in a stock-for-stock exchange, for total consideration of 2,000,000 shares of our common stock. Pursuant to the stock-for stock transfer, UTEK received 1,850,000 common shares of Sense and UT-Battelle LLC received 150,000 common shares of our company.

Effective June 27, 2007 we acquired a 56.08% membership interest in AoHong from that company in exchange for $3,380,000 to be paid to AoHong pursuant to the following schedule:

•	$800,000 on or before September 30, 2007;
•	$400,000 on or before June 30, 2008;
•	$600,000 on or before December 31, 2008; and
•	the remaining $1,580,000 on or before June 27, 2009.

AoHong was established in February 2000 as Shanghai AoHong Industry Co., Ltd. by Mr. Aihua Hu, its CEO, and his wife Mrs. Ying Ye. On July 5, 2007 AoHong changed its name to Shanghai AoHong Chemical Co., Ltd. AoHong has two wholly owned subsidiaries; Shanghai Binghong Trading Co., Ltd. which was established in March 2002 and Shanghai Wuling Environmental Material Co., Ltd. which was established in January 2005.

The initial $800,000 was paid in September 2007. In addition, we issued Mr. Aihua Hu, a member of AoHong and its CEO, 12,500,000 shares of our common stock valued at $1,187,500 as additional consideration. Following the execution of the agreement, AoHong and the minority members were required to promptly apply as necessary to obtain the documents which represent the formal approvals of the relevant regulatory agencies in the People’s Republic of China to our purchase of a controlling interest in AoHong.

On August 29, 2007, the Shanghai Foreign Investment Commission issued the Certificate of Approval for the establishment of the Sino-U.S. joint-venture between our company and AoHong. The registered capital of this joint venture is $8,210,024, of which an aggregate of $3,380,000 is being contributed by our company. In September 2007 following our remittance of the initial investment of $800,000 to the joint venture, the Shanghai Industrial & Commercial Administration Bureau issued the business license to the joint venture.

On August 31, 2007, we acquired a 60% percent equity interest in Big Tree from CDI China, Inc., a wholly owned subsidiary of China Direct, Inc. Under the terms of the agreement, we paid CDI China, Inc. $400,000 and agreed to issue it 20,000,000 shares of our common stock valued at $20,000 as follows:

•	2,500,000 shares at closing,
•	2,500,000 shares on or before December 31, 2007,
•	2,500,000 shares on or before March 31, 2008,
•	2,500,000 shares on or before June 30, 2008,
•	2,500,000 shares on or before September 30, 2008 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended June 30, 2008,
•	2,500,000 shares on or before December 31, 2008 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended September 30, 2008,
•	2,500,000 shares on or before March 31, 2009 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended December 31, 2008, and
•	2,500,000 shares on or before June 30, 2009 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended March 31, 2009.

For accounting purposes, the value ascribed to the 20,000,000 shares of our common stock equals the par value of our common stock. Because China Direct, Inc. owned approximately 17% of our common stock prior to the closing of the transaction through holdings by its subsidiaries, as a related party the value of the shares issued are required to equal par value under generally accepted accounting principles. Big Tree was incorporated in the State of Florida on November 20, 2006 and its wholly owned subsidiary Jieyang Big Tree was established on January 22, 2007 as a wholly foreign owned entity (WFOE) in China. China Direct, Inc. acquired 60% of Big Tree in February 2007 in exchange for shares of its common stock and a commitment to provide a $1 million working capital loan subject to the satisfaction of certain revenue milestones by Big Tree, which such milestones were not met by the time we acquired the company.

On April 30, 2008 we entered into an agreement with Wei Lin, then the CEO of Jieyang Big Tree, and China Direct, Inc. pursuant to which we transferred all our right, title and interest in and to 60% of the stock of Big Tree Toys, to Mr. Lin in exchange for 53,654 shares of the common stock of China Direct owned by Mr. Lin. These shares had a fair market value of approximately $445,328 on the date of the agreement. As a result of this transaction, we no longer own any interest in Big Tree or its wholly-owned subsidiary, Jieyang Big Tree.

In February 2007, AoHong partnered with Shanghai Mengda Chemical Co., Ltd., a Chinese company which was an unrelated third party, to form Shanghai Mengjin Chemical Co., Ltd , a joint venture of which AoHong was a 60% owner. This joint venture was founded to distribute environmentally-friendly refrigeration lubricants in China. Under the terms of this joint venture, AoHong agreed to contribute approximately $41,700 (RMB300,000) in exchange for its interest and Shanghai Mengda Chemical Co., Ltd. agreed to contribute approximately $27,800 (RMB200,000) for its 40% interest. On August 15, 2008, AoHong transferred its interest in Shanghai Mengjin Chemical Co., Ltd., to Shanghai Mengda Chemical Co., Ltd. in exchange for its original contribution to the joint venture.

On January 19, 2009 we entered into an Asset Purchase Agreement with Pearl Group Advisors, Inc. for the sale of certain assets related to our Biometric segment. Pearl Group Advisors, Inc. is wholly owned by Mr. Dore S. Perler, a member of our Board of Directors and our former Chief Executive Officer. Included in the assets sold related to our Biometric segment include customer and supplier lists, business records, trademarks and other intellectual property and manufacturers and vendors’ warranty claims. The consideration received by us in connection with the Asset Purchase Agreement included the assumption of liabilities, if any, by Pearl Group Advisors, Inc. related to the Biometrics segment and the termination of Mr. Perler’s May 1, 2007 Employment Agreement with us. In connection with the termination of the Employment Agreement, we paid Mr. Perler the sum of $75,000.

Property

Our principal offices are located in the Huating Economic & Development Area, Jiading District, Shanghai. We own a 218,000 square foot facility which includes 98,100 square feet of workshop and office spaces, 33,790 square feet of warehouse and 115.7 cubic meters of storage tanks.

We have land use rights pursuant to an agreement with the Chinese government. The land use rights are valued at a fixed amount RMB 1,367,350, fluctuated by the exchange rate. Under the terms of the agreement, we have rights to use certain land until November 3, 2053.

AoHong has obtained the land use right for approximately 253,350 square feet of land located in Ji County Economic Development Park for approximately $656,659 (RMB4,488,000) which will be the location of the new AoHong (Tianjin) facility.

Legal Proceedings

We are not a party to any pending or threatened litigation.

MANAGEMENT

Directors and Executive Officers

Name	Age	Positions
Shaoyin Wang	47	Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer
Dore Scott Perler	47	Secretary and Director

Shaoyin Wang. Mr. Wang has served as our Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board of Directors since January 2009. From June 2006 until November 2008 he was the Director of the Information Department of Shanghai Mingjia Real Estate Development Co., Ltd. From January 2004 to May 2006, Mr. Wang was the vice president of Shanghai Zhida Industrial Technology Development Co., Ltd. Mr. Wang was a marketing manager of Shanghai Yazheng Information Technology Co., Ltd. from October 2000 to December 2003. From 1994 to 2000, Mr. Wang travelled in Auckland, New Zealand and received training in business administration at Auckland Institute of Technology. From November 1990 to August 1994, Mr. Wang was a marketing manager in the Shanghai Representative Office of Hongkong Yilong Technology Development Co., Ltd. Mr. Wang was a teacher at the Shanghai Police College from August 1984 to October 1990. Mr. Wang received a Bachelor’s Degree in Computer Science from Shanghai University in 1984

Dore Scott Perler . Mr. Perler served as our Chief Executive Officer, President and Chairman of our Board of Directors from July 1998 to January 2009. Mr. Perler has agreed to serve as our Secretary until March 31, 2009. From 1996 to 1998, Mr. Perler was Vice President of Sales for Ansel Communications, a manufacturer of network interfaces and servers, hubs, and LAN workstations, and from 1993 to 1996 Vice President of Sales for LatinRep Associates/LatinChannels, Inc., a manufacturer’s representative organization, where he assisted in the development of the company’s organizational infrastructure, designed business processes and operating procedures, planned and executed strategies, recruited and managed professional staff, and created and implemented marketing and business development campaigns.

There are no family relationships between any of the executive officers and directors, except as set forth above. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

Key Employees

Following is biographical information on those persons whom we consider key employees of our company:

Name	Age	Title
Aihua Hu	45	Chief Executive Officer, AoHong
Huayan Zhi	51	Chief Financial Officer, AoHong

Aihua Hu. Mr. Hu has served as CEO of AoHong since co-founding the company in February 2000. From May 1993 to April 2000, Mr. Hu served as Vice General Manager of Shanghai Lixin Gas Co., Ltd., an industrial gas and refrigerant manufacturer located in Shanghai. As Vice General Manager Mr. Hu was responsible for sales and business development. From September 1982 to May 1993, Mr. Hu worked for Shanghai Chemical Light Industry Co., Ltd. responsible for sales and marketing.

Huayan Zhi. Mrs. Zhi has served as CFO of AoHong since October 2002. Mrs. Zhi served as an accountant for Singapore Liquan Information (Shanghai) Co., Ltd. from April 2001 to September 2002. From October 1993 to March 2001, Mrs. Zhi was an accountant and then director of the accounting department at Shanghai Lixin Gas Co. Ltd. one of the largest industrial gas and refrigerant manufacturers in Shanghai. Mrs. Zhi was responsible for budget forecasting, financial analysis and other accounts payable and accounts receivable related issues. From November 1973 to September 1993, Ms. Zhi was an accountant for Shanghai Hongkong Hardware Electric Co., Ltd.

Mr. Hu and Ms. Zhi are the minority members of AoHong.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. None of our directors compensated for their services as members of our Board of Directors for the year ended December 31, 2007.

Code Of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee which violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment.

We will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, China 201811, Attention: Corporate Secretary.

Committees of the Board of Directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,
•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
•	understands internal controls over financial reporting, and
•	understands audit committee functions.

While we would prefer that one or more of our directors be an audit committee financial expert, the individuals whom we have been able to attract to our Board do not have the requisite professional backgrounds. As with most small companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

Executive Compensation

Summary Compensation Table

The following table summarizes all compensation recorded by us in 2007 for:

•	our principal executive officer or other individual serving in a similar capacity,

•

our two most highly compensated executive officers other than our principal executive officer who made in excess of $100,000 in 2007 and who were serving as executive officers at December 31, 2007 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934, and

•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2007.

For definitional purposes in this annual report these individuals are sometimes referred to as the “named executive officers”. The value attributable to any option awards is computed in accordance with FAS 123R.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Dore Scott Perler [1]	2007	162,000	77,500	0	354,304	0	0	39,400	633,204
	2006	165,063	0	0	50,000	0	0	28,000	243,063

1          Mr. Perler served as our Chief Executive Officer and President from July 1998 until January 2009. The bonus for 2007 represents the fair market value of 500,000 shares of our common stock issued to Mr. Perler upon the closing of the AoHong acquisition and the fair market value of 500,000 shares of our common stock issued to Mr. Perler upon the closing of the Big Tree acquisition. Option awards for 2007 represents the value of options to purchase 6,650,000 shares of our common stock with exercise prices ranging from $0.07 to $0.08 granted to Mr. Perler in 2007. Other compensation for 2007 included $6,500 for a car allowance, health insurance premiums of $14,900 and $18,000 related to the forgiveness of debt. Option awards for 2006 represents the value of options to purchase 250,000 shares of our common stock with an exercise price of $0.20 granted to Mr. Perler in 2006. Other compensation for 2006 included $6,000 for a car allowance, health insurance premiums of 12,000.and $10,000 related to the forgiveness of debt.

Employment Agreement with Mr. Perler and Termination of the Agreement

Mr. On April 1, 2005, we entered into a three-year employment contract with Mr. Perler expiring on April 1, 2008 to serve as our Chief Executive Officer. The terms of this agreement provided for an annual base salary of $156,000 and a car allowance of $500 per month. On May 1, 2007, we entered into a new three-year employment contract with Mr. Perler to serve as our Chief Executive Officer which expires on May 1, 2010.

In accordance with the terms of the 2007 employment agreement, in consideration for his services, we agreed to pay Mr. Perler a base salary of $156,000 per annum. On each successive anniversary date of the agreement, the Board of Directors was to review the base compensation and at its sole discretion may elect to increase the base salary. In addition, Mr. Perler was entitled to a car allowance of up to $500 per month. In addition to the base salary, Mr. Perler was entitled to receive, as incentive compensation in respect of each calendar year (or portion thereof), an amount determined in accordance with any bonus or short term incentive compensation program, which may be based upon achieving certain specified performance criteria, which may be established by our Board of Directors, of which he was a member.

Under the terms of the employment agreement Mr. Perler was entitled to paid vacation days and such other paid holidays in accordance with our policy, and up to six months salary continuation in the event of short-term disability. We agreed to pay dues to professional associations and societies and to such service organizations and clubs of which Mr. Perler was a member, which had been approved by the Board of Directors as being in the best interests of our company. He was also entitled to receive all other fringe benefits to which all other employees of our company are entitled.

In the event of involuntary termination without “cause” or disability, Mr. Perler was entitled to compensation for the succeeding 24 months following the date of termination in an amount equal to 200% of his base compensation in effect on the date of the employment termination plus 200% of his annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming he was employed on the last day of the quarter in which termination of employment occurred. In the event Mr. Perler was terminated for “cause” as defined in the employment agreement he was entitled to any unpaid salary through the date of termination and deferred compensation would be forfeited. In the event there was a “change in control” of our company as defined in the agreement, we were required to pay Mr. Perler a lump sum equal to 299% of his base compensation in effect on the date plus 299% of his prior year’s incentive bonus. Mr. Perler was permitted, at his discretion, to elect to terminate the contract with 90 days prior written notice and in such event he would not be entitled to severance benefits.

On January 19, 2009 in connection with the sale by us of the assets of our Biometrics segment to a company owned by Mr. Perler, we entered into a Termination Agreement with him under which he voluntarily terminated the 2007 employment agreement. Under the terms of the Termination Agreement we paid Mr. Perler a severance payment of $75,000 in lieu of any and all salary after October 31, 2008, severance payments, benefits or other payments, change of control termination benefits or any other amounts which may have been due under the 2007 employment agreement. In addition, any options previously granted to him which had vested will remain exercisable by him through the initial term of the option.

Mr. Wang’s Compensation Arrangement

We are not a party to a written employment or similar agreement with Mr. Wang. Upon joining our company in January 2009 as an executive officer and director, we agreed to pay him $8,760 (RMB 60,000) per year for serving in these positions.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2007:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Dore Scott Perler	250,000	-	-	0.19	12/31/09	-	-	-	-
	150,000	-	-	0.20	5/13/10	-	-	-	-
	250,000	-	-	0.20	9/01/11	-	-	-	-
	400,000	-	-	0.07	12/13/12	-	-	-	-
	250,000	-	-	0.08	1/31/12	-	-	-	-
	1,000,000	-	-	0.08	6/27/12	-	-	-	-
	5,000,000	-	-	0.07	9/23/12	-	-	-	-

Incentive and Non-Qualified Stock Option Plan

We currently have three incentive plans, our 1999 Stock Option Plan, our 2001 Equity Compensation Plan and our 2005 Equity Compensation Plan. Following are descriptions of these plans:

1999 Stock Option Plan

On July 19, 1999, the Board of Directors and shareholders adopted our 1999 Stock Option Plan. We reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1999 Stock Option Plan. The 1999 Stock Option Plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options. Under the stock option plan we may grant incentive stock options only to key employees and employee directors, or we may grant non-qualified options to our employees, officers, directors and consultants. Our Board of Directors currently administers the 1999 Stock Option Plan.

Subject to the provisions of the stock option plan, the Board will determine who will receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the Board, in its discretion, but in no event can the exercise price be less than 75% of the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the Board, by delivery of shares or by a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer. As of January 31, 2009 we have outstanding options to purchase 900,000 shares under the 1999 Stock Option Plan and there are 250,000 shares remaining available for grant under the 1999 Stock Option Plan.

2001 Equity Compensation Plan

On November 28, 2001, the Board of Directors adopted our 2001 Equity Compensation Plan, and on November 28, the 2001 Equity Compensation Plan was ratified by holders of a majority of our outstanding common stock. We have reserved 2,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2001 Equity Compensation Plan. The 2001 Equity Compensation Plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants.

Under the 2001 Equity Compensation Plan, we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to our employees, officers, directors and consultants. Our Board of Directors currently administers the 2001 Equity Compensation Plan.

Subject to the provisions of the 2001 Equity Compensation Plan, the Board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the Board, in its discretion, but in no event shall the exercise price be less than the par value for our common stock. The exercise price may be payable in cash or, with the approval of the Board, by delivery of shares or by a combination of cash and shares. The Board may also direct the issuance of shares of our common stock as awards under the 2001 Compensation Plan. Absent registration under the Securities Act of 1933 or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer. As of January 31, 2009, we have outstanding options to purchase 350,000 shares under the 2001 Equity Compensation Plan and there were 303,840 shares remaining for grant under the plan.

2005 Equity Compensation Plan

On June 16, 2005, the Board of Directors adopted our 2005 Equity Compensation Plan, and on June 16, 2005, the 2005 Equity Compensation Plan was ratified by holders of a majority of our outstanding common stock. We have reserved 5,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2005 Equity Compensation Plan. The 2005 Equity Compensation Plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants. Under the 2005 Equity Compensation Plan we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to our employees, officers, directors and consultants. Our Board of Directors currently administers the 2005 Equity Compensation Plan.

Subject to the provisions of the 2005 Equity Compensation Plan, the Board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the Board, in its discretion, but in no event can the exercise price be less than the par value for our common stock The exercise price may be payable in cash or, with the approval of the Board, by delivery of shares or by a combination of cash and shares. The Board may also direct the issuance of shares of our common stock as awards under the 2005 Equity Compensation Plan. Absent registration under the Securities Act or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer. As of January 31, 2009 we have outstanding options to purchase 1,000,000 shares under the 2005 Equity Compensation Plan and there remain 733,000 shares available under the plan.

Limitation on Liability

Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•          breach of the director’s duty of loyalty to us or our shareholders;

•          acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

•          a transaction from which our director received an improper benefit; or

•          an act or omission for which the liability of a director is expressly provided under Florida law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Between 2000 and 2002 prior to the adoption of the Sarbanes-Oxley Act of 2002, we loaned Mr. Perler, our then CEO, $42,000. This loan bore interest at 4% per annum and was payable on December 31, 2006. During the year ended December 31, 2006 approximately $10,000 of this loan was forgiven and recorded as additional compensation to Mr. Perler. During 2007 an additional $18,000 of this loan was forgiven and recorded as additional compensation to him. The remainder was applied against advances due to Mr. Perler for operating expenses he paid on our behalf. At December 31, 2007, amounts outstanding under this obligation were $0.

From time to time AoHong borrows funds from its Chairman and members of his family for working capital purposes. At September 30, 2008 these amounts totaled $344,264. These loans do not bear any interest and are due on demand.

Between April 2008 and June 2008, AoHong loaned Shanghai Mengjin Chemical Co., Ltd., a Chinese joint venture of which it was a 60% owner, RMB 3 million (approximately $400,000) for working capital. These funds were repaid during the fourth quarter of 2008.

We have entered into various agreements with subsidiaries of China Direct, Inc., a principal shareholder of our company, including:

•          In November 2006 we entered into a Consulting and Management Agreement with China Direct Investments, Inc., a subsidiary of China Direct, Inc. Under the terms of the agreement, China Direct Investments agreed to provide general business consulting, identification, evaluation and structure of potential mergers and acquisitions, advice on corporate structure and financial structuring transaction, advice on potential sources of investment capital and assistance in connection with administrative matters pertaining to the Peoples Republic of China. As compensation for its services, China Direct Investments was issued 5,000,000 shares of our common stock valued at $450,000 and may receive discretionary award fees as determined by us. The agreement expired on December 31, 2006, however, China Direct Investments continues to render services to us under this agreement,

•          In June 2007, we executed a consulting agreement with CDI Shanghai Management Co., Ltd., a Chinese limited liability company, which is also a subsidiary of China Direct, Inc. Under the terms of the agreement which expired in September 2007 it provided us with consulting services including the identification of suitable acquisition partners in Asia, structuring merger and/or acquisition transactions and providing translation services. We issued CDI Shanghai Management Co., Ltd. 5,000,000 shares of our common stock valued at $475,000 as compensation for its services under the agreement. CDI Shanghai Management Co., Ltd. continues to render services to us under this agreement,

•          As described elsewhere herein, in August 2007 we closed our acquisition of 60% of Big Tree which we acquired from a subsidiary of China Direct, Inc.,

•          From time to time China Direct, Inc. and/or former executive officers of that company have purchased securities from us in private offerings. We are registering certain shares of our common stock for those purchasers in the registration statement of which this prospectus is a part, which includes shares of our common stock issued to China Direct, Inc. as a due diligence fee in our recently completed unit offering, and

•          In August 2008 we borrowed $400,000 from China Direct, Inc. under the terms of a secured promissory note. We used the proceeds to fund our commitments to AoHong. The note, which bears interest at 4% per annum, was due on December 31, 2008. As collateral for the note we assigned China Direct, Inc. the 53,654 shares of common stock of China Direct, Inc. we owned which were tendered to us in April 2008 by Mr. Wei Lin as consideration for our sale to him of our 60% ownership interest in Big Tree Toys, Inc. This note remains outstanding.

PRINCIPAL SHAREHOLDERS

At February 3, 2009 we had 135,810,792 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of October 4, 2007 by:

•          each person known by us to be the beneficial owner of more than 5% of our common stock;

•          each of our directors;

•          each of our named executive officers; and

•          our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of to333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, China 201811. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Shaoyin Wang	0	n/a
Dore Scott Perler [1]	8,799,723	6.2%
All officers and directors as a group (two persons) [1]	8,799,723	6.2%
Aihua Hu [2]	10,000,000	7.4%
Huayan Zhi [3]	6,500,000	4.8%
China Direct Investments, Inc. [4]	14,347,340	10.5%

*          represents less than 1%

1          Mr. Perler’s holdings includes 1,479,723 shares of common stock which are presently outstanding and an aggregate of 6,300,000 shares of our common stock issuable upon the exercise of outstanding options with exercise prices ranging from $0.07 to $0.20 per share.

2          Mr. Hu is the CEO and minority member of AoHong.

3          Ms. Zhi is the CFO and minority member of AoHong.

4          The number of securities beneficially owned by China Direct, Inc. includes:

•          7,110,000 shares of our common stock presently outstanding and 737,340 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.12 per share owned of record by China Direct Investments, Inc., a subsidiary of China Direct, Inc., of which the resale of 3,737,340 shares is covered by this prospectus;

•          4,000,000 shares of presently outstanding common stock which are held of record by CDI Shanghai Management Company, Ltd., a subsidiary of China Direct, Inc.; and

•          2,500,000 shares of presently outstanding common stock which are held of record by Capital One Resource Co., Ltd., a subsidiary of China Direct, Inc.

The securities beneficially owned by China Direct, Inc. in this table excludes 3,000,000 shares of common stock issuable upon the exercise of an outstanding common stock purchase warrant with an exercise price of $0.12 per share owned of record by China Direct Investments, Inc., a subsidiary of China Direct, Inc., the resale which is covered by this prospectus. The ability of China Direct Investments, Inc. to exercise the warrants is limited in that the holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

Dr. James Wang has voting and dispositive control over securities held by China Direct, Inc. China Direct, Inc.’s address is 431 Fairway Drive, Deerfield Beach, Florida 33441.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our equity compensation plans approved by our shareholders any compensation plans not previously approved by our shareholders as of December 31, 2007.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan category
Plans approved by shareholders:
1999 Stock Option Plan	900,000	$0.14	250,000
2001 Equity Compensation Plan	350,000	$0.08	303,840
2005 Equity Compensation Plan	1,000,000	$0.08	723,000
Plans not approved by shareholders	7,050,000	$0.092	n/a

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share. As of February 3, 2009, there were 135,810,792 shares of common stock issued and outstanding.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock Purchase Warrants

At February 3, 2009 we had outstanding common stock purchase warrants to purchase an aggregate of 63,800,113 shares of our common stock at exercise prices ranging from $0.10 to $0.55 per share expiring between May 2009 and October 2012, including:

Warrants issued in March 2007 private placement

In connection with this offering we issued five year common stock purchase warrants to purchase an aggregate of 2,100,000 shares of our common stock at an exercise price of at $0.10 per share.

Warrants issued in 2007 unit private offering

In connection with the sale of units of our securities between August 2007 and October 2007 we issued five year common stock purchase warrants to purchase an aggregate of 52,477,408 shares of common stock exercisable at $.12 per share. There are presently warrants to purchase 52,190,408 shares of our common stock outstanding. The warrants are exercisable on a cashless basis if there the registration statement registering the resale of the underlying shares of common stock is not declared effective by February 24, 2008, or if there is a non-registration event as described in the subscription agreement for the offering. This means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. The warrant holders are not be entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. In addition, in the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the exercise price of the warrants without the consent of the purchasers then holding these warrants, each purchaser has the right to apply the lowest such price to the shares to be issued upon exercise of the warrants still held by the purchaser which will result in the increase in the number of shares underlying these warrants.

Providing that the closing price of our common stock equals or exceeds $0.18 per share for 10 trading days out of any 30 consecutive trading day period and the registration statement registering the resale of the shares of common stock issuable upon the exercise of the warrants is then effective, then at any time thereafter we have the right on 20 days’ prior written notice to the warrant holder, to cancel up to one –half of the unexercised portion of these warrants and the warrant holders will receive $0.001 per warrant. We then have the right to assign the warrant exercise for a period of 30 days to an investor in the offering under which these warrants were issued or to any other person whether or not such person is an existing shareholder of our company. Warrant holders will not receive any additional proceeds in the event such other party exercises the warrant.

Other outstanding warrants

We currently have outstanding common stock purchase warrants to purchase an aggregate of 9,509,705 shares of our common stock which are exercisable at prices ranging from $0.16 to $0.55 per share. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.

Transfer agent

Our transfer agent is ComputerShare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO 80401, and its telephone number is (303) 262-0600.

SELLING SECURITY HOLDERS

At February 3, 2009 we had 135,810,792 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales of 106,604,035 shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:

•	52,313,627 shares of our common stock which are presently outstanding, and
•	54,290,408 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.10 to $0.12 per share.

Of the shares of common stock covered by this prospectus, an aggregate of 49,806,735 shares which are presently outstanding and 54,577,408 shares issuable upon the exercise of warrants were sold or otherwise issued by us in two private placements during 2007 as described earlier in this prospectus under “About the Offering” beginning on page 3. The remaining 8,250,000 shares of common stock included in this prospectus are held by existing shareholders of our company.

The following table sets forth the:

•	name of each selling security holder,
•	number of common shares owned, and
•	number of common shares being registered for resale by the selling security holder.

Information on beneficial ownership of securities is based upon a record list of our shareholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

Name of Selling Security Holder	Number of Shares Owned	Shares to be offered	Shares to be owned after offering	Percentage to be owned after offering
Alicia Church [1]	200,000	200,000	0	n/a
Dennis Church [2]	800,000	800,000	0	n/a
G. Russel Church [3]	200,000	200,000	0	n/a
George L. Church and Dorothy R. Church [4]	400,000	400,000	0	n/a
Harry L. Church [5]	200,000	200,000	0	n/a
Mike Tanner [6]	400,000	400,000	0	n/a
Richard J. Church [7]	4,200,000	4,200,000	0	n/a
Alpha Capital Anstalt [8]	7,022,820	8,851,675	0	n/a
Ellis International, L.P. [9]	4,366,010	4,366,010	0	n/a
Osher Capital Partners LLC[10]	7,053,453	10,285,981	0	n/a
Whalehaven Capital Fund Limited [11]	6,984,875	8,333,334	0	n/a
Linda Van Le [12]	400,000	400,000	0	n/a
Philip David [13]	400,000	400,000	0	n/a
Richard David [14]	775,000	400,000	375,000	*
Brio Capital L.P. [15]	5,775,000	5,775,000	0	n/a
CMS Capital [16]	6,861,290	7,500,000	0	n/a
Harborview Master Fund L.P. [17]	6,984,875	8,333,334	0	n/a
Monarch Capital Fund, Ltd. [18]	6,882,081	8,333,334	0	n/a
Treshnish Investments [19]	5,000,000	5,000,000	0	n/a
Osher Capital Inc.[20]	434,519	434,519	0	n/a
Utica Advisors, LLC [21]	1,777,083	1,777,083	0	n/a
China Direct Investments, Inc. [23]	6,963,452	5,197,340	5,650,000	4.2%
Skyebanc, Inc. [24]	180,000	180,000	0	n/a
Howard Leibrich [25]	1,000,000	1,000,000	0	n/a
David Mulkey [26]	1,455,000	1,000,000	455,000	*
Elicia David [27]	400,000	400,000	0	n/a
Everett Marshal Gorel [28]	300,000	300,000	0	n/a
Barnet Levinson [29]	100,000	100,000	0	n/a
Chris Lewis [30]	333,400	333,400	0	n/a
Kay Lewis [31]	333,400	333,400	0	n/a
Southwest Manufacturing, Inc. [32]	600,000	600,000	0	n/a
Gregory Nagle and Mary Jo Nagle, JT TEN[33]	2,850,000	2,850,000	0	n/a
Robert Catalano [34]	166,733	166,733	0	n/a
Barry Saxe [35]	2,422,288	1,333,334	1,088,954	*
William C. Pawson Revocable Trust [36]	1,500,000	1,500,000	0	n/a
John Packer [37]	290,000	290,000	0	n/a
Thomas Wiles [38]	1,251,034	1,251,034	0	n/a
Alfred R. Kloss and Diana C. Kloss [39]	680,000	680,000	0	n/a
Lauren Banjay [40,49]	5,000	5,000	0	n/a
Weiling Feng [41]	100,000	100,000	0	n/a
Huiging Qian [41]	40,000	40,000	0	n/a
Guohau Liu [41]	30,000	30,000	0	n/a
Baocai Yin [41]	10,000	10,000	0	n/a
Weiyu Xu [41]	100,000	100,000	0	n/a
Xuexin Cao [41]	30,000	30,000	0	n/a
Lei Shen [41]	100,000	100,000	0	n/a
Qingxuan Jiang [41]	100,000	100,000	0	n/a
Li Yang [41]	700,000	700,000	0	n/a

Quan Zhu [41]	200,000	200,000	0	n/a
Huayan Zhi [42]	6,500,000	6,500,000	0	n/a
Wuilang Zhang [41]	40,000	40,000	0	n/a
Shenya Gong [41]	300,000	300,000	0	n/a
Marc Siegel [43]	2,250,000	600,000	50,000	n/a
Yewen Xi [44]	400,000	400,000	0	n/a
CGM Custodian for David A. Stein IRA[45]	508,500	500,000	8,500	*
Alvin Siegel [46]	200,000	200,000	0	n/a
China Discovery Investors, Ltd. [47]	1,650,000	1,600,000	50,000	n/a
Feliks Ostrer [48]	479,000	479,000	0	n/a
Kristina Fasullo [49,50]	10,000	10,000	0	n/a
Caeron A. McClintock [49,51]	216,667	216,667	0	n/a
Anthony S. Mundy [49,50]	10,000	10,000	0	n/a
Alexandra Orthos and Peter Orthos JTWROS [49,52]	228,333	228,333	0	n/a
Total		106,604,035

*           represents less than 1%

1           The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

2           The number of shares owned and offered includes 400,000 shares which are presently outstanding and 400,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

3           The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

4           The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

5           The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

6           The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

7           The number of shares owned and offered includes 2,100,000 shares which are presently outstanding and 2,100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

8           The number of shares owned and offered includes 3,924,592 shares which are presently outstanding and 4,927,083 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Messrs. Konrad Ackerman and Rainer Posch have voting and dispositive control over securities held by Alpha Capital Anstalt.

9           The number of shares owned and offered includes 1,866,010 shares which are presently outstanding and 2,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Wilhelm Unger has voting and dispositive control over securities held by Ellis International, Ltd.

10         The number of shares owned and offered includes 4,744,500 shares which are presently outstanding and 5,540,981 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Yisroel Kluger has voting and dispositive control over securities held by Osher Capital Partners, LLC. Osher Capital Partners, LLC is an affiliate of Osher Capital Inc. The number of shares owned by Osher Capital Partners, LLC excludes securities owned by Osher Capital Inc. See footnote 20.

11         The number of shares owned and offered includes 4,166,667 shares which are presently outstanding and 4,166,667shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Michael Finkelstein has voting and dispositive control over securities held by Whalehaven Capital Fund Limited.

12         The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

13         The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

14         The number of shares owned includes 575,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share.

15         The number of shares owned and offered includes 2,775,000 shares which are presently outstanding and 3,000,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Shaye Hirsch has voting and dispositive control over securities held by Brio Capital, L.P.

16         The number of shares owned and offered includes 3,750,000 shares which are presently outstanding and 3,750,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Howard Weiss has voting and dispositive control over securities held by CMS Capital.

17         The number of shares owned and offered includes 4,166,667 shares which are presently outstanding and 4,166,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors, LLC. Messrs. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors, LLC and have voting and dispositive control over securities held by Harborview Master Fund L.P.

18         The number of shares owned and offered includes 4,166,667 shares which are presently outstanding and 4,166,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Joseph Franck has voting and dispositive control over securities held by Monarch Capital Fund, Ltd.

19             The number of shares owned and offered includes 2,500,000 shares which are presently outstanding and 2,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Bernard Korolnik has voting dispositive control over securities owned by Treshnish Investment, Inc.

20             The number of shares owned and offered includes 434,519 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Yisroel Kluger has voting dispositive control over securities owned by Osher Capital Inc. Osher Capital Inc. is an affiliate of Osher Capital Partners, LLC. The number of shares owned by Osher Capital Inc. excludes securities owned by Osher Capital Partners, LLC. See footnote 10.

21         The number of shares owned and offered includes 1,777,083 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Solomon Eisenberg has voting and dispositive control over securities held by Utica Advisors, LLC.

22         [Intentionally omitted].

23         The number of shares owned by China Direct Investments, Inc. includes 7,110,000 shares of common stock are presently outstanding together with 737,340 shares issuable upon the exercise of an outstanding common stock purchase warrant with an exercise price of $0.12 per share, but excludes 3,000,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares offered includes 1,460,000 shares which are presently outstanding and an aggregate of 3,737,340 shares issuable upon the exercise of a common stock purchase warrants with exercise prices of $0.12 per share. China Direct Investments, Inc. is a wholly owned subsidiary of China Direct, Inc. Dr. James Wang has voting and dispositive control over securities held by China Direct Investments, Inc.

24         The number of shares owned and offered includes 180,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Vincent Labarbara has voting and dispositive control over securities held by Skyebanc, Inc.

25         The number of shares owned and offered includes 500,000 shares which are presently outstanding and 500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

26         The number of shares owned includes an aggregate of 955,000 shares which are presently outstanding including 305,000 shares which are held of record by The Mulkey II Limited Partnership, an entity over which Mr. Mulkey has voting and dispositive control, and 500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares offered includes 500,000 shares which are presently outstanding and 500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share.

27         The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

28         The number of shares owned and offered includes 150,000 shares which are presently outstanding and 150,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

29         The number of shares owned and offered includes 50,000 shares which are presently outstanding and 50,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

30         The number of shares owned and offered includes 166,700 shares which are presently outstanding and 166,700 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

31         The number of shares owned and offered includes 166,700 shares which are presently outstanding and 166,700 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

32         The number of shares owned and offered includes 300,000 shares which are presently outstanding and 300,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Dennis Church has voting and dispositive control over securities owned by Southwestern Manufacturing, Inc. Southwestern Manufacturing Inc. is an affiliate of Mr. Church. The number of shares owned and offered by Southwestern Manufacturing Inc. excludes securities owned by Mr. Church. See footnote 2.

33         The number of shares owned and offered includes 1,350,000 shares which are presently outstanding and 1,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

34         The number of shares owned and offered includes 33 shares which are presently outstanding and 166,700 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

35         The number of shares owned includes 1,755,621 shares which are presently outstanding and 666,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares owned and offered includes 666,667 shares which are presently outstanding and 666,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share.

36         The number of shares owned and offered includes 1,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. William C. Pawson has voting and dispositive control over securities owned by William C. Pawson Revocable Trust.

37         The number of shares owned and offered includes 90,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

38         The number of shares owned and offered includes 584,367 shares which are presently outstanding and 666,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

39         The number of shares owned and offered includes 340,000 shares which are presently outstanding and 340,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

40         The number of shares owned and offered includes 5,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

41         The number of shares owned and offered includes presently outstanding shares of our common stock.

42         The number of shares owned and offered includes presently outstanding shares of our common stock. Mrs. Zhi is the Chief Financial Officer of AoHong.

43         The number of shares owned by Mr. Siegel includes an aggregate of 1,150,000 shares of common stock which are presently outstanding, including 850,000 shares which are presently outstanding and 1,100,000 shares issuable upon the exercise of a common stock purchase warrants with an exercise price of $0.10 per share which are held of record by China Discovery Investors, Ltd. Mr. Siegel has voting and dispositive control over securities held by China Discovery Investors, Ltd. The number of shares offered includes 300,000 shares which are presently outstanding and 300,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share. Mr. Siegel was formerly an executive officer and director of China Direct, Inc.

44         The number of shares owned and offered includes 400,000 shares which are presently outstanding and 400,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share.

45         The number of shares owned includes 258,500 shares which are presently outstanding, including 8,500 shares held individually by Mr. Stein, and 250,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share. Mr. David Stein has voting and dispositive control over securities held by CGM as Custodian for David A. Stein IRA. Mr. Stein is formerly an executive officer and director of China Direct, Inc.

46         The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share.

47         The number of shares owned includes 850,000 shares which are presently outstanding and 800,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share. The number of shares offered includes 800,000 shares which are presently outstanding and 800,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share. Mr. Marc Siegel has voting and dispositive control over securities held by China Discovery Investors, Ltd. See footnote 43 above. Mr. Siegel is also a former executive officer and director of China Direct, Inc.

48         The number of shares owned and offered includes 229,000 shares which are presently outstanding and 250,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share.

49         These securities were issued to Joseph Stevens & Company, a broker dealer and member of FINRA, as partial compensation in conjunction with our recently completed offering. The holder is an employee of Joseph Stevens & Company, Inc. and the securities were transferred to the holder by Joseph Stevens & Company, Inc. in the ordinary course of business.

50         The number of shares owned and offered includes 10,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

51         The number of shares owned and offered includes 216,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

52         The number of shares owned and offered includes 228,333 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

None of the selling security holders are broker-dealers other than Skyebanc, Inc. Ms. Banjay and Ms. Fasullo, together with Messrs. McClintock, Mundy and Orthos, are employees of Joseph Stevens & Company, Inc., a broker dealer. Each such firm received the securities as partial commission in the sale of our securities in our 2007 unit placement. Joseph Stevens & Company, Inc. transferred the warrants to these employees in the ordinary course of its business. Neither Skyebanc, Inc. nor the employees of Joseph Stevens & Company, Inc. has any arrangement or understanding, directly or indirectly, with any person to participate in the distribution of such securities. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

PLAN OF DISTRIBUTION

General

Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep the registration statement of which this is prospectus is a part effective for a period of two years. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Registration of Selling Security Holders’ Common Stock

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In connection with any such registration, we will have no obligation to assist or cooperate with the selling security holders in the offering or disposing of such shares; to indemnify or hold harmless the holders of any such shares, other than the selling security holders or any underwriter designated by such holders; or to obtain a commitment from an underwriter relative to the sale of any such shares.

We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

We will use our best efforts to file one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing:

•	the name of any broker-dealers;
•	the number of common shares involved;
•	the price at which the common shares are to be sold;
•	the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;
•	that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and
•	any other facts material to the transaction.

Shares Eligible For Future Sale

At February 3, 2009 we had 135,810,792 shares of common stock issued and outstanding, of which approximately 72,526,000 shares are “restricted securities.” Of this amount, 52,313,627 shares were included in the registration statement of which this prospectus is a part and will be freely tradable shares by persons other than our affiliates, as defined under Rule 144 under the Securities Act of 1933, upon the effective date of the registration statement of which this prospectus is a part so long as we keep this prospectus current. In addition, the registration statement of which this prospectus is a part also registers 54,290,408 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants. Upon the exercise of those warrants in accordance with their respective terms, the underlying shares will be freely tradable by persons other than our affiliates providing that this prospectus is current.

In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing shareholders could adversely affect prevailing market prices.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP., 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431.

EXPERTS

Our financial statements as of and for the years ended December 31, 2007 and 2006 included in this prospectus have been audited by Sherb & Co., LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

We file annual and special reports and other information with the Securities and Exchange Commission. Certain of our SEC filings are available over the Internet at the Securities and Exchange Commission’s web site at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2008
                                   (Unaudited)

                                    CONTENTS

Consolidated Financial Statements:

Notes to Consolidated Financial Statements...........................F-5 to F-20

                                       F-1

                          CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                                   CONSOLIDATED BALANCE SHEETS

                                                                    September 30,   December 31,
                                                                    ------------    ------------
                                                                        2008           2007 *
                                                                    ------------    ------------
                                                                     (Unaudited)

                              ASSETS
                              ------
CURRENT ASSETS:
   Cash .........................................................   $  1,090,753    $  2,012,480
   Marketable equity securities, at market - restricted .........        213,338               -
   Accounts receivable, net of allowance for doubtful accounts of
      $0 and $187,210, respectively .............................      4,536,418       4,220,692
   Notes receivable .............................................        577,377         333,168
   Inventory ....................................................      2,526,093       1,100,023
   Prepaid expense and other current assets .....................      1,412,034         440,819
                                                                    ------------    ------------

      Total current assets ......................................     10,356,013       8,107,182
                                                                    ------------    ------------

LONG-TERM ASSETS:
   Restricted cash ..............................................        525,156         437,511
   Property and equipment, net ..................................      3,475,684       1,928,137
   Prepaid land use rights, net .................................         80,596          76,804
   Due from related party- discontinued operation ...............              -         465,982
   Other assets .................................................         30,755         258,676
                                                                    ------------    ------------

      Total other assets ........................................      4,112,191       3,167,110
                                                                    ------------    ------------

      Total assets ..............................................   $ 14,468,204    $ 11,274,292
                                                                    ============    ============

               LIABILITIES AND SHAREHOLDERS' EQUITY
               ------------------------------------

CURRENT LIABILITIES:
   Notes payable ................................................   $  3,559,892    $  1,665,667
   Accounts payable and accrued expenses ........................        916,692         701,172
   Advances from customers ......................................        159,586          96,624
   Taxes payables ...............................................        502,494         265,282
   Due to related parties .......................................        344,264         308,346
   Deferred revenue .............................................              -          15,489
                                                                    ------------    ------------

      Total current liabilities .................................      5,482,928       3,052,580
                                                                    ------------    ------------

MINORITY INTEREST ...............................................      4,970,035       4,378,042
                                                                    ------------    ------------

SHAREHOLDERS' EQUITY:
   Common stock, $.001 par value, 500,000,000 shares authorized;
     135,810,792 and 135,700,792 shares issued and outstanding
     at September 30, 2008 and December 31, 2007, respectively ..        135,811         135,701
   Additional paid-in capital ...................................     19,661,352      19,541,062
   Statutory reserves ...........................................        694,119         628,017
   Accumulated deficit ..........................................    (16,724,473)    (16,559,325)
   Other comprehensive income ...................................        248,432          98,215
                                                                    ------------    ------------

      Total shareholders' equity ................................      4,015,241       3,843,670
                                                                    ------------    ------------

      Total liabilities and shareholders' equity ................   $ 14,468,204    $ 11,274,292
                                                                    ============    ============

* Derived from audited consolidated financial statements.

                    See notes to unaudited consolidated financial statements.

                                               F-2

                                         CHINA AMERICA HOLDNGS, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                                         (Unaudited)

                                                              For the Three Months Ended        For the Nine Months Ended
                                                                     September 30,                     September 30,
                                                            ------------------------------    ------------------------------
                                                                 2008             2007             2008             2007
                                                            -------------    -------------    -------------    -------------

Net revenues ............................................   $  10,143,922    $   7,897,814    $  27,108,829    $   7,949,374

Cost of sales ...........................................       9,463,667        6,663,440       24,610,691        6,666,370
                                                            -------------    -------------    -------------    -------------

Gross profit ............................................         680,255        1,234,374        2,498,138        1,283,004
                                                            -------------    -------------    -------------    -------------

Operating expenses:
   Selling expenses .....................................         214,548          158,825          634,883          158,825
   Consulting and investor relations expense ............          10,045          313,830          300,066          675,990
   Compensation and related taxes .......................         101,244          538,744          301,810          739,374
   General and administrative ...........................         170,357          432,707          458,724          572,362
                                                            -------------    -------------    -------------    -------------

      Total operating expenses ..........................         496,194        1,444,106        1,695,483        2,146,551
                                                            -------------    -------------    -------------    -------------

Income (loss) from operations ...........................         184,061         (209,732)         802,655         (863,547)
                                                            -------------    -------------    -------------    -------------

Other income (expenses):
   Interest income ......................................           3,412            4,617           13,430            6,129
   Interest expense .....................................         (29,893)         (12,901)         (51,843)         (14,151)
   Realized and unrealized loss on marketable equity
     securities .........................................           2,335                -          (45,008)               -
   Gain on sale of Big Tree subsidiaries ................               -                -           45,912                -
   Foreign currency transaction gain ....................             266                -            5,915                -
                                                            -------------    -------------    -------------    -------------

      Total other income (expenses) .....................         (23,880)          (8,284)         (31,594)          (8,022)
                                                            -------------    -------------    -------------    -------------

Income (loss) before income taxes and minority interest .         160,181         (218,016)         771,061         (871,569)

Minority interest in income of subsidiaries .............        (111,338)        (311,553)        (501,023)        (311,553)
                                                            -------------    -------------    -------------    -------------

Income (loss) before income taxes .......................          48,843         (529,569)         270,038       (1,183,122)

Provision for income taxes ..............................         (48,321)               -         (369,084)               -
                                                            -------------    -------------    -------------    -------------

Net income (loss) .......................................   $         522    $    (529,569)   $     (99,046)   $  (1,183,122)
                                                            =============    =============    =============    =============

Comprehensive income (loss):
   Net income (loss) ....................................   $         522    $    (529,569)   $     (99,046)   $  (1,183,122)

   Other comprehensive income:
      Unrealized loss on marketable equity securities ...        (157,727)               -         (157,727)               -
      Unrealized foreign currency translation gain (loss)          (8,255)          15,956          307,944           15,956
                                                            -------------    -------------    -------------    -------------

   Comprehensive income (loss) ..........................   $    (165,460)   $    (513,613)   $      51,171    $  (1,167,166)
                                                            =============    =============    =============    =============

Net income (loss) per common share - basic ..............   $           -    $       (0.01)   $           -    $       (0.02)
                                                            =============    =============    =============    =============
Net income (loss) per common share - diluted ............   $           -    $       (0.01)   $           -    $       (0.02)
                                                            =============    =============    =============    =============

Weighted average number of shares outstanding:
   Basic ................................................     135,810,792       89,689,547      135,798,967       68,334,917
                                                            =============    =============    =============    =============
   Diluted ..............................................     135,810,792       89,689,547      135,798,967       68,334,917
                                                            =============    =============    =============    =============

                                  See notes to unaudited consolidated financial statements.

                                                             F-3

                            CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             (Unaudited)

                                                                         For the Nine Months Ended
                                                                               September 30,
                                                                       ----------------------------
                                                                           2008            2007
                                                                       ------------    ------------

Cash flows from operating activities:
   Net loss ........................................................   $    (99,046)   $ (1,183,122)
                                                                       ------------    ------------
   Adjustments to reconcile net loss to net cash used in operations:
      Depreciation and amortization ................................        221,061          30,958
      Common stock, warrants and options issued for services .......         10,400       1,170,365
      Contributed services .........................................        110,000               -
      Minority interest ............................................        501,023         311,553
      Allowance for doubtful accounts ..............................       (199,385)              -
      Realized and unrealized loss on marketable equity securities .         45,008               -
      Gain on sale of Big Tree subsidiaries ........................        (45,912)              -
   Changes in assets and liabilities:
      Accounts receivable ..........................................        165,058         219,142
      Inventory ....................................................     (1,353,039)        629,147
      Prepaid expenses and other ...................................       (922,666)         92,048
      Other assets .................................................        245,239         (15,530)
      Accounts payable and accrued expenses ........................       (110,397)       (528,311)
      Taxes payable ................................................        502,654               -
      Advances from customers ......................................         56,510        (538,571)
      Deferred revenue .............................................        (15,489)        (44,943)
                                                                       ------------    ------------

         Total adjustments .........................................       (789,935)      1,325,858
                                                                       ------------    ------------

Net cash (used in) provided by operating activities ................       (888,981)        142,736
                                                                       ------------    ------------

Cash flows from investing activities:
   Cash acquired in acquisition ....................................              -         703,577
   Cash used in acquisition ........................................              -        (398,661)
   Increase in notes receivable ....................................       (221,972)       (174,183)
   Proceeds from sale of marketable equity securities ..............         29,254               -
   Purchase of property and equipment ..............................     (1,637,013)       (240,335)
   Increase in restricted cash .....................................        (58,369)              -
   Refund on land use rights .......................................              -          24,539
                                                                       ------------    ------------

Net cash flows used in investing activities ........................     (1,888,100)        (85,063)
                                                                       ------------    ------------

Cash flows from financing activities:
   Repayment of related party advances .............................              -        (332,976)
   Proceeds from notes payable .....................................      1,784,811               -
   Net proceeds from related party advances ........................         15,276               -
   Proceeds from sale of common stock ..............................              -       2,967,404
   Payment of placement fees and expenses ..........................              -        (333,740)
                                                                       ------------    ------------

Net cash flows provided by financing activities ....................      1,800,087       2,300,688
                                                                       ------------    ------------

Effect of exchange rate on cash ....................................         55,267          24,717
                                                                       ------------    ------------

Net (decrease) increase in cash ....................................       (921,727)      2,383,078

Cash - beginning of year ...........................................      2,012,480         152,579
                                                                       ------------    ------------

Cash - end of period ...............................................   $  1,090,753    $  2,535,657
                                                                       ============    ============

Supplemental disclosure of cash flow information:
   Cash paid for:
      Interest .....................................................   $     21,950    $     12,901
                                                                       ============    ============
      Income taxes .................................................   $          -    $          -
                                                                       ============    ============

 NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Acquisition details:
      Fair value of assets acquired ................................   $          -    $ 10,285,935
                                                                       ============    ============
      Liabilities assumed ..........................................   $          -    $  9,099,978
                                                                       ============    ============
      Common stock issued for acquisitions .........................   $          -    $  1,197,500
                                                                       ============    ============
      Goodwill .....................................................   $          -    $    410,204
                                                                       ============    ============

                      See notes to unaudited consolidated financial statements.

                                                 F-4

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

         China America Holding, Inc. (formerly Sense Holdings, Inc. or "Sense")
(the "Company") is a Florida corporation formed on July 13, 1998. Prior to June
27, 2007, the Company's core business was the design, develop, manufacture and selling of fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity.
The Company had also licensed certain patented technology designed to detect chemical vapors and unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices. Currently, the Company is maintaining its existing customer base and maintenance agreements and is not pursuing new business or performing additional research and development.

         Effective June 27, 2007, the Company entered into a membership interest exchange agreement with Shanghai AoHong Chemical Co. Ltd. ("AoHong"), a Chinese limited liability company, and its sole members Mr. Aihua Hu and his wife, Mrs.
Ying Ye. Under the terms of the agreement, the Company acquired 56.08% of the membership interests of AoHong from that company in exchange for $3,380,000 to be invested in AoHong between September 30, 2007 and July 27, 2009. In 2008 and
2007, the Company paid $800,000 and $800,000 of this investment, respectively.
As part of the transaction, 12,500,000 shares of the Company's common stock valued at $1,187,500 were issued to Mr. Hu.

         AoHong sells and distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays.

The operations of AoHong are comprised of three basic functions:

      -  Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution. Approximately 14.5% and approximately
         15.8%, respectively, of its net revenues were generated from this activity for the nine months ended September 30, 2008 and 2007,

      -  Custom mixing of various raw materials in accordance with customer specifications into a new product. AoHong employs two engineers who work with customers to derive proper mixture of chemicals.
         Approximately 15.3% and 20% of its net revenues were generated from this activity during the nine months ended September 30, 2008 and 2007, respectively, and

      -  Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product. Approximately 70.2% and approximately 64.2%, respectively, of its net revenues were generated from this activity during the nine months ended September 30, 2008 and
         2007, respectively.

         Customers of AoHong include manufacturers of automobiles, refrigerators and air conditioners as well as distributors of coolants. During the nine months ended September 30, 2008 and 2007, approximately 32.1% and 35.2% of its net revenues were from manufacturers, including automobile, air conditioners and refrigerator manufacturers, approximately 56.1% and 56.8% of its net revenues were from air conditioners and refrigerator retailers and approximately 11.8%
and 8% of its net revenues were from the export of products. Approximately 6.8%
and 7% of its sales are to automobile and refrigerator manufacturers, respectively. As a result, historically AoHong has witnessed a seasonal surge in demand for refrigerant products from June to September.

                                       F-5

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

         AoHong was established in February 2000 as Shanghai AoHong Industry
Co., Ltd. On July 5, 2007 AoHong changed its name to Shanghai AoHong Chemical
Co., Ltd. AoHong has two wholly-owned subsidiaries; Shanghai Binghong Trading
Co., Ltd. which was established in March 2002 and Shanghai Wuling Environmental
Material Co., Ltd. which was established in January 2005.

         On August 31, 2007, the Company closed an acquisition of 60% of the issued and outstanding common stock of Big Tree Toys, Inc, a Florida corporation
("Big Tree"), from CDI China, Inc., a wholly-owned subsidiary of China Direct,
Inc. ("China Direct"). Big Tree was incorporated in the State of Florida on
November 20, 2006 and its wholly owned subsidiary Jieyang Big Tree Toy
Enterprise Co., Ltd. ("Jieyang Big Tree"), a Chinese limited liability company, was established on January 22, 2007 as a wholly foreign owned entity in China.
China Direct acquired 60% of Big Tree in February 2007 in exchange for shares of its common stock and a commitment to provide a $1 million working capital loan subject to the satisfaction of certain revenue milestones by Big Tree. Both Big
Tree and Jieyang Big Tree are development stage companies which have not yet commenced operations. On April 30, 2008, the Company entered into an Agreement with Wei Lin and China Direct pursuant to which the Company transferred all its right, title and interest in and to 60% of the stock of Big Tree to Mr. Lin in exchange for 53,654 shares of the common stock of China Direct owned by Mr. Lin.
These shares had a fair market value of approximately $445,328 on the date of the agreement. As a result of this transaction, the Company no longer owns any interest in Big Tree or its wholly-owned subsidiary, Jieyang Big Tree (See Note
2).

         The consolidated financial statements include the Company and all its subsidiaries, including those operating outside the United States of America.
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant inter-company account balances and transactions have been eliminated.

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments
(consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related footnotes for the year ended December 31, 2007 and notes thereto contained in the Report on Form 10-K as filed with the Securities and
Exchange Commission. The results of operations for the nine months ended
September 30, 2008 are not necessarily indicative of the results for the full fiscal year ending December 31, 2008.

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Significant estimates for the 2008 and 2007 periods include provisions made for sales and the related allowance for doubtful accounts, valuation of stock-based compensation, and the useful lives of property and equipment and other long-term assets.

                                       F-6

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

Cash and Cash Equivalents

         For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risks

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in the United States and China. At September 30, 2008, the Company
had deposits of approximately $988,000 in banks in China. In China, there is no equivalent federal deposit insurance as in United States; as such these amounts held in banks in China are not insured. The Company has not experienced any losses in such bank accounts through September 30, 2008.

         At September 30, 2008 and December 31, 2007, our bank deposits by geographic area were as follows:

              COUNTRY                SEPTEMBER 30, 2008       DECEMBER 31, 2007
--------------------------------    --------------------    --------------------
United States ..................    $  102,691      9.4%    $  998,222     49.6%
China ..........................       988,062     90.6%     1,014,258     50.4%
                                    ----------    ------    ----------    ------
Total cash and cash equivalents     $1,090,753    100.0%    $2,012,480    100.0%
                                    ==========    ======    ==========    ======

Marketable Equity Securities

         Marketable equity securities consist of an investment in equity of a publicly-traded company and are stated at market value based on the most recently traded price of these securities at September 30, 2008. The Company has marketable securities classified as available for sale securities at September
30, 2008. Unrealized gains and losses on available for sale securities, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Other
Comprehensive Income in Shareholders' Equity. Realized gains and losses are determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold. For the purpose of computing realized gains and losses, cost is identified on a specific identification basis. For marketable equity securities for which there is an
"other-than-temporary" impairment, an impairment loss is recognized as a realized loss.

         Additionally, the Company considers EITF Issue No. 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments"
("EITF 03-01"). According to EITF 03-01, a security is impaired when its fair value is less than its carrying value, and an impairment is other than-temporary if the investor does not have the "ability and intent" to hold the investment until a forecasted recovery of its carrying amount. EITF 03-01 holds that the impairment of each security must be assessed using the
ability-and-intent-to-hold criterion regardless of the severity or amount of the impairment. The Company intends to hold its investment in marketable securities for a period of time sufficient to allow for any anticipated recovery in market value. Paragraph 16 of SFAS 115 and SAB Topic 5M provide that numerous factors must be considered, including the following, in determining whether a decline in value requires a write-down to a new cost basis for an individual security, which the Company considers:

                                       F-7

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

      -  The length of time and extent to which the market value has been less than cost;

      -  The financial condition and near-term prospects of the issuer, including any specific events that may influence the operations of the issuer (e.g., changes in technology, or the planned discontinuance of a line of business); and

      -  The intent and ability of the holder to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value.

         For the nine months ended September 30, 2008 and 2007, the Company recognized an aggregate (unrealized and realized) loss of $45,008 and $0 from the sale of trading marketable equity securities and recognized an unrealized gain on trading securities, respectively, which has been reflected in the accompanying consolidated statement of operations.

Accounts Receivable

         Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer's payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. As of September 30, 2008 and December 31,
2007, the Company has recorded an allowance for doubtful accounts of $0 and
$187,210, respectively. Inventories

         Inventories are stated at the lower of average cost or market and consist of raw materials and finished goods. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

Prepaid Expenses and Other Current Assets

         Prepaid expenses and other current assets consist primarily of prepayments to vendors for merchandise that had not yet been shipped. At
September 30, 2008 and December 31, 2007, our consolidated balance sheets include prepaid expenses and other current assets of $1,412,034 and $440,819, respectively.

Property and Equipment

         Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The costs of repairs and maintenance are expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

                                       F-8

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

Impairment of Long-Lived Assets

         In accordance with Statement of Financial Accounting Standards (SFAS)
No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The
Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The
Company did not incur any impairment for the nine months ended September 30,
2008 and 2007.

Advances from Customers

         Advances from customers represent prepayments to the Company for merchandise that had not yet been shipped.

Fair Value of Financial Instruments

         Effective January 1, 2008, we adopted SFAS 157, Fair Value Measurements
("SFAS No. 157"). SFAS No. 157 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

      -  Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

      -  Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

      -  Level 3-Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

         The adoption of SFAS No. 157 did not have a material impact on our fair value measurements. The carrying amounts reported in the balance sheet for cash, accounts and notes receivable, due from related party, accounts payable and accrued expenses, advances from customers, notes payable, loans and amounts due from related parties approximate their fair market value based on the short term maturity of these instruments.

Stock Based Compensation

         The Company adopted Statement of Financial Accounting Standards No. 123
(revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

                                       F-9

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

Revenue Recognition

         The Company follows the guidance of the Securities and Exchange
Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition in
Financial Statements". In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

      -  The Company generates revenue from the sale of its products and records revenues from the sale of products when the goods are shipped, title passes, and collectability is reasonably assured.

      -  Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable.

      -  Revenue from the performance of services is recognized upon completion of the service.

Loss per Common Share

         Basic earnings per share is computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period.
Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares consist of the unexercised stock options and warrants. In the 2007 period, the computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The following table presents a reconciliation of basic and diluted earnings per share:

                                                 For the Three Months Ended       For the Nine Months Ended
                                                       September 30,                    September 30,
                                               -----------------------------    -----------------------------
                                                    2008            2007             2008           2007
                                               -------------   -------------    -------------   -------------

Net income (loss) available to common
shareholders for basic and diluted
earnings per share .........................   $         522   $    (529,569)   $     (99,046)  $  (1,183,122)
                                               =============   =============    =============   =============

Weighted average shares outstanding - basic      135,810,792      89,689,547      135,798,967      68,334,917
Effect of dilutive securities:
Unexercised stock options and warrants .....               -               -                -               -
                                               -------------   -------------    -------------   -------------
Weighted average shares outstanding- diluted     135,810,792      89,689,547      135,798,967      68,334,917
                                               =============   =============    =============   =============
Earnings (loss) per share - basic ..........   $           -   $       (0.01)   $           -   $       (0.02)
                                               =============   =============    =============   =============
Earnings (loss) per share - diluted ........   $           -   $       (0.01)   $           -   $       (0.02)
                                               =============   =============    =============   =============

                                      F-10

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

Non-Employee Stock-Based Compensation

         The cost of stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging
Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That
Are Issued to Other Than Employees for Acquiring, or in Conjunction with
Selling, Goods or Services" ("EITF 96-18").

Income Taxes

         We accounted for income taxes in accordance with SFAS No. 109,
"Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns.
Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between the financial reporting basis and tax bases of the Company's assets and liabilities result in a deferred tax asset,
SFAS No. 109 requires an evaluation of the probability of our being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

Foreign Currency Translation

         Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of
Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation",
and are included in determining net income or loss.

         The Company's reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiaries is the Chinese dollar or Renminbi
("RMB"). For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into
U.S. dollars at the exchange rate prevailing at the balance sheet date and weighted average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. The cumulative translation adjustment and effect of exchange rate changes on cash at September
30, 2008 was $55,267. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated comprehensive loss. As of September 30,
2008, the exchange rate for the local currency, the Chinese dollar or RMB was $1 for 6.8551 RMB.

Minority Interest

         Under generally accepted accounting principles when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the majority interest since there is no obligation of the minority interest to make good on such losses. The Company, therefore, has absorbed all losses applicable to a minority interest where applicable. If future earnings do materialize, the
Company shall be credited to the extent of such losses previously absorbed.

                                      F-11

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

Comprehensive Income

         The Company follows Statement of Financial Accounting Standards No. 130
("SFAS No. 130") "Reporting Comprehensive Income" to recognize the elements of comprehensive income. Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive income for the nine months ended
September 30, 2008 included net income, foreign currency translation adjustments, and an unrealized loss of marketable equity securities. The Company did not have comprehensive income in the 2007 period.

Recent Accounting Pronouncements

         In December 2007, the FASB issued SFAS 141 (revised 2007), "Business
Combinations". SFAS 141R is a revision to SFAS 141 and includes substantial changes to the acquisition method used to account for business combinations
(formerly the "purchase accounting" method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions. SFAS 141R retains the fundamental requirement of SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R is effective for periods beginning on or after
December 15, 2008, and will apply to all business combinations occurring after the effective date. The Company is currently evaluating the requirements of SFAS
141R.

         In December 2007, the FASB issued SFAS 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research
Bulletin No. 51, Consolidated Financial Statements" ("ARB 51"). This Statement
amends ARB 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS 160 is effective for periods beginning after
December 15, 2008. The Company is currently evaluating the requirements of SFAS
160.

         In March 2008, the FASB issued SFAS 161, "Disclosures about Derivative
Instruments and Hedging Activities". The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently evaluating the impact of adopting SFAS 161 on our consolidated financial statements.

         In May 2008, the Financial Accounting Standards Board ("FASB") issued
FASB Staff Position ("FSP") APB 14-1, Accounting for Convertible Debt
Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash
Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No.
14, Accounting for Convertible Debt and Debt issued with Stock Purchase
Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner

                                      F-12

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

that will reflect the entity's non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We will adopt FSP APB 14-1 beginning in the first quarter of fiscal 2009, and this standard must be applied on a retrospective basis. We are evaluating the impact of the adoption of FSP
APB 14-1 on our consolidated financial position and results of operations.

         In May 2008, the FASB issued Statement of Financial Accounting
Standards ("SFAS") No. 162, The Hierarchy of Generally Accepted Accounting
Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the U.S. Securities and Exchange Commission ("SEC") of the Public
Company Accounting Oversight Board's amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.
We do not expect SFAS No. 162 to have a material impact on the preparation of our consolidated financial statements.

         On June 16, 2008, the FASB issued final Staff Position (FSP) No. EITF
03-6-1, "Determining Whether Instruments Granted in Share-Based Payment
Transactions Are Participating Securities," to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the requirements of (FSP) No. EITF 03-6-1 as well as the impact of the adoption on our consolidated financial statements.

NOTE 2 - ACQUISITION AND DISPOSITION

AoHong
------

         The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions of AoHong had occurred as of the following periods:
                                          Nine Months Ended
                                          September 30, 2007
                                          ------------------
                          Revenues ....       $23,930,000
                Costs and Expenses ....        22,664,000
                          Net Loss ....         (179,000)
         Net Loss per Common Share ....             $0.00

         Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

Big Tree
--------

         On April 30, 2008, the Company entered into an Agreement with Wei Lin and China Direct pursuant to which the Company transferred all of its rights, title and interest in and to 60% of the stock of Big Tree to Mr. Lin in exchange for 53,654 shares of the common stock of China Direct owned by Mr. Lin. These shares had a fair market value of approximately $445,328 on the date of the agreement. As a result of this transaction, the Company no longer owns any interest in Big Tree or its wholly-owned subsidiary, Jieyang Big Tree.

                                      F-13

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

         The Company had acquired the 60% equity interest in Big Tree, a development stage company, from CDI China, Inc., a wholly owned subsidiary of
China Direct, in August 2007. Under the terms of the agreement, the Company paid
CDI China, Inc. $400,000 and issued it 10,000,000 shares of its common stock.
China Direct had acquired the 60% in Big Tree from Mr. Lin in February 2007 in exchange for 53,654 shares of its common stock.

         China Direct owns approximately 10% of the Company's outstanding common stock and through two of its subsidiaries provides consulting services to the
Company. The Company did not report any revenues from Big Tree during 2007 or
2008 and its assets were limited to a loan due from a related party which was made prior to our acquisition of Big Tree. The Company found that it was unable to obtain appropriate financial information pertaining to Jieyang Big Tree for the purposes of consolidating those results with the Company in accordance with generally accepted accounting principles.

NOTE 3 - INVENTORIES

         At September 30, 2008 and December 31, 2007, inventories consisted of:

                                                      2008         2007
                                                   ----------   ----------
         Finished goods ........................   $2,526,093   $1,100,023
         Less: Reserve for slow moving inventory            -            -
                                                   ----------   ----------

                                                   $2,526,093   $1,100,023
                                                   ==========   ==========

NOTE 4 - RELATED PARTY TRANSACTIONS

Due from related parties

         At September 30, 2008 and December 31, 2007, the Company held a due from related party in the amount of $0 and $465,982, respectively, which reflected advances due from Shantou Dashu Toy Enterprises Co., Ltd., a Chinese entity, to our former wholly-owned subsidiary Jieyang Big Tree. These advances were made prior to our formation of Jieyang Big Tree. Guihong Zheng, the
Company's minority shareholder in Big Tree is an owner of Shantou Dashu Toy
Enterprise Co., Ltd. These advances bear no interest, were due on demand, and were unsecured. On April 30, 2008, the Company entered into an Agreement with
Wei Lin and China Direct pursuant to which the Company transferred all of its rights, title and interest in and to 60% of the stock of Big Tree (See Note 2).

Due to related parties

         At September 30, 2008 and December 31, 2007, due to related parties, which is attributable to AoHong, consists of the following:

                                           September 30,     December 31,
                                               2008              2007
                                           -------------     ------------
         Due to Aihua Hu ..........          $306,004          $272,488
         Due to Ying Ye ...........            23,672            22,186
         Liang Wenjuan ............            14,588            13,672
                                             --------          --------

                                             $344,264          $308,346
                                             ========          ========

                                      F-14

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

         Mr. Aihua Hu, CEO of AoHong, and Mrs. Ying Ye are the minority owners of AoHong. Mr. Hu and Mrs. Ye are husband and wife. Liang Wejuan is the aunt of
Mr. Hu.

         In July 2008, the Company borrowed $400,000 from China Direct, Inc., a shareholder of the Company. The note is due on December 31, 2008 with interest due at 4% per annum and secured by marketable equity securities (see Note 7).

NOTE 5 - PROPERTY AND EQUIPMENT

         At September 30, 2008 and December 31, 2007, property and equipment consisted of the following:

                                    Estimated     September 30,    December 31,
                                       Life            2008            2007
                                    ----------    -------------    ------------
Buildings ........................   20 years     $   1,516,461    $    608,551
Auto and Truck ...................    5 years           290,692         184,719
Manufacturing Equipment ..........   10 years         1,687,210         289,499
Office Equipment .................  5 -7 years           63,433          30,605
Construction in Progress .........      -               246,860         919,275
                                                  -------------    ------------
                                                      3,804,656       2,032,649

Less: Accumulated Depreciation ...                     (328,972)       (104,512)
                                                  -------------    ------------

                                                  $   3,475,684    $  1,928,137
                                                  =============    ============

         For the nine months ended September 30, 2008 and 2007, depreciation expense amounted to $219,710 and $30,958, respectively.

NOTE 6 - LAND USE RIGHTS

         AoHong has land use rights pursuant to an agreement with the Chinese government. The land use rights are valued at a fixed amount of approximately
RMB 1,067,000, fluctuated by the exchange rate. Under the terms of the agreement, AoHong has rights to use certain land until November 3, 2053. AoHong will amortize these land use rights over the remaining contract period beginning on June 27, 2007 (date of acquisition). At September 30, 2008 and December 31,
2007, land use rights are valued at the following:

                                       Estimated
                                    Remaining Life       2008        2007
                                    --------------    ---------    --------
Land Use Rights ..................      46 year       $  82,847    $ 77,648
Less: Accumulated Amortization ...                       (2,251)       (844)
                                                      ---------    --------

                                                      $  80,596    $ 76,804
                                                      =========    ========

         For the nine months ended September 30, 2008 and 2007, amortization expense amounted to $1,351 and $0, respectively.

                                      F-15

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

NOTE 7 - NOTES PAYABLE

         Notes payable consisted of the following at September 30, 2008 and
December 31, 2007:
                                                         2008           2007
                                                     -----------    -----------
Notes payable to Country Commercial Bank HuaTing
Branch, due on January 16, 2008. Interest only
payable monthly at an annual rate of 7.38%. The
note was repaid on the due date ..................   $         -    $   341,806

Notes payable to Country Commercial Bank HuaTing
Branch, due on February 28, 2008. Interest only
payable monthly at an annual rate of 7.38%. The
note was repaid on the due date. .................             -        205,083

Notes payable to Country Commercial Bank HuaTing
Branch, due on April 7, 2009. Interest only
payable quarterly at an annual rate of 8.964%.
Secured by the buildings located at 333 and 338
Huhua E.Rd Jiading Shanghai. .....................       364,692              -

Notes payable to Industrial and Commercial Bank of
China Anshan Road Branch, due on February 10,
2009. Interest only payable quarterly at an annual
rate of 6.7068%. Secured by Accounts Receivable of
Shanghai 3F Material Co. Ltd. amount of $551,414.        551,414              -

Notes payable to Industrial and Commercial Bank of
China Anshan Road Branch, due on October 10, 2008.
Interest only payable quarterly at an annual rate
of 6.8985%. Secured by accounts receivable of
Shanghai 3F Material Co. Ltd. amount of $498,899.
The note was repaid on the due date. .............       498,899              -

Notes payable to Industrial and Commercial Bank of
China Anshan Road Branch, due on December 10,
2008. Interest only payable quarterly at an annual
rate of 6.9642%. Secured by $406,996 of accounts
receivable due from Shanghai 3F Material Co., Ltd.       406,996              -

Bank acceptances payable, non-interest bearing.
Secured by restricted cash of $525,156 at
September 30, 2008 and payable on demand. ........     1,312,891      1,093,778

Note payable to China Direct, Inc. due on December
31, 2008 with interest due at 4% per annum.
Secured by marketable equity securities. .........       400,000              -

Note payable to individual, due on demand with
interest due at 10% per annum and unsecured. .....        25,000         25,000
                                                     -----------    -----------

Total ............................................     3,559,892      1,665,667

Less: current portion ............................    (3,559,892)    (1,665,667)
                                                     -----------    -----------

Long-term portion of notes payable ...............   $         -    $         -
                                                     ===========    ===========

                                      F-16

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

NOTE 8 - SHAREHOLDERS' EQUITY

Common stock

         On January 5, 2008, the Company entered into a two month consulting agreement for investor relations services. In connection with this consulting agreement, the Company paid cash of $100,000 and agreed to issue 1,100,000 shares of its common stock to the consultant. The shares issuable pursuant to this contract were issued by a third party on behalf of the Company. The shares were issued at the fair values at the date of the issuance of $110,000 or $.10 per share based on the trading price of common shares. Accordingly, the Company recorded consulting expense of $110,000 and contributed capital of $110,000.

         On January 18, 2008, the Company issued 50,000 shares of its common stock to two consultants for business development services rendered. The shares were issued at the fair values at the date of the issuance of $5,000 or $.10 per share based on the trading price of common shares.

         On February 8, 2008, the Company issued 60,000 shares of its common stock to a consultant to satisfy accounts payable of $5,400 for previous accounting services rendered. The shares were issued at the fair values at the date of the issuance of $5,400 or $.09 per share based on the trading price of common shares.

Stock Option Grants

         Stock option activity for the nine months ended September 30, 2008 is summarized as follows:

                                              Number of      Weighted Average
                                               Options        Exercise Price
                                              ---------      ----------------
Balance at January 1, 2008 ................   9,300,000            $ 0.10
Forfeited .................................    (250,000)             0.35
                                              ---------            ------
Balance at September 30, 2008 .............   9,050,000            $ 0.09
                                              =========            ======

Options exercisable at end of period ......   9,050,000            $ 0.09
                                              =========            ======

Weighted average fair value of options
 granted during the period ................                        $ 0.00
                                                                   ======

The following table summarizes the Company's stock options outstanding at
September 30, 2008:

                Options Outstanding                       Options Exercisable
----------------------------------------------------   -------------------------
                               Weighted
                 Number         Average     Weighted       Number       Weighted
 Range of    Outstanding at    Remaining     Average   Exercisable at    Average
 Exercise     September 30,   Contractual   Exercise    September 30,   Exercise
  Price            2008          Life         Price         2008          Price
----------   --------------   -----------   --------   --------------   --------
$0.07-0.08        7,750,000   3.90 Years    $  0.073        7,750,000   $  0.073
 0.19-0.20        1,300,000   1.55 Years        0.20        1,300,000       0.20
             --------------                 --------   --------------   --------

                  9,050,000                 $   0.09        9,050,000   $   0.09
             ==============                 ========   ==============   ========

                                      F-17

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

Common Stock Warrants

         Stock warrant activity for the nine months ended September 30, 2008 is summarized as follows:

                                       Number of     Weighted Average
                                         Shares       Exercise Price
                                       ----------    ----------------
Outstanding at January 1, 2008 .....   67,811,613          $0.16
Cancelled ..........................   (4,011,500)          0.20
                                       ----------    ----------------
Outstanding at September 30, 2008 ..   63,800,113          $0.16
                                       ==========    ================

         The following table summarizes the Company's stock warrants outstanding at September 30, 2008:

                     Warrants Outstanding                  Warrants Exercisable
----------------------------------------------------   -------------------------
                               Weighted
                 Number         Average     Weighted       Number       Weighted
 Range of    Outstanding at    Remaining     Average   Exercisable at    Average
 Exercise     September 30,   Contractual   Exercise    September 30,   Exercise
  Price           2008           Life        Price          2008          Price
----------   --------------   -----------   --------   --------------   --------
$0.35-0.55        8,118,455    1.75 Years   $   0.40        8,118,455   $   0.40
 0.16-0.20        1,104,250    1.80 Years       0.16        1,104,250       0.16
      0.12       52,477,408    4.00 Years       0.12       52,477,408       0.12
      0.10        2,100,000    3.50 Years       0.10        2,100,000       0.10
             --------------                 --------   --------------   --------
                 63,800,113                 $   0.16       63,800,113   $   0.16
             ==============                 ========   ==============   ========

NOTE 9 - FOREIGN OPERATIONS

         As of September 30, 2008 the majority of our revenues and assets are associated with subsidiaries located in the People's Republic of China. Assets at September 30, 2008 and December 31, 2007 as well as revenues for the nine months ended September 30, 2008 are as follows:

                                                         Peoples'
                                              United     Republic
                                              States     of China       Total
                                           -----------  -----------  -----------
Revenues for the nine months ended
September 30, 2008 ......................  $    39,053  $27,069,776  $27,108,829

Revenues for the nine months ended
September 30, 2007 ......................       75,690    7,873,684    7,949,374

Identifiable assets at September 30, 2008      321,761   14,146,443   14,468,204

Identifiable assets at December 31, 2007     1,046,735   10,227,557   11,274,292

                                      F-18

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

NOTE 10 - SEGMENT INFORMATION

         The following information is presented in accordance with SFAS No. 131,
Disclosure about Segments of an Enterprise and Related Information. In the
periods ended September 30, 2008 and 2007, the Company operated in three reportable business segments - (1) AoHong segment (2) Biometrics segment, and
(3) Big Tree segment (disposed of). The Company's reportable segments are strategic business units that offer different products. The Company's reportable segments, although integral to the success of the others, offer distinctly different products and services and require different types of management focus.
As such, these segments are managed separately. Information with respect to these reportable business segments for the three and nine months ended September
30, 2008 and 2007 is as follows:

                       For the Three Months Ended    For the Nine Months Ended
                             September 30,                 September 30,
                      ---------------------------   ---------------------------
                          2008           2007           2008           2007
                      ------------   ------------   ------------   ------------
Revenues:
   AoHong ..........  $ 10,143,922   $  7,873,684   $ 27,069,776   $  7,873,684
   Biometrics ......             -         24,130         39,053         75,690
                      ------------   ------------   ------------   ------------
                        10,143,922      7,897,814     27,108,829      7,949,374
                      ------------   ------------   ------------   ------------
Depreciation and
 amortization:
   AoHong ..........        96,183         28,553        218,915         28,553
   Biometrics ......           732            761          2,146          2,405
                      ------------   ------------   ------------   ------------
                            96,915         29,314        221,061         30,958
                      ------------   ------------   ------------   ------------
Interest expense:
   AoHong ..........        28,183         12,901         50,133         12,901
   Biometrics ......         1,710              -          1,710          1,250
                      ------------   ------------   ------------   ------------
                            29,893         12,901         51,843         14,151
                      ------------   ------------   ------------   ------------
Net income (loss):
   AoHong ..........       142,164        397,811        639,740        397,811
   Biometrics (1) ..      (141,642)      (927,380)      (738,786)    (1,580,933)
                      ------------   ------------   ------------   ------------
                               522       (529,569)       (99,046)    (1,183,122)
                      ------------   ------------   ------------   ------------

Identifiable assets:  September 30, 2008     December 31, 2007
                      ------------------     -----------------
   AoHong ..........     $ 14,146,443          $  9,754,217
   Biometrics ......          321,761             1,046,735
   Big Tree ........                -               473,340
                         ------------          ------------
                         $ 14,468,204          $ 11,274,292
                         ------------          ------------

(1) Includes all general and administrative expenses incurred in the United
States.

                                      F-19

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2008

NOTE 11 - STATUTORY RESERVES

         The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People's
Republic of China (the "PRC GAAP"). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities'
registered capital or members' equity. Appropriations to the statutory public welfare fund are at a minimum of 5% of the after tax net income determined in accordance with the PRC GAAP. Commencing on January 1, 2006, the new PRC
regulations waived the requirement for appropriating retained earnings to a welfare fund. For the nine months ended September 30, 2008, statutory reserve activity is as follows:

                                      AoHong
                                     --------
Balance - December 31, 2007 .......  $628,017
Additional to statutory reserves ..    66,102
                                     --------
Balance - September 30, 2008 ......  $694,119
                                     ========

                                      F-20

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2007 AND 2006

                                    CONTENTS

Report of Independent Registered Public Accounting Firm.....................F-22

 Consolidated Financial Statements:

Notes to Consolidated Financial Statements..........................F-27 to F-57

                                      F-21

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China America Holdings, Inc. and Subsidiaries
Coral Springs, Florida

         We have audited the accompanying consolidated balance sheets of China
America Holdings, Inc. and Subsidiaries as of December 31, 2007 and 2006 and the
related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years ended December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China
America Holdings, Inc. and Subsidiaries as of December 31, 2007 and 2006, and
the results of their operations and their cash flows for the years ended
December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

                                                 /s/ Sherb & Co., LLP
                                                 --------------------
                                                 Certified Public Accountants

Boca Raton, Florida
March 31, 2008

                                      F-22

                         CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                                (FORMERLY SENSE HOLDINGS, INC.)
                                  CONSOLIDATED BALANCE SHEETS

                                                                            December 31,
                                                                    ---------------------------
                                                                        2007           2006
                                                                    ------------   ------------

                                             ASSETS
                                             ------
CURRENT ASSETS:

   Cash ..........................................................  $  2,012,480   $    152,579
   Accounts receivable, net of allowance for doubtful
      accounts of $187,210 and $0, respectively ..................     4,220,692         11,918
   Notes receivable ..............................................       333,168              -
   Inventories, net ..............................................     1,100,023          7,436
   Prepaid expense and other current assets ......................       440,819          1,021
                                                                    ------------   ------------

      Total current assets .......................................     8,107,182        172,954
                                                                    ------------   ------------
LONG-TERM ASSETS:
   Restricted cash ...............................................       437,511              -
   Property and equipment, net ...................................     1,928,137          6,263
   Land use rights, net ..........................................        76,804              -
   Due from related party ........................................       465,982         41,121
   Other assets ..................................................       258,676          2,042
                                                                    ------------   ------------

      Total other assets .........................................     3,167,110         49,426
                                                                    ------------   ------------

      Total assets ...............................................  $ 11,274,292   $    222,380
                                                                    ============   ============

                              LIABILITIES AND SHAREHOLDERS' EQUITY
                              ------------------------------------
CURRENT LIABILITIES:
   Notes payable .................................................  $  1,665,667   $     25,000
   Accounts payable and accrued expenses .........................       701,172         89,439
   Advances from customers .......................................        96,624              -
   Taxes payables ................................................       265,282              -
   Due to related parties ........................................       308,346              -
   Deferred revenue ..............................................        15,489         13,118
                                                                    ------------   ------------

      Total current liabilities ..................................     3,052,580        127,557
                                                                    ------------   ------------

MINORITY INTEREST ................................................     4,378,042              -
                                                                    ------------   ------------
SHAREHOLDERS' EQUITY:
   Common stock, $.001 par value, 500,000,000 shares authorized;
      135,700,792 and 55,814,057 shares issued and outstanding
      at December 31, 2007 and 2006, respectively ................       135,701         55,814
   Additional paid-in capital ....................................    19,541,062     14,851,714
   Statutory reserves ............................................       628,017              -
   Accumulated deficit ...........................................   (16,559,325)   (14,812,705)
   Other comprehensive income - foreign currency .................        98,215              -
                                                                    ------------   ------------

      Total shareholders' equity .................................     3,843,670         94,823
                                                                    ------------   ------------

      Total liabilities and shareholders' equity .................  $ 11,274,292   $    222,380
                                                                    ============   ============

                        See notes to consolidated financial statements.

                                              F-23

                  CHINA AMERICA HOLDNGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         For the Year Ended
                                                            December 31,
                                                    ----------------------------
                                                        2007            2006
                                                    ------------   -------------
Net revenues .....................................  $ 16,290,353   $     81,517

Cost of sales ....................................    13,998,635         48,977
                                                    ------------   ------------

Gross profit .....................................     2,291,718         32,540
                                                    ------------   ------------
Operating expenses:
   Selling expenses ..............................       899,515              -
   Consulting and investor relation expense ......       740,785      1,561,577
   Compensation and related taxes ................       678,879        596,596
   Research and development ......................             -        578,979
   General and administrative ....................       663,182        478,727
   Loss on impairment ............................             -        230,000
                                                    ------------   ------------

      Total operating expenses ...................     2,982,361      3,445,879
                                                    ------------   ------------

Loss from operations .............................      (690,643)    (3,413,339)
                                                    ------------   ------------

Other income (expenses):
   Interest income ...............................        28,546         19,493
   Interest expense ..............................       (36,276)      (128,885)
   Debt issuance costs ...........................             -        (89,692)
   Registration rights penalties .................             -       (140,432)
                                                    ------------   ------------

      Total other income (expenses) ..............        (7,730)      (339,516)
                                                    ------------   ------------

Loss before minority interest ....................      (698,373)    (3,752,855)

Minority interest in income of subsidiaries ......      (420,230)             -
                                                    ------------   ------------

Net loss .........................................  $ (1,118,603)  $ (3,752,855)
                                                    ============   ============

Comprehensive loss:
      Net loss ...................................  $ (1,118,603)  $ (3,752,855)

      Other comprehensive income:
         Unrealized foreign currency
         translation gain ........................        98,215              -
                                                    ------------   ------------

      Comprehensive loss .........................  $ (1,020,388)  $ (3,752,855)
                                                    ============   ============

Net loss per common share - basic and diluted ....  $      (0.01)  $      (0.08)
                                                    ============   ============

Weighted average number of shares
   outstanding - basic and diluted ...............    86,105,495     48,859,080
                                                    ============   ============

                 See notes to consolidated financial statements.

                                      F-24

                                      CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARY
                                            (FORMERLY SENSE HOLDINGS, INC.)
                              CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                    FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

                                                                    Common Stock,
                                                                   $.001 Par Value
                                                             ---------------------------    Additional
                                                              Number of                      Paid-in        Deferred
                                                                Shares         Amount        Capital      Compensation
                                                             ------------   ------------   ------------   ------------

Balance, December 31, 2005 ................................    35,042,191   $     35,042   $ 11,763,679   $   (632,570)

Common stock issued for debt ..............................       647,727            648        163,775              -

Common stock issued for services ..........................     6,151,500          6,151        678,019       (112,000)

Common stock issued for liquidated damages ................       665,036            665        120,718              -

Common stock cancelled pursuant to stock exchange agreement      (683,333)          (683)      (149,317)             -

Grant of warrants for services ............................             -              -         33,500        (33,500)

Grant of warrants for liquidated damages ..................             -              -         19,049              -

Grant of stock options to employees .......................             -              -        150,000              -

Common stock issued for exercise of warrants ..............       399,025            399           (399)             -

Sale of common stock pursuant to private placement ........    13,591,911         13,592      2,072,690              -

Amortization of deferred compensation .....................             -              -              -        778,070

Net loss for the year .....................................             -              -              -              -
                                                             ------------   ------------   ------------   ------------

Balance, December 31, 2006 ................................    55,814,057         55,814     14,851,714              -

Common stock issued for services ..........................     7,580,000          7,580        666,785              -

Common stock issued in acquisition ........................    12,500,000         12,500      1,175,000              -

Common stock issued in acquisition - related party ........    10,000,000         10,000              -              -

Prior year appropriation of statutory reserves ............             -              -              -              -

Appropriation of statutory reserves .......................             -              -              -              -

Distribution in connection with acquisition - related party             -              -       (133,684)             -

Grant of stock options to employees .......................             -              -        397,390              -

Sale of common stock pursuant to private placement, net ...    49,806,735         49,807      2,583,857              -

Net loss for the year .....................................             -              -              -              -

Foreign currency translation adjustment ...................             -              -              -              -
                                                             ------------   ------------   ------------   ------------

Balance, December 31, 2007 ................................   135,700,792   $    135,701   $ 19,541,062   $          -
                                                             ============   ============   ============   ============
                                                                                                           (CONTINUED)
                                    See notes to consolidated financial statements.

                                                          F-25A

                                      CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARY
                                            (FORMERLY SENSE HOLDINGS, INC.)
                              CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                    FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
                                                      (CONTINUED)

                                                                                              Other           Total
                                                              Statutory      Accumulated   Comprehensive  Shareholders'
                                                               Reserves        Deficit        Income         Equity
                                                             ------------   ------------   ------------   ------------

Balance, December 31, 2005 ................................  $          -   $(11,059,850)  $          -   $    106,301

Common stock issued for debt ..............................             -              -              -        164,423

Common stock issued for services ..........................             -              -              -        572,170

Common stock issued for liquidated damages ................             -              -              -        121,383

Common stock cancelled pursuant to stock exchange agreement             -              -              -       (150,000)

Grant of warrants for services ............................             -              -              -              -

Grant of warrants for liquidated damages ..................             -              -              -         19,049

Grant of stock options to employees .......................             -              -              -        150,000

Common stock issued for exercise of warrants ..............             -              -              -              -

Sale of common stock pursuant to private placement ........             -              -              -      2,086,282

Amortization of deferred compensation .....................             -              -              -        778,070

Net loss for the year .....................................             -     (3,752,855)             -     (3,752,855)
                                                             ------------   ------------   ------------   ------------

Balance, December 31, 2006 ................................             -    (14,812,705)             -         94,823

Common stock issued for services ..........................             -              -              -        674,365

Common stock issued in acquisition ........................             -              -              -      1,187,500

Common stock issued in acquisition - related party ........             -              -              -         10,000

Prior year appropriation of statutory reserves ............       476,144       (476,144)             -              -

Appropriation of statutory reserves .......................       151,873       (151,873)             -              -

Distribution in connection with acquisition - related party             -              -              -       (133,684)

Grant of stock options to employees .......................             -              -              -        397,390

Sale of common stock pursuant to private placement, net ...             -              -              -      2,633,664

Net loss for the year .....................................             -     (1,118,603)             -     (1,118,603)

Foreign currency translation adjustment ...................             -              -         98,215         98,215
                                                             ------------   ------------   ------------   ------------

Balance, December 31, 2007 ................................  $    628,017   $(16,559,325)  $     98,215   $  3,843,670
                                                             ============   ============   ============   ============

                                    See notes to consolidated financial statements.

                                                          F-25B

                    CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                           (FORMERLY SENSE HOLDINGS, INC.)
                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             For the Year Ended
                                                                 December 31,
                                                         ---------------------------
                                                             2007           2006
                                                         ------------   ------------

Cash flows from operating activities:
   Net loss ...........................................  $ (1,118,603)  $ (3,752,855)
                                                         ------------   ------------
   Adjustments to reconcile net loss to net cash
    provided by (used in) operations:
      Depreciation and amortization ...................        73,032          7,297
      Common stock, warrants and options issued
        for services ..................................     1,071,755        722,170
      Amortization of deferred compensation ...........             -        778,070
      Interest income on shareholder loans ............             -         (1,746)
      Amortization of debt issuance costs .............             -         89,692
      Amortization of discount of notes payable .......             -         92,994
      Amortization of license rights ..................             -         45,000
      Common stock issued in connection with debt .....             -         21,923
      Loss on impairment of intangible assets .........             -        230,000
      Bad debts .......................................        35,512         19,496
      Allowance for slow moving inventory .............        (4,000)        39,570
      Registration rights penalty .....................             -        140,432
      Minority interest ...............................       420,230              -
   Changes in assets and liabilities:
      Accounts receivable .............................       (63,102)       399,484
      Inventories .....................................       437,094         (6,986)
      Prepaid expenses and other ......................       971,452         70,114
      Due from shareholders ...........................             -         20,000
      Other assets ....................................      (220,135)         7,765
      Accounts payable and accrued expenses ...........       (62,975)      (177,330)
      Advances from customers .........................      (856,508)             -
      Due to related parties ..........................             -         (5,464)
      Other payables ..................................             -        (14,811)
      Deferred revenue ................................        (2,371)       (10,214)
                                                         ------------   ------------

         Total adjustments ............................     1,799,984      2,467,456
                                                         ------------   ------------

Net cash provided by (used in) operating activities ...       681,381     (1,285,399)
                                                         ------------   ------------
Cash flows from investing activities:
   Cash acquired in acquisition .......................       703,577              -
   Cash used in acquisition ...........................      (398,661)             -
   Increase in notes receivable .......................       (94,106)             -
   Purchase of property and equipment .................      (845,626)             -
   Proceeds from refund on land use rights ............        24,539              -
   Decrease in due from related party .................       208,526              -
   Decrease in restricted cash ........................       105,025              -
   Purchase of intangible asset .......................             -       (150,000)
                                                         ------------   ------------

Net cash flows used in investing activities ...........      (296,726)      (150,000)
                                                         ------------   ------------
Cash flows from financing activities:
   Payments on convertible notes payable ..............             -       (527,000)
   Repayment of notes payable .........................      (525,127)             -
   Repayment of related party advances ................      (684,197)             -
   Proceeds from sale of common stock .................     2,967,404      2,451,000
   Payment of placement fees and expenses .............      (333,740)      (364,718)
                                                         ------------   ------------

Net cash flows provided by financing activities .......     1,424,340      1,559,282
                                                         ------------   ------------
                                                                         (CONTINUED)
                                         F-26A

                    CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                           (FORMERLY SENSE HOLDINGS, INC.)
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (CONTINUED)

                                                             For the Year Ended
                                                                 December 31,
                                                         ---------------------------
                                                             2007           2006
                                                         ------------   ------------

Effect of exchange rate on cash .......................        50,906              -
                                                         ------------   ------------

Net increase in cash ..................................     1,859,901        123,883

Cash - beginning of year ..............................       152,579         28,696
                                                         ------------   ------------

Cash - end of year ....................................  $  2,012,480   $    152,579
                                                         ============   ============

Supplemental disclosure of cash flow information:
   Cash paid for:
      Interest ........................................  $     35,026   $     28,813
                                                         ============   ============
      Income taxes ....................................  $          -   $          -
                                                         ============   ============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Common stock issued for debt .......................  $          -   $    142,500
                                                         ============   ============
   Common stock cancelled pursuant to share exchange
    agreement .........................................  $          -   $    150,000
                                                         ============   ============
      Acquisition details:
         Fair value of assets acquired ................  $ 10,241,543   $          -
                                                         ============   ============
         Liabilities assumed ..........................  $  8,779,066   $          -
                                                         ============   ============
         Common stock issued for acquisitions .........  $  1,187,500   $          -
                                                         ============   ============
         Goodwill from related party acquisition
          reflected as distribution ...................  $    123,684   $          -
                                                         ============   ============

                   See notes to consolidated financial statements.

                                         F-26B

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

China America Holding, Inc. (formerly Sense Technologies, Inc. or "Sense") (the
"Company") is a Florida corporation formed on July 13, 1998. Prior to June 27,
2007, the Company's core business was the design, develop, manufacture and selling of fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity.
The Company had also licensed certain patented technology designed to detect chemical vapors and unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices. Currently, Sense is maintaining its existing customer base and maintenance agreements and is not pursuing new business or performing additional research and development.

Effective June 27, 2007, the Company entered into a membership interest exchange agreement with Shanghai Aohong Industry Co., Ltd. ("Aohong"), a Chinese limited liability company, and its sole members Mr. Aihua Hu and his wife, Mrs. Ying Ye.
Under the terms of the agreement, the Company acquired 56.08% of the membership interests of Aohong from that company in exchange for $3,380,000 to be invested in Aohong between September 30, 2007 and July 27, 2009. In 2007, the Company
paid $800,000 of this investment. As part of the transaction, 12,500,000 shares of the Company's common stock valued at $1,187,500 were issued to Mr. Hu (see
Note 2).

Aohong sells and distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays.

The operations of Aohong are comprised of three basic functions:

   o  Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution. Approximately 45% and approximately 50%, respectively, of its net revenues were generated from this activity in fiscal 2007 and fiscal 2006,

   o  Custom mixing of various raw materials in accordance with customer specifications into a new product. Aohong employs two engineers who work with customers to derive proper mixture of chemicals. Approximately 15%
      and 10% of its net revenues were generated from this activity in each of fiscal 2007 and fiscal 2006, respectively, and

   o  Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product. Approximately 30% and approximately 40%, respectively, of its net revenues were generated from this activity in each of fiscal 2007 and fiscal 2006.

Customers of Aohong include manufacturers of automobiles, refrigerators and air conditioners as well as distributors of coolants. In 2007 and 2006 approximately
55% and 33% of its net revenues were from manufacturers, including automobile, air conditioners and refrigerator manufacturers, approximately 25% and 32% of its net revenues were from air conditioners and refrigerator retailers and approximately 20% and 35% of its net revenues were from the export of products.
Approximately 60% of its sales are to automobile and refrigerator manufacturers, respectively. As a result, historically Aohong has witnessed a seasonal surge in demand for refrigerant products from November to June.

                                      F-27

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

Aohong was established in February 2000 as Shanghai Aohong Industry Co., Ltd. On
July 5, 2007 Aohong changed its name to Shanghai Aohong Chemical Co., Ltd.
Aohong has two wholly-owned subsidiaries; Shanghai Binghong Trading Co., Ltd.
which was established in March 2002 and Shanghai Wuling Environmental Material
Co., Ltd. which was established in January 2005.

On August 31, 2007, the Company closed an acquisition of 60% of the issued and outstanding common stock of Big Tree Toys, Inc, a Florida corporation ("Big
Tree"), from CDI China, Inc., a wholly-owned subsidiary of China Direct, Inc.
("China Direct").

Big Tree was incorporated in the State of Florida on November 20, 2006 and its
wholly owned subsidiary Jieyang Big Tree Toy Enterprise Co., Ltd. ("Jieyang Big
Tree"), a Chinese limited liability company, was established on January 22, 2007 as a wholly foreign owned entity ("WFOE") in China. China Direct acquired 60% of
Big Tree in February 2007 in exchange for shares of its common stock and a commitment to provide a $1 million working capital loan subject to the satisfaction of certain revenue milestones by Big Tree. Both Big Tree and
Jieyang Big Tree are development stage companies which have not yet commenced operations. Big Tree's operations will be primarily conducted through its wholly owned subsidiary Jieyang Big Tree which will operate in Shantou City, China. It is anticipated that Jieyang Big Tree's operations will include the distribution of toys and related entertainment products within China and sourcing third party
OEM manufacturing of toys and related entertainment products. Jieyang Big Tree will offer a wide variety of toy and entertainment products ranging from plastic toys, stuffed toys, electronic toys, ceramics toys and resin handicrafts. Big
Tree expects to commence operations in 2008 with the leasing of office and warehouse space, employee hiring, marketing efforts and general working capital
(See Note 2).

Basis of Presentation

The consolidated financial statements include China America Holdings, Inc. and all its subsidiaries, including those operating outside the United States of
America. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.
Our year end is December 31st. The year ended December 31, 2007 is referred to as "2007", the year ended December 31, 2006 is referred to as "2006". Our consolidated statements include the accounts of the Company and its controlled entities, including wholly-owned and majority owned subsidiaries. All significant inter-company account balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the years ended December 31, 2007 and 2006 include provisions made for sales and the related allowance for doubtful accounts, valuation of stock-based compensation, and the useful lives of property and equipment and other long-term assets.

                                      F-28

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risks

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The
Company places its cash with high credit quality financial institutions in the
United States and China. As of December 31, 2007, bank deposits in the United
States exceeded federally insured limits by $971,175. At December 31, 2007, the
Company had deposits of $1,014,258 in banks in China. In China, there is no equivalent federal deposit insurance as in United States; as such these amounts held in banks in China are not insured. The Company has not experienced any losses in such bank accounts through December 31, 2007.
At December 31, 2007 and 2006, our bank deposits by geographic area were as follows:

              COUNTRY                      2007                  2006
----------------------------------  -------------------   ------------------
United States ....................  $  998,222    49.6%   $  152,579  100.0%
China ............................   1,014,258    50.4%            -       -
                                    ----------  -------   ----------  ------
Total cash and cash equivalents ..  $2,012,480   100.0%   $  152,579  100.0%
                                    ==========  =======   ==========  ======

In an effort to mitigate any potential risk, the Company periodically evaluates the credit quality of the financial institutions at which it holds deposits, both in the United States and China

Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The
Company maintains allowances for doubtful accounts for estimated losses. The
Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer's historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. As of December 31, 2007 and 2006, the Company has recorded an allowance for doubtful accounts of $187,210 and $0, respectively.

Inventories

Inventories are stated at the lower of average cost or market and consist of raw materials and finished goods. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

                                      F-29

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist primarily of prepayments to vendors for merchandise that had not yet been shipped. At December 31, 2007 and
2006, our consolidated balance sheet includes prepaid expenses and other current assets of $440,819 and $1,021, respectively.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144,
"Accounting for the Impairment or Disposal of Long-Lived Assets," The Company
periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.

Advances from customers

Advances from customers represent prepayments to the Company for merchandise that had not yet been shipped to customers. The Company will recognize these advances as revenues as customers take delivery of the goods, in compliance with our revenue recognition policy. At December 31, 2007 and 2006, the Company's consolidated balance sheets reflect advances from customers of $96,624 and $0, respectively.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair
Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For the purpose of this disclosure, the fair value of a financial instrument is the amount at which an instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the balance sheet for cash, accounts and notes receivable, due from related party, accounts payable and accrued expenses, advances from customers, notes payable, loans and amounts due from related parties approximate their fair market value based on the short term maturity of these instruments.

                                      F-30

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's
Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial
Statements". In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company generates revenue from the sale of its products and records revenues from the sale of products when the goods are shipped, title passes, and collectability is reasonably assured.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable.

Revenue from the performance of services is recognized upon completion of the service.

Loss per Common Share

Basic net earnings (loss) per share equals net earnings (loss) divided by the weighted average shares outstanding during the year. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The
Company's common stock equivalents at December 31, 2007 and 2006 include the following:

                                        2007         2006
                                     ----------   ----------
         Options ................     9,550,000    4,120,000
         Warrants ...............    67,811,613   18,010,295
                                     ----------   ----------
                                     77,361,613   22,130,295
                                     ==========   ==========

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123 (revised
2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans.
As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

Non-Employee Stock-Based Compensation

The cost of stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging
Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That
Are Issued to Other Than Employees for Acquiring, or in Conjunction with
Selling, Goods or Services" ("EITF 96-18").

                                      F-31

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

Income Taxes

We accounted for income taxes in accordance with SFAS No. 109, "Accounting for
Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between the financial reporting basis and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No.
109 requires an evaluation of the probability of our being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

Foreign Currency Translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting
Standards (SFAS) No. 52, "Foreign Currency Translation", and are included in determining net income or loss.

The Company's reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiaries is the Chinese dollar or Renminbi ("RMB").
For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S.
dollars at the exchange rate prevailing at the balance sheet date and weighted average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2007 was $50,906.
Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated comprehensive loss. As of December 31, 2007, the exchange rate for the local currency, the Chinese dollar or RMB was $1 for 7.3141 RMB.

Minority interest

Under generally accepted accounting principles when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the majority interest since there is no obligation of the minority interest to make good on such losses. The Company, therefore, has absorbed all losses applicable to a minority interest where applicable. If future earnings do materialize, the Company shall be credited to the extent of such losses previously absorbed.

Comprehensive Income

The Company follows Statement of Financial Accounting Standards No. 130 (SFAS
130) "Reporting Comprehensive Income" to recognize the elements of comprehensive income. Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive income for the year ended December 31, 2007 included net income and foreign currency translation adjustments. The Company did not have comprehensive income in fiscal 2006.

                                      F-32

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

Shipping Costs

Shipping costs are included in selling expenses and totaled $820,731 and $0 for the years ended December 31, 2007 and 2006, respectively.

Advertising

Advertising is expensed as incurred and was not material for the years ended
December 31, 2007 an 2006.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS
157, "Fair Value Measurements". This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for financial statements issued for fiscal years beginning after
November 15, 2007; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for
Financial Assets and Financial Liabilities-including an amendment of FAS 115".
SFAS 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of SFAS 159 on our financial statements.

In December 2007, the FASB issued SFAS 141 (revised 2007), "Business
Combinations". SFAS 141R is a revision to SFAS 141 and includes substantial changes to the acquisition method used to account for business combinations
(formerly the "purchase accounting" method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions. SFAS 141R retains the fundamental requirement of SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R is effective for periods beginning on or after
December 15, 2008, and will apply to all business combinations occurring after the effective date. The Company is currently evaluating the requirements of SFAS
141R.

In December 2007, the FASB issued SFAS 160, "Non-controlling Interests in
Consolidated Financial Statements - an amendment of Accounting Research Bulletin
No. 51, Consolidated Financial Statements" ("ARB 51"). This Statement amends ARB
51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS 160 is effective for periods beginning after
December 15, 2008. The Company is currently evaluating the requirements of SFAS
160.

                                      F-33

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

In March 2008, the FASB issued SFAS 161, "Disclosures about Derivative
Instruments and Hedging Activities". The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently evaluating the impact of adopting SFAS 161 on our consolidated financial statements.

NOTE 2 - ACQUISITIONS

Aohong

On June 27, 2007, the Company entered into a membership interest exchange agreement with Aohong and its sole members, Mr. Aihua Hu and his wife, Mrs. Ying
Ye. The transaction was closed June 27, 2007. Under the terms of the agreement, the Company acquired a 56.08% majority interest in Aohong in exchange for
12,500,000 shares of the Company's common stock, valued at $1,187,500 in the aggregate ("Consideration Stock") and $3,380,000 in cash consideration to be paid to Aohong to increase its registered capital pursuant to the following schedule:

   a) $800,000 was paid to Aohong during September 2007;

   b) $400,000 shall be paid to Aohong on or before June 30, 2008;

   c) $600,000 shall be paid to Aohong on or before December 31, 2008; and

   d) the remaining $1,580,000 shall be paid to Aohong on or before June 27,
      2009.

The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. The fair value of the common stock is based on the $0.095 quoted trading price of the common stock on the acquisition date and amounted to $1,187,500. The purchase price was determined based on an arm's length negotiation and no finder's fees or commissions were paid in connection with this acquisition. Following the execution of the agreement, AoHong and the minority members were required to promptly apply as necessary to obtain the documents which represent the formal approvals of the relevant regulatory agencies in the People's Republic of China to the Company's purchase of a controlling interest in AoHong. On August 29, 2007, the Shanghai
Foreign Investment Commission issued the Certificate of Approval for the establishment of the Sino-U.S. joint-venture between our company and AoHong. The registered capital of this joint venture is approximately $8,200,000, of which an aggregate of $3,380,000 is being contributed by the Company. In September
2007 following the Company's remittance of the initial investment of $800,000 to the joint venture, the Shanghai Industrial & Commercial Administration Bureau
issued the business license to the joint venture. The results of operations of
Aohong are included in the consolidated results of operations of the Company from the acquisition date of June 27, 2007 to December 31, 2007.

                                      F-34

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

Big Tree
--------

On August 31, 2007, the Company closed an acquisition of 60% of the issued and outstanding common stock of Big Tree from China Direct for a combination of
$400,000 of cash which was paid in September 2007 and up to 20,000,000 shares of common stock. In connection with acquisition, the Company agreed to issue an aggregate of 10,000,000 on a quarterly basis of 2,500,000 shares per quarter commencing on or before September 30, 2007 and 2,500,000 shares of its common stock each quarter on or before December 31, 2007, March 31, 2008, and June 30,
2008, respectively (the "Acquisition Shares"). Prior to December 31, 2007, the
Company issued to China Direct all of the 10,000,000 Acquisition Shares.

Additionally, the Company agreed to issue an aggregate of 10,000,000 shares of its common stock to China Direct subject to Big Tree meeting certain revenues and net income thresholds summarized as follows:

   i.    2,500,000 shares on or before September 30, 2008 conditional upon Big
         Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended June 30, 2008, and,

   ii.   an additional 2,500,000 shares on or before December 31, 2008 conditional upon Big Tree revenues being equal or greater than
         $2,000,000 and not reporting a net income loss for the quarter ended
         September 30, 2008, and

   iii.  an additional 2,500,000 shares on or before March 31, 2009 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended December 31, 2008, and.

   iv.   an additional 2,500,000 shares on or before June 30, 2009 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended March 31, 2009.

The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141.

For accounting purposes, the value ascribed to the initial 10,000,000 shares of the Company's common stock issued or to be issued as partial consideration for the purchase of the Big Tree interest was $0.001 per share, which is the par value of the Company's common stock and amounted to $10,000. Because China
Direct owned approximately 17% of the Company's outstanding common stock prior to the closing of the transaction, as a related party the value of the shares issued were required to equal par value under generally accepted accounting principles. No finder's fees or commissions were paid in connection with this acquisition. The initial purchase price of $410,000 exceeded the fair value of net assets acquired by $133,684. Because China Direct was an affiliate of the
Company prior to the transaction, the Company has recorded a decrease to additional paid-in capital of $133,684. Additional contingent shares issuable upon certain performance results shall be recorded at par value. The results of operations of Big Tree are included in the consolidated results of operations of the Company from the acquisition date of August 31, 2007 to December 31, 2007.

                                      F-35

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

         The purchase price and the adjustments to historical book value of the acquired companies as a result of the acquisition are as follows:

                                         Aohong        Big Tree        Total
                                      -----------    -----------    ------------
Purchase price ....................   $ 4,567,500    $   410,000    $ 4,977,500
                                      ===========    ===========    ===========
Net Assets Acquired:
Total Assets:
Cash ..............................   $   703,577    $     1,339    $   704,916
Accounts receivable ...............     4,009,943              -      4,009,943
Inventory, prepaid expenses
and other assets ..................     3,093,567          5,819      3,099,386
  Property and equipment, net .....     1,123,552              -      1,123,552
Due from related party ............       161,316        453,368        614,684
Other assets ......................       717,338              -        717,338
                                      -----------    -----------    -----------
                                        9,809,293        460,526     10,269,819
                                      -----------    -----------    -----------
Total Liabilities:
Accounts payable ..................       970,589              -        970,589
Loans payable .....................     2,098,416              -      2,098,416
Advances from customers ...........       948,341              -        948,341
Due to related parties ............       979,297              -        979,297
                                      -----------    -----------    -----------
                                        4,996,643              -      4,996,643
                                      -----------    -----------    -----------
Net assets acquired ...............     4,812,650        276,316      5,088,966
Capital infusion ..................     3,380,000              -      3,380,000
                                      -----------    -----------    -----------
Total net assets ..................     8,192,650        276,316      8,468,966
                                      -----------    -----------    -----------
% acquired ........................        56.08%            60%              -

Net assets acquired ...............     4,594,438        133,684      4,728,122
                                      -----------    -----------    -----------
Negative goodwill allocated to
property and equipment ............   $    26,938    $         -    $    26,938
                                      ===========    ===========    ===========
Related party goodwill applied
to paid-in capital ................   $         -    $   133,684    $   133,684
                                      ===========    ===========    ===========

                                      F-36

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions of Aohong and Big Tree had occurred as of the following periods:

                                                  Year Ended        Year Ended
                                                 December 31,      December 31,
                                                     2007              2006
                                                 ------------      ------------
Net Revenues ..............................      $ 32,845,000      $ 21,197,000
Operating Costs and Expenses ..............        32,265,000       24,103,,000
Net Income (Loss) .........................           117,000        (3,324,000)
Net Income (Loss) per Share ...............      $        .00      $      (0.07)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

NOTE 3 - INVENTORIES

At December 31, 2007 and 2006, inventories consisted of:

                                                      2007            2006
                                                   ----------     ----------
    Raw materials ............................     $        -     $   25,336
    Finished goods ...........................      1,100,023         12,100
                                                   ----------     ----------
                                                    1,100,023         37,436
    Less: Reserve for slow moving inventory ..              -        (30,000)
                                                   ----------     ----------
                                                   $1,100,023     $    7,436
                                                   ==========     ==========

In 2006, the Company wrote down inventory by $30,000, which is reflected in cost of goods sold.

NOTE 4 - RELATED PARTY TRANSACTIONS

Due from related parties

At December 31, 2007, the Company held a due from related party in the amount of
$465,982, which reflects advances due from Shantou Dashu Toy Enterprises Co.,
Ltd., a Chinese entity, to our wholly-owned subsidiary Jieyang Big Tree. These advances were made prior to our formation of Jieyang Big Tree. Guihong Zheng, the Company's minority shareholder in Big Tree is an owner of Shantou Dashu Toy
Enterprise Co., Ltd. These advances bear no interest, are due on demand, and are unsecured.

                                      F-37

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

Prior to fiscal 2004, certain officers and a former officer received funds from the Company in the form of demand notes. During 2006, the Company forgave debt amounting to $20,000 which has been recorded as compensation expense and at
December 31, 2006, the balance on the amount owed to the Company was $41,121.
During 2007, the Company forgave debt amounting to $26,803 which has been recorded as compensation expense and the remaining balance of $14,318 was applied against expenses due to these individuals.

Due to related parties

At December 31, 2007, due to related parties, which is attributable to Aohong, consists of the following:

               Due to Aihua Hu ........................   $272,488
               Due to Ying Ye .........................     22,186
               Due to Liang WenJuan ...................     13,672
                                                          --------
                                                          $308,346
                                                          ========

Mr. Aihua Hu and Mrs. Ying Ye, who are the minority members of AoHong, are husband and wife, and Mr. Hu is chief executive officer of the Company. Liang
Wenjuan is the aunt of Mr. and Mrs. Hu, and an officer of Wuling, which is the wholly-owned subsidiary of Aohong.

NOTE 5 - PROPERTY AND EQUIPMENT

At December 31, 2007 and 2006, property and equipment consisted of the following:

                                        Estimated
                                           Life          2007           2006
                                        ----------   -----------    -----------
Buildings ...........................     20 years   $   608,551    $         -
Auto and Truck ......................      5 years       184,719              -
Manufacturing Equipment .............     10 years       289,499              -
Office Equipment ....................    5-7 years        30,605         35,690
Construction in Progress ............            -       919,275              -
                                                     -----------    -----------
                                                       2,032,649         35,690
Less: Accumulated Depreciation ......                   (104,512)       (29,427)
                                                     -----------    -----------
                                                     $ 1,928,137    $     6,263
                                                     ===========    ===========

For the year ended December 31, 2007 and 2006, depreciation expense amounted to
$72,222 and $7,297, respectively.

                                      F-38

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

NOTE 6 - LAND USE RIGHTS AND OTHER INTANGIBLE ASSETS

Land Use Rights

Aohong has land use rights pursuant to an agreement with the Chinese government.
The land use rights are valued at a fixed amount RMB of approximately 567,926, fluctuated by the exchange rate. At December 31, 2007, the land use rights are valued at $77,648. Under the terms of the agreement, Aohong has rights to use certain land until November 3, 2053. Aohong amortizes these land use rights over the remaining contract period beginning on June 27, 2007 (date of acquisition).

                                                 Estimated
                                                 Remaining
                                                   Life       Amount
                                                 ---------    -------
        Land Use Rights .....................     46 year     $77,648
        Less: Accumulated Amortization ......                    (844)
                                                              -------
                                                              $76,804
                                                              =======

For the year ended December 31, 2007 and 2006, amortization of land use rights amounted to $810 and $0, respectively.

Other

On August 1, 2005, Sense entered into an Exclusive Patent License Agreement with
UT-Battelle, LLC. The License Agreement superseded and replaced an agreement dated March 26, 2001. Under the August 1, 2005 Patent and License Agreement, the
Company licensed certain patent rights relating to the detection of unexploded ordnance, and in connection therewith, UT-Battelle had granted the Company the exclusive right to manufacture, use, sell, offer for sale and sublicense yet to be developed products incorporating the licensed patents, relating to all (a)
chemical vapor detection and (b) the detection of unexploded ordnance, including bombs, grenades, rockets and other unexploded devices. The Company had also been granted a 24-month right of first refusal to negotiate a patent license agreement with UT-Battelle for its certain of its proprietary technology; This right expired on August 1, 2007. Amortization expense of the license rights amounted to $0 and $45,000 for the year ended December 31, 2007 and 2006, respectively. In connection with the purchase by the Company of the license rights discussed above, it was deemed by management during the period ended
December 31, 2006, that the unamortized portion of the license rights was deemed impaired due to a lack of projected future cash flows. Accordingly, the Company recognized a loss on impairment of intangible assets of $230,000 for the year ended December 31, 2006.

                                      F-39

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

NOTE 7 - FINANCING ARRANGEMENTS

Notes Payable

Notes payable consisted of the following at December 31, 2007 and 2006:

                                                                           2007          2006
                                                                       -----------   -----------

Notes payable to Country Commercial Bank HuaTing Branch, due on
January 16, 2008.  Interest only payable monthly at an annual rate of
7.38%. Guaranteed by Shanghai Ronghua Press Container Co. Ltd,
Shanghai Wuling Environmental Material Co. Ltd and Shanghai Binghong
Trading Co. Ltd. The note was repaid on the due date ................  $   341,806   $         -

Notes payable to Country Commercial Bank HuaTing Branch, due on
February 28, 2008. Interest only payable monthly at an annual rate of
7.38%. Guaranteed by Shanghai Ronghua Press Container Co. Ltd,
Shanghai Hanqu Trading Co. Ltd, Shanghai Wuling Environmental
Material Co. Ltd and Shanghai Binghong Trading Co. Ltd.The note was
repaid on the due date. .............................................      205,083             -

Bank acceptances payable. non-interest bearing. Secured by restricted
cash of $437,511 and payable on demand. .............................    1,093,778             -

Note payable to individual, due on demand with interest due at 10%
per annum. ..........................................................       25,000        25,000
                                                                       -----------   -----------
Total ...............................................................    1,665,667        25,000
Less: Current Portion ...............................................   (1,665,667)      (25,000)
                                                                       -----------   -----------
Long Term Portion of Notes Payable                                     $         -   $         -
                                                                       ===========   ===========

Convertible Notes Payable

From June 2005 to September 2005, the Company offered for sale a maximum of 15 units (the "Units") for $50,000 per Unit, to accredited investors only. Each
Unit consisted of a promissory note in the principal amount of $50,000 (the
"Notes") and a common stock purchase warrant (the "Warrants") to purchase 50,000 shares of the common stock of the Company, exercisable at $0.16 per share for a period of 5 years. The Notes had a term of 14 months, and provided for interest accrual on unpaid principal at the rate of 10% per year. Interest under the
Notes was payable quarterly commencing on September 1, 2005.

In aggregate, from June 2005 to September 2005, the Company sold to new investors an aggregate of $669,500 of the Units for net proceeds of $602,550
(net of placement fees of $66,950). In connection with these convertible notes, warrants to purchase 669,500 common shares were issued to the holders at an exercise price per share of $0.16. The warrants are exercisable immediately and expire five years from date of grant through September 23, 2010. In 2005, these warrants were treated as a discount on the convertible notes and were valued at
$138,669 to be amortized over the note terms of 14 months.

                                      F-40

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

In March 2006, holders of the $669,500 convertible notes payable described in the preceding paragraph converted $142,500 of debt into 647,727 shares of common stock at a conversion price per share of $.22. This conversion price was less than the market price of $.26 per share resulting in additional 99,650 shares being issued (included in 647,727 shares issued). In connection with the reduction of the conversion price and the issuance of additional shares, the
Company recorded interest expense of $21,923. Additionally, the Company repaid notes holders the remaining principal balance of $527,000.

For the year ended December 31, 2006, the amount of amortization of imputed interest charged to interest expense was $92,994. For the year ended December
31, 2006, amortization of the debt issuance costs amounted to $89,692.

NOTE 8 - SHAREHOLDERS' EQUITY

Common stock

Common stock issued for services

On February 17, 2006, the Company entered into a consulting agreement with a third party for business development services for a three-month period. In connection with the consulting agreement, the Company issued 100,000 shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $.28 per share. For the year ended December 31, 2006, in connection with these shares, the Company recorded stock-based consulting expense of $28,000.

On February 17, 2006, the Company issued 40,000 shares of its common stock for investor relations services rendered. The shares were issued at the fair values at the date of the issuance of $11,200 or $.28 per share. For the year ended
December 31, 2006, in connection with these shares, the Company recorded stock-based consulting expense of $11,200.

On February 17, 2006, the Company issued 10,000 shares of its common stock for website services rendered. The shares were issued at the fair values at the date of the issuance of $2,800 or $.28 per share. For the year ended December 31,
2006, in connection with these shares, the Company recorded stock-based consulting expense of $2,800.

On March 6, 2006, the Company issued 20,000 shares of its common stock for accounting services rendered. The shares were issued at the fair values at the date of the issuance of $4,800 or $.24 per share. For year ended December 31,
2006, in connection with these shares, the Company recorded professional fees of
$4,800.

On May 1, 2006, the Company issued 35,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $11,025 or $.315 per share. For the year ended December 31, 2006, in connection with these shares, the Company recorded stock-based consulting expense of $11,025.

                                      F-41

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

On May 8, 2006, the Company issued 50,000 shares of its common stock for consulting services rendered. The shares were issued at the fair values at the date of the issuance of $15,000 or $.30 per share. For the year ended December
31, 2006, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $15,000.

On June 27, 2006, the Company issued 150,000 shares of its common stock for investor relations services rendered. Additionally, in connection with this consulting agreement, the Company agreed to issue an additional 350,000 shares of common stock under this agreement with 150,000 shares due on August 27, 2006.
On October 16, 2006, the Company issued 150,000 shares of common stock in connection with this consulting agreement. The remaining 200,000 shares were due to the consultant on November 27, 2006 unless the contract is terminated by the parties. The Company terminated this contract during the three months ended
December 31, 2006. The common shares issued were valued at the fair values at the date of the contract of $63,000 or $.21 per share. For the year ended
December 31, 2006, in connection with these shares, the Company recorded stock based consulting expense of $63,000.

On June 26, 2006, the Company issued 30,000 shares of its common stock for accounting services rendered. The shares were issued at the fair values at the date of the issuance of $6,300 or $.21 per share. For year ended December 31,
2006, in connection with these shares, the Company recorded professional fees of
$6,300.

On June 27, 2006, the Company issued 88,500 shares of its common stock for consulting services rendered. The shares were issued at the fair values at the date of the issuance of $18,585 or $.21 per share. For the year ended December
31, 2006, in connection with these shares, the Company recorded stock-based consulting expense of $18,585.

On August 25, 2006, the Company issued 125,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $25,000 or $.20 per share. For the year ended December 31, 2006, in connection with the issuance of these shares, the
Company recorded stock-based consulting expense of $25,000.

On September 1, 2006, the Company issued 100,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $20,000 or $.20 per share. For the year ended December 31, 2006, in connection with the issuance of these shares, the
Company recorded stock-based consulting expense of $20,000.

On October 1, 2006, the Company issued 85,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $12,500 or $.147 per share. For the year ended December 31, 2006, in connection with the issuance of these shares, the
Company recorded stock-based consulting expense of $12,500.

On October 16, 2006, the Company issued 5,000,000 shares of its common stock for business development and advisory services rendered. The shares were issued at the fair values at the date of the issuance of $450,000 or $.09 per share. For the year ended December 31, 2006, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $450,000.

                                      F-42

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

On November 21, 2006, the Company issued 168,000 shares of its common stock as payment for rent. The shares were issued at the fair values at the date of the issuance of $15,960 or $.095 per share. For the year ended December 31, 2006, in connection with the issuance of these shares, the Company recorded stock-based rent expense of $15,960.

On January 30, 2007, the Company issued 100,000 shares of its common stock for accounting services rendered. The shares were issued at the fair value at the date of the issuance of $8,000 or $.08 per share.

On March 31, 2007, the Company issued 225,000 shares of its common stock to consultants for business development services rendered. The shares were issued at the fair value at the date of the issuance of $18,000 or $.08 per share.

On May 14, 2007 and May 16, 2007, the Company issued an aggregate of 225,000 shares of its common stock to consultants for business development services rendered. The shares were issued at the fair values at the date of the issuance of $12,875 or $.05 to $.063 per share. Accordingly, the Company recorded stock-based consulting expense of $12,875.

On June 27, 2007, the Company executed a consulting agreement with CDI Shanghai
Management Co., Ltd., a Chinese limited liability company ("Consultant"), for consulting services provided by Consultant since April 1, 2007 and the agreement expired on September 30, 2007. Consultant has been providing services to identify suitable acquisition partners in Asia, structuring merger and/or acquisition transactions and providing translation services. Under the terms of the consulting agreement, the Company issued Consultant 5,000,000 shares of its common stock to the consultant. The Company valued these common shares at the fair market value on the date of grant of $0.095 per share or $475,000 based on the trading price of common shares. Accordingly, the Company recorded stock-based consulting expense of $475,000.

On July 9, 2007, the Company issued 1,000,000 shares of common stock to an officer and a former officer of the Company (500,000 shares each) for services rendered. The shares were issued at the fair value at the date of the issuance of $80,000 or $.08 per share based on the trading price of common shares.
Accordingly, the Company recorded stock-based consulting expense of $80,000.

On August 7, 2007, the Company issued 180,000 shares of its common stock to consultants for business development service services rendered. The shares were issued at the fair values at the date of the issuance of $12,240 or $.068 per share based on the trading price of common shares.

On August 23, 2007, the Company issued 500,000 shares of common stock to its chief executive officer as a bonus under his employment agreement in conjunction with the acquisition of AoHong. The shares were issued at the fair value at the date of the issuance of $37,500 or $.075 per share based on the trading price of common shares. Accordingly, the Company recorded stock-based compensation of
$37,500.

On August 28, 2007, the Company issued 150,000 shares of its common stock to a consultant for business development services rendered. The shares were issued at the fair value at the date of the issuance of $12,750 or $.085 per share based on the trading price of common shares.

                                      F-43

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

On November 26, 2007, the Company issued 200,000 shares of its common stock to a consultant for business development service services rendered. The shares were issued at the fair values at the date of the issuance of $18,000 or $.09 per share based on the trading price of common shares.

Common Stock Issued Pursuant to Private Placements

On March 7, 2006, the Company completed a private placement to accredited investors and received gross proceeds of $2,451,000 from the sale of units consisting in the aggregate of 11,140,911 shares of its common stock and warrants to purchase 5,570,455 shares of common stock. The warrants are exercisable at $0.35 per share for a term of five years. The net proceeds from the transaction are being used to eliminate debt of the Company owing to certain prior note holders and for working capital purposes. The warrants are redeemable by the Company at any time following the first anniversary of the completion of the transaction at a redemption price equal to $0.05 per warrant share, provided the closing price of the Company's common stock is in excess of $0.60 for 20 consecutive trading days on the date of the notice of redemption, and further provided that the average daily trading volume during the 20-day period is greater than 100,000 shares per day. The securities are subject to "full ratchet" anti-dilution protection during the initial one year period following the closing, including common stock of the Company comprising the units and retained by the investor, as well as shares received upon exercise of the warrants. Following the initial one year period, the warrants are subject to
"weighted-average" anti-dilution protection. There are limited exceptions to the anti-dilution protection afforded to the investors.

The Company agreed to file a registration statement covering the shares of the common stock underlying the securities issued. In the event the registration statement was not filed by May 7, 2006 or did not become effective by July 21,
2006, then the number of shares of common stock included within the units and the number of common shares underlying the warrants would have increased by 2%
for each 30-day period following such period. The Company has adopted View C of
EITF 05-4 "Effect of a Liquidated Damages Clause on a Freestanding Financial
Instrument Subject to EITF 00-19" ("EITF 05-4"). Accordingly, the Company
classifies as liability instruments, the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the SEC within contractually fixed time periods, and (ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements.
Under View C of EITF 05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii)
contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments. On May 31, 2006, in connection with registration rights associated with a 2004 private placement, the Company issued 392,000 shares of its common stock and granted 98,000 warrants for payment of liquidating damages. Additionally, on November 29, 2006, the Company issued 273,036 shares of its common stock for payment of liquidating damages. The Company filed the registration statement on June 16, 2006 and became effective on July 10, 2006. As of December 31, 2006, the Company has
accrued estimated registration rights penalties of $0 related to the late filing of its registration statement.

Joseph Stevens & Company, Inc. served as placement agent for the transaction and received a placement agent cash fee of $245,100. In addition, the placement agent also received a non-accountable expense fee of $73,530. The placement agent also received 2,451,000 shares of common stock as additional compensation for serving as placement agent, and, subject to applicable regulatory requirements, is entitled to receive a cash fee equal to 5% of the gross proceeds received by the Company upon exercise of the warrants.

                                      F-44

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

On March 31, 2007, the Company completed a private placement to six accredited investors and received net proceeds of $105,000 from the sale of units consisting in the aggregate of 2,100,000 shares of its common stock and warrants to purchase 2,100,000 shares of common stock. The warrants are exercisable at
$0.10 per share for a term of five years.

Prior to September 30, 2007, the Company completed its private placement to accredited investors of $2,862,404 (net proceeds of $2,528,664) in units of its securities consisting of 47,706,735 shares of common stock at a purchase price of $.06 per share and common stock purchase warrants to purchase 47,706,735 shares of common stock. The warrants are exercisable at $.12 per share and are for a term of five years, with one half of each purchaser's purchase warrants being callable if the Closing Price of the Common Stock is equal to or above
U.S. $.18, as adjusted for any ten (10) Trading Days out of any thirty (30)
consecutive Trading Day period.

The purchasers of the units are certain accredited institutional and individual investors. The exercise of the warrants is subject to a 4.99% cap on the beneficial ownership that each purchaser may have at any point in time while the securities are outstanding. The net proceeds from the transaction will be used for working capital purposes.

The Company agreed to file a registration statement covering the shares of common stock underlying the securities issued. In the event the registration statement was not filed within 60 days of the closing and declared effective not later than 180 days following the closing date, the Company is required to pay liquidated damages in an amount equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the purchase price of the outstanding shares, but not to exceed in the aggregate 12% of the aggregate purchase price. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including the Company's failure to maintain an effective registration statement covering the resale of the common shares issued or issuable upon exercise of the warrants. The Company filed its registration statement on October 19, 2007 and it was declared effective on November 5, 2007.

The securities are subject to anti-dilution protections afforded to the purchasers. In the event the Company were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering, or less than the exercise price per warrant share, respectively, without the consent of the subscribers then holding securities issued in this offering, the purchaser is given the right to apply the lowest such price to the purchase price of shares purchased and still held by the purchaser and to shares issued upon exercise of the warrants and still held by the purchaser (which will result in the issuance of additional shares to the purchaser) and to the exercise price of any unexercised warrants. In addition, until eight (8) months after the Effective Date of the Registration Statement, purchasers will have certain rights of first refusal with respect to subsequent offers, if any, by the Company for the sale of its securities or debt obligations. The anti-dilution provisions and the right of first refusal do not apply with respect to certain limited exceptions, including strategic license agreements, mergers and similar acquisitions and certain option programs.

                                      F-45

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

The Company paid Skyebanc, Inc., a broker-dealer and FINRA member firm, a finder's fee of $10,800 and issued it common stock purchase warrants to purchase an aggregate of 180,000 shares of our common stock which are identical to the warrants issued in the offering. The Company also paid Joseph Stevens & Company,
Inc., a broker-dealer and FINRA member firm, a finder's fee of $28,200 and issued it common stock purchase warrants to purchase an aggregate of 470,000 shares of our common stock which are identical to the warrants issued in the offering. The Company paid legal fees of the purchasers' counsel of and other legal fees of $47,500 and the Company also paid a due diligence fee of $247,240 in cash to certain of the investors or their advisors and these entities common stock purchase warrants to purchase an aggregate of 4,120,673 shares of common stock as an additional due diligence fee.

Common Stock Issued for Debt

In March 2006, holders of the $669,500 convertible notes payable converted
$142,500 of debt into 647,727 shares of common stock at a conversion price per share of $.22. This conversion price was less than the original agreed upon conversion price of $.26 per share resulting in additional 99,650 shares being issued (included in 647,727 shares issued above). In connection with the reduction of the conversion price and the issuance of additional shares, the
Company recorded interest expense of $21,923.

Common Stock Issued for Warrants

In April 2006, the Company issued 399,025 shares of common stock in a cashless exercise of 529,250 warrants that were previously granted to investors.

Common Stock Issued for Liquidating Damages

On May 31, 2006, the Company issued 392,000 shares of its common stock for payment of liquidating damages in connection with the registration statement covering the shares of common stock sold in a 2004 private placement. The shares were issued at the fair values at the date of the issuance of $94,080 or $.24 per share and included in registration rights penalties on the accompanying consolidated statement of operations..

On November 29, 2006, the Company issued 273,036 shares of its common stock for payment of accrued liquidating damages in connection with the registration statement covering the shares of common stock sold in a 2006 private placement.
The shares were issued at the fair values at the date of the issuance of $27,303 or $.10 per share. This was recorded as registration rights penalties.

Common Stock Issued for Acquisitions

On June 27, 2007, in connection with an acquisition (see Note 2), the Company issued 12,500,000 shares of its common stock. The Company valued these common shares at the fair market value on the acquisition date of $0.095 per share or
$1,187,500 based on the trading price of common shares.

On September 30, 2007, in connection with the acquisition of 60% of Big Tree, the Company issued 8,250,000 shares of its common stock. On December 31, 2007, the Company issued an additional 1.750,000 shares of its common stock for the
Big Tree acquisition for an aggregate of 10,000,000 shares (See Note 2).

                                      F-46

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

Other

On January 1, 2006, the Company entered into a stock exchange agreement with
UT-Battelle, LLC. In connection with this agreement, UT-Battelle, LLC returned
683,333 shares of common stock previously issued to the Company for $150,000 in cash. The Company cancelled the returned shares.

For the year ended December 31, 2006, the Company amortized stock-based compensation of $778,070 from the issuance of shares, options, and warrants in
2005 and 2006.

On December 29, 2006, the Company obtained through a vote of majority of its shareholders the approval to increase the authorized common shares from
100,000,000 to 350,000,000 shares of common stock at $0.10 par value.

On July 12, 2007, the Company amended its article of incorporation to change the par value of the Company's common stock to $.001 per share.

On November 8, 2007, the Company filed Articles of Amendment to its Articles of
Incorporation with the Secretary of State of Florida to:

   o change the name of our company to China America Holdings, Inc., and

   o increase the number of our authorized shares of common stock from
     350,000,000 shares to 500,000,000 shares.

         This action was approved on November 5, 2007 by the Company's Board of
Directors by a written consent in lieu of a special meeting in accordance with the relevant sections of the Florida Business Corporation Act. In addition, the
Company's management together with certain shareholders who collectively hold a majority in interest of the Company's issued and outstanding voting stock approved this action by written consent in lieu of a special meeting of the
Company's shareholders effective November 8, 2007 in accordance with the relevant sections of the Florida Business Corporation Act. This action will be effective as of the close of business on November 26, 2007.

Stock options

1999 Equity Compensation Plan

On July 19, 1999, the board of directors adopted the Company's 1999 Stock Option
Plan (the "1999 Plan"). The Company has reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under the
1999 stock option plan. The 1999 stock option plan is intended to assist the
Company in securing and retaining key employees, directors and consultants by allowing them to participate in the Company's ownership and growth through the grant of incentive and non-qualified options. Under the stock option plan, the
Company may grant incentive stock options only to key employees and employee directors, or the Company may grant non-qualified options to employees, officers, directors and consultants. The 1999 stock option plan is currently administered by the Company's board of directors. Subject to the provisions of the 1999 stock option plan, the board will determine who shall receive options, the number of shares of common stock that may be purchased under the options,

                                      F-47

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

the time and manner of exercise of options and exercise prices. The term of the options granted under the 1999 stock option plan may not exceed ten years (five years for an incentive stock option granted to an optionee owning more than 10%
of our voting stock).

The exercise price for incentive stock options will be equal to or greater than
100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of the
Company's voting stock are exercisable at a price equal to or greater than 110%
of the fair market value of the common stock at the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than 75% of the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer.

2001 Equity Compensation Plan

On November 26, 2001, the board of directors adopted the Company's 2001 Equity
Compensation Plan (the "2001 Plan"). The Company has reserved 2,000,000 shares of the Company's common stock. The purpose of the 2001 Plan is to provide designated employees, certain key advisors who perform services for the Company, and non-employee board members with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The
Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders. The Plan will be administered by the Company's board of directors or a committee appointed by the board. Subject to the provisions of the stock option plan, the board of directors or its appointed committee shall have the sole authority to determine the individuals to whom grants shall be made, the type, size and terms of the grants to be made to each individual. In addition, the board or its appointed committee will determine the time when the grants will be made and the duration of grants including exercise or restrictions and criteria for exercisability.

The term of the options granted under the 2001 Plan may not exceed ten years
(five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock). The exercise price for incentive stock options may be equal to or greater than the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of the Company's voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock at the date of the grant. In the case of an option granted that qualifies as performance based compensation, the exercise price may not be less than 100% of the fair market value of the Company's stock on the date of grant. The exercise price for non-qualified options granted to non-employee directors shall equal 100% of the fair market value of the Company's common stock at the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer.

                                      F-48

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

2005 Equity Compensation Plan

On June 16, 2005, the board of directors adopted the Company's 2005 equity compensation plan (the "2005 Plan") and on June 16, 2005, the 2005 Plan was
ratified by holders of a majority of our outstanding common stock. The Company had reserved 2,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2005 equity compensation plan. The 2005 plan is intended to assist the Company in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants. Under the 2005 Plan, the
Company may grant incentive stock options only to key employees and employee directors. The Company may grant non-qualified options and issue direct stock awards to its employees, officers, directors and consultants. The Company's
Board of Directors currently administers the 2005 equity compensation plan.

Subject to the provisions of the 2005 Plan, the board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than the par value for our common stock The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. The board may also direct the issuance of shares of our common stock as awards under the 2005 plan.

Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer.

On June 26, 2007 the Company's Board of Directors adopted a resolution approving an increase in the number of shares subject to the 2005 Equity Compensation
Plan, as amended, to 5,000,000 shares from 2,000,000 shares.

Stock Option Grants

On September 1, 2006, the Company granted five-year options to purchase 750,000 shares of common stock to an employee and to two officers/directors of the
Company at an exercise price of $.20 per share. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately
$0.20 or $150,000. For the year ended December 31, 2006, in connection with these options, the Company recorded non-cash compensation expense of $150,000.

On January 30, 2007, the Company granted five-year options to purchase 350,000 shares of common stock to two officers/directors of the Company at an exercise price of $.08 per share. The Company valued these options utilizing the
Black-Scholes options pricing model at approximately $0.08 or $28,000. In connection with these options, the Company recorded stock-based compensation expense of $28,000.

                                      F-49

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

On June 28, 2007, the Company granted five-year options to purchase 1,000,000 and 600,000 shares of common stock to an officer/director of the Company and to a consultant, respectively, at an exercise price of $.08 per share. The Company valued these stock options utilizing the Black-Scholes options pricing model at approximately $0.059 or $93,686. In connection with these options, the Company recorded stock-based compensation expense of $58,600 and stock-based consulting expense of $35,086.

On June 30, 2007, the Company cancelled an aggregate of 1,000,000 stock options with an exercise price of $0.22 previously granted to two officers and a former officer.

On August 23, 2007, the Company granted five-year options to purchase 5,000,000 shares of common stock to an officer/director of the Company, at an exercise price of $.07 per share. The Company valued these stock options utilizing the
Black-Scholes options pricing model at approximately $0.07 or $242,459. In connection with these options, the Company recorded stock-based compensation expense of $242,459.

On December 13, 2007, the Company granted five-year options to purchase 400,000 shares of common stock to an officer/director of the Company, at an exercise price of $.07 per share. The Company valued these stock options utilizing the
Black-Scholes options pricing model at approximately $0.083 or $33,245. In connection with these options, the Company recorded stock-based compensation expense of $33,245.

During 2007, the fair value of the stock option granted were estimated using the
Black-Scholes option pricing model with the following assumptions:

                                                         2007            2006
                                                     -----------     -----------
Dividend rate ...............................                 0%             0%
Term (in years) .............................            5 years        5 years
Volatility ..................................         74% - 120%           280%
Risk-free interest rate .....................        3.54%-4.97%          4.70%

Stock option activity for the years ended December 31, 2007 and 2006 is summarized as follows:

                                      Year Ended December 31, 2007   Year Ended December 31, 2006
                                      ----------------------------   ----------------------------
                                                      Weighted                      Weighted
                                      Number of        Average        Number of      Average
                                       Options     Exercise Price      Options    Exercise Price
                                      ----------   --------------    ----------   --------------

Balance at beginning of year ......    4,120,000   $         0.24     4,445,000   $         0.32
Granted ...........................    7,750,000             0.07       750,000             0.20
Exercised .........................            -                -             -             0.00
Forfeited .........................   (2,750,000)            0.20    (1,075,000)            0.55
                                      ----------   --------------    -----------  --------------
Balance at end of year ............    9,300,000   $         0.10     4,120,000   $         0.24
                                      ==========   ==============    ===========  ==============

Options exercisable at end of year.    9,300,000   $         0.10     4,120,000   $         0.24
                                      ==========   ==============    ===========  ==============
Weighted average fair value of
options granted during the year....                $         0.05                 $         0.20
                                                   ==============                 ==============

                                      F-50

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

The following table summarizes the Company's stock options outstanding at
December 31, 2007:

                  Options Outstanding                     Options Exercisable
-----------------------------------------------------   ------------------------
                                Weighted
                  Number         Average     Weighted       Number      Weighted
 Range of     Outstanding at    Remaining     Average   Exercisable at   Average
 Exercise      December 31,    Contractual   Exercise    December 31,   Exercise
  Price            2007           Life        Price          2007        Price
-----------   --------------   -----------   --------   --------------  --------
$ 0.07-0.08      7,750,000      4.65 Years   $  0.073      7,750,000    $  0.073
       0.35        250,000      0.75 Years      0.35         250,000       0.35
  0.19-.020      1,300,000      2.30 Years      0.20       1,300,000       0.20
              --------------                 --------   --------------  --------

                 9,300,000                   $  0.10       9,300,000    $  0.10
              ==============                 ========   ==============  ========

Common Stock Warrants
---------------------

On March 7, 2006, in connection with a private placement, the Company granted
5,570,455 purchase warrants to investors. The warrants are exercisable at $.35 per common share and expire in five years.

In April 2006, the Company issued 399,025 shares of common stock in a cashless exercise of 529,250 warrants that were previously granted to investors.

On April 25, 2006, the Company granted 100,000 warrants to a consultant at an exercise price of $.20 per share. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.335 or $33,500. For the year ended December 31, 2006, in connection with these warrants, the Company recorded stock-based consulting expense of $33,500.

On May 31, 2006, the Company granted 98,000 warrants for payment of liquidating damages in connection with the registration statement covering the shares of common stock sold in a 2004 private placement. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.194 or
$19,049.

On March 31, 2007, in connection with a private placement, the Company granted
2,100,000 purchase warrants to investors. The warrants are exercisable at $.10 per common share and expire in five years.

In August and September 2007, in connection with a private placement, the
Company granted an aggregate of 52,477,408 purchase warrants to investors. The warrants are exercisable at $.12 per common share and expire in five years.

                                      F-51

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

Stock warrant activity for the years ended December 31, 2007 and 2006 is summarized as follows:

                                      Year Ended December 31, 2007   Year Ended December 31, 2006
                                      ----------------------------   ----------------------------
                                                      Weighted                      Weighted
                                      Number of       Average        Number of      Average
                                       Warrants    Exercise Price     Warrants    Exercise Price
                                      ----------   --------------    ----------   --------------

Balance at beginning of year ......   18,010,295   $         0.55    13,460,340   $        0.67
Granted ...........................   54,577,408             0.12     5,768,455            0.35
Exercised .........................            -                -      (529,250)           0.185
Forfeited .........................   (4,776,090)            1,19      (689,250)              -
                                      ----------   --------------    -----------  --------------
Balance at end of year ............   67,811,613   $         0.16    18,010,295   $        0.55
                                      ==========   ==============    ===========  ==============

Warrants exercisable at end of year   67,811,613   $         0.16    18,010,295   $        0.55
                                      ==========   ==============    ===========  ==============

The following table summarizes the Company's stock warrants outstanding at
December 31, 2007:

               Warrants Outstanding                       Warrants Exercisable
-----------------------------------------------------   ------------------------
                                Weighted
                  Number         Average     Weighted       Number      Weighted
Range of      Outstanding at    Remaining    Average    Exercisable at   Average
Exercise      September 30,    Contractual   Exercise    September 30,  Exercise
  Price            2007            Life        Price          2007         Price
-----------   --------------   -----------   --------   --------------  --------
$ 0.35-0.55      8,218,455      2.50 Years   $  0.40       8,218,455    $  0.40
       0.30        200,000      0.40 Years      0.30         200,000       0.30
  0.16-0.20      4,815,750      2.55 Years      0.18       4,815,750       0.18
       0.12     52,477,408      4.75 Years      0.12      52,477,408       0.12
       0.10      2,100,000      4.25 Years      0.10       2,100,000       0.10
              --------------                 --------   --------------  --------
                67,811,613                   $  0.16      67,811,613    $  0.16
              ==============                 ========   ==============  ========

NOTE 9 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting
Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carryforwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain. Accordingly, the net deferred tax asset related to the U.S. net operating loss carryforward has been fully offset by a valuation allowance. The Company is governed by the
Income Tax Law of the People's Republic of China and the United States.

                                      F-52

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

The Company has a US net operating loss carry forward for tax purposes totaling approximately $10,523,000 at December 31, 2007. The net operating loss carries forwards for United States income taxes, which may be available to reduce future years' taxable income. These carry forwards will expire, if not utilize, through
2027 and are subject to the Internal Revenue Code Section 382, which places a limitation on the amount of taxable income that can be offset by net operating losses after a change in ownership. . Management believes that the realization of the benefits from these losses appears uncertain due to the Company's continuing losses for United States income tax purposes. Accordingly, the
Company has provided a 100% valuation allowance on the deferred tax asset benefit to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as warranted.

The Company's subsidiaries in China are governed by the Income Tax Law of the
Peoples Republic of China concerning Foreign Investment Enterprises and Foreign
Enterprises and local income tax laws (the "PRC Income Tax Law"). Pursuant to the PRC Income Tax Law, wholly foreign owned enterprises are subject to tax at a statutory rate of approximately 33% (30% state income tax plus 3% local income tax). The Company intends to utilize profits earned by its Chinese based subsidiaries in China to expand its PRC based operations. The Company's subsidiary, Shanghai Wuling Environmental Material Co., Ltd. has received a 100%
tax exemption for the 2007 and 2006 period and will be subject to the these statutory rates in 2008.

The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for the periods ended December
31, 2007 and 2006:
                                                       Year Ended    Year Ended
                                                      December 31,  December 31,
                                                          2007          2006
                                                      -----------   -----------
Tax benefit computed at "expected" statutory rate ..  $  (380,000)  $(1,290,000)
State income taxes, net of federal effect ..........      (12,000)      (38,000)
US effective rate in excess of China tax rate ......       (4,000)            -
Non-deductible stock-based compensation ............      375,000       253,000
Other permanent differences ........................            -        89,000
China tax exemptions ...............................     (184,000)            -
Increase in valuation allowance ....................      205,000       986,000
                                                      -----------   -----------
Net income tax benefit .............................  $         -   $         -
                                                      ===========   ===========

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

                                      F-53

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

                                                      December 31,  December 31,
                                                          2007          2006
                                                      ------------  ------------
Tax benefit of net operating loss carryforward .....     3,683,000  $ 3,661,000
Stock-based compensation. ..........................       193,000            -
Allowance for inventory obsolescence ...............             -       10,500
Valuation allowance ................................    (3,876,000)  (3,671,500)
                                                      ------------  -----------
Net deferred tax asset recorded ....................  $          -  $         -
                                                      ============  ===========

After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at December 31, 2007 and 2006, due to the uncertainty of realizing the deferred income tax assets. During 2007, the valuation allowance was increased by $205,000 from the prior year.

NOTE 9 - OPERATING RISK

(a) Concentration of credit risk

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash, accounts and notes receivable. The
Company places its cash with financial institutions with high credit ratings.
Substantially all of the Company's cash accounts are located in Shanghai, of the
Peoples Republic of China ("PRC").

(b) Country risk

Revenues of Aohong are mainly derived from the sale of refrigerant products in the PRC. The Company hopes to expand its operations to countries outside the
PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully.
Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(c) Product risk

In addition to competing with other companies, Aohong could have to compete with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the
PRC markets, they may be able to offer products at a lower price. There can be no assurance that Aohong will remain competitive should this occur.

(d) Exchange risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese
Renminbi (RMB) converted to U.S. dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(e) Key personnel risk

The Company's future success depends on the continued services of Mr. Aiuhu Hu in China and Dore Perler in the United States. The loss of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees.

                                      F-54

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

NOTE 10 - COMMITMENTS

Employment agreements

On May 1, 2007, the Company entered into a three-year employment contract with its Chief Executive Officer which expires on May 1, 2010. Specific terms are detailed below:

   Pursuant to an employment agreement with the Company's chief executive officer (CEO), in consideration for services as CEO, effective May 1, 2007, the Company will pay CEO a salary of $156,000 per annum. On each successive anniversary date of this agreement, the Board shall review the base compensation and at its sole discretion may elect to increase the base salary. In addition, the CEO is provided a car allowance of up to $500 per month.

   Incentive Compensation

      In addition to the base salary, the Company's CEO is entitled to receive, as incentive compensation in respect of each calendar year (or portion thereof), an amount determined in accordance with any bonus or short term incentive compensation program, which may be based upon achieving certain specified performance criteria, which may be established by the board. The
      Company's Board of Directors shall review the determination as to the amounts of any awards available to its CEO under these programs at least annually. The review shall ensure that such amounts are competitive, and comparable, with awards granted to similarly situated executives of publicly held companies comparable to the Company.

   Termination

      In the event of involuntary termination without "cause" or disability, each executive will be entitled to the following compensation for the succeeding 24 months following the date of termination:

      o  A total of two hundred (200%) percent of the executive's base compensation in effect on the date of the employment termination; plus

      o  A total of two hundred (200%) percent of the executive's annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming the executive was employed on the last day of the quarter in which termination of employment occurred.

In the event the executive is terminated for "cause" the executive will be entitled to any unpaid salary through the date of termination and deferred compensation will be forfeited. In the event there is a "Change in Control", we will be required to pay the executive a lump sum equal to 299% of the executive's base compensation in effect on the date of employment plus 299% of the executive's prior year incentive bonus. The executives may, at their discretion, elect to terminate the contract the executive must give the board 90 days written notice and the executive would not be entitled to severance benefits.

                                      F-55

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

NOTE 11 - SEGMENT INFORMATION

The following information is presented in accordance with SFAS No. 131,
Disclosure about Segments of an Enterprise and Related Information. In the year ended December 31, 2007, the Company operated in three reportable business segments - (1) Aohong segment (2) Biometrics segment, and (3) Big Tree segment.
The Company's reportable segments are strategic business units that offer different products. The Company's reportable segments, although integral to the success of the others, offer distinctly different products and services and require different types of management focus. As such, these segments are managed separately. In the 2006 period, the Company operated in the Biometrics segments and did not have any other reportable segments. Condensed information with respect to these reportable business segments for the year ended December 31,
2007 is as follows:

                            Aohong      Biometrics     Big Tree
                          Segment (1)   Segment (2)   Segment (3)   Consolidated
                          -----------   -----------   -----------   ------------

Net Revenues ...........  $16,197,391   $    92,962   $         -   $16,290,353
Cost of sales ..........   13,995,155         3,480             -    13,998,635
Operating expenses
(excluding depreciation)    1,153,356     1,755,973             -     2,909,329
Depreciation and
 amortization ..........       69,905         3,127             -        73,032
Interest expense .......       35,026         1,250             -        36,276
Net income (loss) ......      536,577    (1,655,180)            -    (1,118,603)
Segment Assets .........    9,754,217     1,046,735       473,340    11,274,292

(1) Includes activity from date of acquisition of June 29, 2007.
(2) Includes all general and administrative expenses incurred in the United
    States.
(3) Includes activity from the date of acquisition of August 31, 2007.

NOTE 12 - STATUTORY RESERVES

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People's Republic of China (the
"PRC GAAP"). Appropriation to the statutory surplus reserve should be at least
10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities' registered capital or members'
equity. Appropriations to the statutory public welfare fund are at a minimum of
5% of the after tax net income determined in accordance with PRC GAAP.
Commencing on January 1, 2006, the new PRC regulations waived the requirement for appropriating retained earnings to a welfare fund. For the period from acquisition to December 31, 2007, statutory reserve activity is as follows:

                                              AoHong     Big Tree      Total
                                             --------    --------    --------
Balance - Date of acquisition ...........    $476,144    $      -    $476,144
Additional to statutory reserves ........     151,873           -     151,873
                                             --------    --------    --------
Balance - December 31, 2007 .............    $628,017    $      -    $628,017
                                             ========    ========    ========

                                      F-56

                  CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
                         (FORMERLY SENSE HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

NOTE 13 - SUBSEQUENT EVENTS

On January 5, 2008, the Company entered into a two month consulting agreement for investor relations services. In connection with this consulting agreement, the Company paid cash of $100,000 and agreed to issue 1,100,000 shares of its common stock to the consultant. The shares issuable pursuant to this contract were issued by a third party on behalf of the Company. The shares were issued at the fair values at the date of the issuance of $110,000 or $.10 per share based on the trading price of common shares. Accordingly, the Company recorded consulting expense of $110,000 and contributed capital of $110,000.

On January 18, 2008, the Company issued 50,000 shares of its common stock to two consultants for business development service services rendered. The shares were issued at the fair values at the date of the issuance of $5,000 or $.10 per share based on the trading price of common shares.

On February 8, 2008, the Company issued 60,000 shares of its common stock to a consultant to satisfy accounts payable of $5,400 for previous accounting services rendered. The shares were issued at the fair values at the date of the issuance of $5,400 or $.09 per share based on the trading price of common shares.

On March 28,2008, the Company's subsidiary, Big Tree, entered into a five year
Cooperation Agreement with the Guangdong Test Center of Product Quality
Supervision ("CEST"). Under the terms of the agreement, CEST will operate a toy testing laboratory which is anticipated to begin operations once it receives approval from the China National Accreditation Service for Conformity
Assessment. The laboratory will provide sample testing and finished product inspection. CEST will assist Big Tree in providing the quality assurance services including supplier evaluations, sample testing and finished product inspect. Big Tree, which will be responsible for marketing these services, will not perform any of the services. CEST will charge the center for the sample testing and finished products inspection at a 30% discount of the market price.
Big Tree agreed to use its best efforts to develop business for CEST of not less than $428,571 (RMB3 million) annually beginning in 2009, increasing to not less than $714,286 (RMB 5 million) in 2013.

CEST will invest approximately $42,857 (RMB300,000) and provide technology and lease various equipment. Big Tree is responsible for leasing the facility at which the laboratory will operate and supervising the construction in accordance with CEST's specifications. The agreement provides that the laboratory is to be complete within three months of the execution of the agreement. In addition, Big
Tree committed to invest $500,000 (RMB3.5 million) to purchase testing equipment and instruments, of which approximately $285,715 is to be funded within six months from the date of the agreement and the remaining $214,286 within one year. Big Tree is entitled to 30% of annual net profit of the laboratory starting from July 1, 2008 which for the purposes of the agreement is considered rent expense. Net profit is defined as the total revenue of testing services subtracted by total cost of the center, including utility expenses, testing materials expenses, office supply, travel expenses of testing engineers, salary and benefits (estimated to be approximately 30% of total revenues), administration cost (estimated to be approximately 8% of total revenue), marketing and sales cost (on actual basis) and related application fees and expenses.

During the first three years of the term the agreement may be terminated by either party without notice upon the payment to the non-terminating party of
$14,286 (RMB100,000). During the remainder of the term, either party may terminate upon six months notice and the payment of this penalty.

                                      F-57

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
ABOUT THE OFFERING	3
SELECTED FINANCIAL DATA	5
RISK FACTORS	5
CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING INFORMATION	11
MARKET FOR COMMON STOCK AND DIVIDEND POLICY	11
CAPITALIZATION	12
USE OF PROCEEDS	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	12
OUR BUSINESS	28
MANAGEMENT	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	42
PRINCIPAL SHAREHOLDERS	43
DESCRIPTION OF SECURITIES	44
SELLING SECURITY HOLDERS	46
PLAN OF DISTRIBUTION	55
LEGAL MATTERS	57
EXPERTS	58
WHERE YOU CAN FIND ADDITIONAL INFORMATION	58
INDEX TO FINANCIAL STATEMENTS	F-1

CHINA AMERICA HOLDINGS, INC.

PROSPECTUS

__________________, 2009

The original date of this prospectus is November 5, 2007

106,604,035 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$338
Legal Fees and Expenses*	30,000
Accounting Fees and Expenses*	12,500
Financial Printing*	2,500
Transfer Agent Fees*	500
Blue Sky Fees and Expenses*	500
Miscellaneous*	662
TOTAL	$52,000

* Estimated

Item 14.	Indemnification of Directors and Officers.

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

In February 2006, we entered into a consulting agreement with a third party for business development services for a three-month period and issued that party 100,000 common shares of our common stock valued at $28,000 as compensation. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In February 2006, we issued 40,000 shares of our common stock valued at $11,200 as compensation for investor relations services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In February 2006, we also issued 10,000 shares of our common stock valued at $2,800 as compensation for web site services. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2006, we issued 20,000 shares of our common stock valued at $4,800 as compensation for accounting services rendered. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2006, we completed a private placement of $2,451,000 consisting of units of our securities in the aggregate of 11,140,910 shares of our common stock and warrants to purchase 5,570,455 shares of common stock. The warrants are exercisable at $0.35 per share for a term of five years. The purchasers of the units were accredited investors. Joseph Stevens & Company, Inc. served as placement agent for the transaction and received a placement agent cash fee of $245,100 and 2,451,000 shares of common stock as additional compensation for serving as placement agent. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Regulation D and Section 4(2) of that act.

In March 2006, note holders comprising the $669,500 convertible notes payable converted $142,500 of debt into 647,727 shares of common stock at a conversion price per share of $.22. The note holders were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

In April 2006, we issued 399,025 shares of common stock in a cashless exercise of warrants that were previously granted to investors. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

In May 2006, we issued 35,000 shares of common stock for business development services rendered which were valued at $11,025. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2006, we issued 50,000 shares of common stock valued at $15,000 for consulting services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2006, we also issued 392,000 shares of common stock valued at $94,080 for payment of liquidating damages in connection with the registration statement covering the shares of common stock sold in a 2004 private placement. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

In June 2006, we issued or agreed to issue an aggregate of 350,000 shares of common stock valued at $105,000 for investor relations services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In June 2006, we also issued 30,000 shares of common stock valued at $6,300 as compensation for accounting services rendered. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In June 2006, we issued 88,500 shares of common stock valued at $18,585 as compensation for consulting services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2006, we issued 125,000 shares of common stock valued at $25,000 as compensation for business development services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In September 2006, we issued 100,000 shares of common stock valued at $20,000 as compensation for business development services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In November 2006, we issued 5,000,000 shares of common stock valued at $450,000 as compensation for services under a consulting and management agreement. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to Section 4(2) of that act.

In November 2006, we issued 168,000 shares of common stock valued at $15,960 as payment for rent. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In November 2006, we issued 273,036 shares of common stock valued at $27,303 for payment of accrued liquidating damages in connection with the registration statement covering the shares of common stock sold in a 2006 private placement. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

In January 2007, we issued 100,000 shares of common stock valued at $8,000 as compensation for accounting services rendered. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to Section 4(2) of that act.

In March 2007, we issued 225,000 shares of common stock valued at $18,000 as compensation to consultants for business development service services rendered. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2007, we completed a private placement to six accredited investors and received gross proceeds of $105,000 from the sale of units consisting in the aggregate of 2,100,000 shares of common stock and warrants to purchase 2,100,000 shares of common stock. The warrants are exercisable at $0.10 per share for a term of five years.

In May 2007, we issued an aggregate of 225,000 shares of common stock valued at $12,875 to consultants for business development service services rendered. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In June 2007, we issued 5,000,000 shares of our common stock valued at $475,000 as compensation for consulting services. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to Section 4(2) of that act.

In June 2007, in connection with our acquisition of a majority interest in AoHong we issued 12,500,000 shares of common stock valued at $1,187,500 as additional consideration in the transaction. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In July 2007, we issued an aggregate of 1,000,000 shares of our common stock to Mr. Perler, our then CEO, and to a former officer of our company (500,000 shares each) valued at $80,000 for services rendered. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007, we issued 180,000 shares of common stock valued at $12,240 to two consultants as compensation for business development service services The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they was capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007, we issued 500,000 shares of common stock valued at $35,000 to Mr. Perler, our then CEO, as a bonus under his employment agreement in conjunction with our closing of the AoHong acquisition. The recipient was an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007, we issued 150,000 shares of common stock valued at $12,750 to a consultant as compensation for business development service services. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

Between August 2007 and October, 2007 we sold units of our securities consisting of 47,706,735 shares of common stock and common stock purchase warrants to purchase an additional 47,706,735 shares of common stock at an exercise price of $0.12 per share to 35 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act. We received gross proceeds of $2,862,404. We paid Skyebanc, Inc., a broker-dealer and FINRA member firm, a finder’s fee of $10,800 and issued it common stock purchase warrants to purchase an aggregate of 180,000 shares of our common stock which are identical to the warrants issued in the offering. We paid Joseph Stevens & Company, Inc., a broker-dealer and FINRA member firm, a finder’s fee of $28,200 and issued it common stock purchase warrants to purchase an aggregate of 470,000 shares of our common stock which are identical to the warrants issued in the offering. We paid legal fees of the purchasers’ counsel of $22,500 and we also paid a due diligence fee of $247,240 in cash to certain of the investors or their advisors and these entities common stock purchase warrants to purchase an aggregate of 4,120,673 shares of common stock as an additional due diligence fee.

In August 2007, in connection with our acquisition of 60% of the issued and outstanding common stock of Big Tree we issued the seller 2,500,000 shares of our common stock valued at $2,500 as partial consideration. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to Section 4(2) of that act.

In November 2007, we issued 200,000 shares of our common stock valued at $18,000 to a consultant as compensation for business development service services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In January 2008, we issued 1,100,000 shares of our common stock valued at $110,000 as partial consideration under the terms of a consulting agreement for investor relations services. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In January 2008, we issued 50,000 shares of our common stock valued at $5,000 to two consultants for business development service services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In February 2008, we issued 60,000 shares of our common stock to a consultant to satisfy accounts payable of $5,400 for previous accounting services rendered. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to Section 4(2) of that act.

Item 16.	Exhibits and Financial Statement Schedules.

No.	Description
2.1	Agreement and Plan of Merger between Century Silver Mines, Inc. and Sense Holdings, Inc. (1)
3.1(a)	Articles of Incorporation of Sense Holdings, Inc. (1)
3.1(b)	Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (FL) (1)
3.1(c)	Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (ID) (1)
3.1(d)	Articles of Amendment to the Articles of Incorporation filed February 23, 2007 (11)
3.1(e)	Articles of Amendment to the Articles of Incorporation filed May 30, 2000 (5)
3.1(f)	Articles of Amendment to the Articles of Incorporation filed February 7, 2002 (5)
3.1(g)	Articles of Amendment to the Articles of Incorporation filed July 13, 2007 **
3.1(h)	Articles of Amendment to the Articles of Incorporation filed November 8, 2007 (16)
3.2	Bylaws (1)
4.1	Trilogy Capital Partners, Inc. Warrant Agreement dated August 29, 2005 (6)
4.2	Form of $0.10 common stock purchase warrant **
4.3	Form of $0.12 common stock purchase warrant (10)
5.1	Opinion of Schneider, Weinberger & Beilly LLP **
10.1	1999 Stock Option Plan (1)
10.2	Technology License Agreement, as amended, with SAC Technologies, Inc. (1)
10.3	intentionally omitted
10.4	intentionally omitted
10.5	intentionally omitted
10.6	intentionally omitted
10.7	intentionally omitted
10.8	intentionally omitted
10.9	Form of Promissory Note(4)
10.10	2001 Equity Compensation Plan (3)
10.11	Employment Agreement between the company and Dore Scott Perler as of May 1, 2007 **
10.12	intentionally omitted
10.13	Form of Subscription Agreement (10)
10.14	intentionally omitted
10.15	2005 Equity Compensation Plan (7)
10.16	Consulting and Management Agreement with China Direct Investments, Inc. (9)
10.17	intentionally omitted
10.18	Membership Interest Purchase Agreement by and among Sense Holdings, Inc. and its wholly owned subsidiary China Chemical Group, Inc. and Shanghai AoHong Industry Co., Ltd. (12)
10.19	Consulting and Management Agreement dated June 27, 2007 by and between Sense Holdings, Inc. and CDI Shanghai Management Co., Ltd. (12)
10.20	Amendment No. 1 to the 2005 Equity Compensation Plan (13)
10.21	Stock Purchase Agreement dated August 24, 2007 by and between CDI China, Inc., China Direct, Inc. and Sense Holdings, Inc. (14)
10.22	Form of subscription agreement (14)
10.23	Amendment to Stock Purchase Agreement by and between CDI China, Inc., China Direct, Inc. and Sense Holdings, Inc. (15)
10.24	Amendment to Membership Interest Purchase Agreement**
10.25	Agreement dated April 30, 2008 by and between Wei Lin, China Direct, Inc. and China America Holdings, Inc. (17)
10.26	Secured Promissory Note in the principal amount of $400,000 to China Direct, Inc. (18)
10.27	Termination Agreement dated January 19, 2009 between China America Holdings, Inc. and Dore Scott Perler (19)
10.28	Asset Purchase Agreement dated January 19, 2009 between China America Holdings, Inc. and Pearl Advisors Group, Inc. (19)
14.1	Code of Business Conduct and Ethics (8)
21.1	Subsidiaries of the Registrant **
23.1	Consent of Sherb & Co., LLP*
23.2	Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1)**

*	filed herewith
**	previously filed

(1)	Incorporated by reference to the registration statement on Form SB-2, SEC File No. 333-87293.
(2)	intentionally omitted
(3)	Incorporated by reference to the registration statement on Form S-8, SEC File No.333-81306.
(4)	Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended June 30, 2003.
(5)	Incorporated by reference to the registration statement on Form SB-2, SEC File No. 333-86206.
(6)	Incorporated by reference to the Quarterly Report on Form 10-QSB/A for the period ended September 30, 2005.
(7)	Incorporated by reference to the registration statement on Form S-8, SEC File No. 333-125905.
(8)	Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.
(9)	Incorporated by reference to the Current Report on Form 8-K as filed on November 28, 2006.
(10)	Incorporated by reference the Current Report on Form 8-K as filed on August 31, 2007.
(11)	Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.
(12)	Incorporated by reference to the Current Report on Form 8-K as filed on July 3, 2007.
(13)	Incorporated by reference to the registration statement on Form S-8, SEC File No. 333-144412.
(14)	Incorporated by reference to the Current Report on Form 8-K as filed on August 28, 2007.
(15)	Incorporated by reference to the Current Report on Form 8-K as filed on August 31, 2007.
(16)	Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended September 30, 2007.
(17)	Incorporated by reference to the Current Report on Form 8-K as filed on May 5, 2008.
(18)	Incorporated by reference to the Quarterly Report on Form 10-Q for the period ended September 30, 2008.
(19)	Incorporated by reference to the Current Report on Form 8-K as filed on January 22, 2009.

Item 17.	Undertakings.

The registrant will:

(1)        File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

(i)         Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       Include any additional or changed material information to the plan of distribution.

(2)        For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)        File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)        For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)        For determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China on February 9, 2009.

China America Holdings, Inc.

By: /s/ Shaoyin Wang

Shaoyin Wang, Chief Executive Officer, President, and Director,

principal executive officer and principal financial and accounting officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaoyin Wang Shaoyin Wang	President, Chief Executive Officer, director, principal executive officer and principal financial and accounting officer	February 9, 2009

/s/ Dore Scott Perler Dore Scott Perler	Director	February 9, 2009